     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998



                                                      REGISTRATION NO. 333-47931

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           OSHKOSH TRUCK CORPORATION*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   WISCONSIN
                          (STATE OR OTHER JURISDICTION
                               OF INCORPORATION)

                                      3711
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   39-0520270
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                 P.O. BOX 2566
                         OSHKOSH, WISCONSIN 54903-2566
                                 (920) 235-9151
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                CHARLES L. SZEWS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           OSHKOSH TRUCK CORPORATION
                                 P.O. BOX 2566
                         OSHKOSH, WISCONSIN 54903-2566
                                 (920) 235-9151
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                         BENJAMIN F. GARMER, III, ESQ.
                                FOLEY & LARDNER
                           777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 271-2400

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Exchange Offer referred to herein.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        *TABLE OF ADDITIONAL REGISTRANTS

                                                                            PRIMARY
                                                       STATE OR OTHER       STANDARD
                                                       JURISDICTION OF      INDUSTRY      I.R.S. EMPLOYER
                  NAME, ADDRESS AND                     INCORPORATION    CLASSIFICATION   IDENTIFICATION
                TELEPHONE NUMBER (1)                   OR ORGANIZATION       NUMBER           NUMBER
                --------------------                   ---------------   --------------   ---------------
Pierce Manufacturing Inc.............................     Wisconsin           3711          39-0139830
Summit Performance Systems, Inc......................     Wisconsin           3711          39-1799489
McNeilus Companies, Inc..............................     Minnesota           3711          41-1656668
McNeilus Truck & Manufacturing, Inc..................     Minnesota           3711          41-0967369
Iowa Contract Fabricators, Inc.......................      Iowa               3711          42-1418425
McIntire Fabricators, Inc............................      Iowa               3711          42-1418424
Kensett Fabricators, Inc.............................      Iowa               3711          42-1451986
McNeilus Financial, Inc..............................     Texas               3711          41-1314126

-------------------------
(1) The address of these additional registrants is P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Their telephone number is (920) 235-9151.

                  SUBJECT TO COMPLETION, DATED APRIL 21, 1998


PROSPECTUS

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING

                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                  ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

                 NEW 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                        ($100,000,000 PRINCIPAL AMOUNT)

                                       OF

                           OSHKOSH TRUCK CORPORATION
      THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON
                                 , 1998, UNLESS EXTENDED

     Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $100,000,000 of its new 8 3/4% Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes" or "New Notes") for an equal principal amount of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes" or the "Notes"), in integral multiples of $1,000. The New Notes will be fully and unconditionally guaranteed (the "New Note Guarantees") on a senior subordinated basis by, and will be joint and several obligations of, Pierce Manufacturing Inc., a Wisconsin corporation and a subsidiary of the Company, Summit Performance Systems, Inc., a Wisconsin corporation and a subsidiary of the Company, McNeilus Companies, Inc., a Minnesota corporation and a subsidiary of the Company, McNeilus Truck & Manufacturing, Inc., a Minnesota corporation and a subsidiary of the Company, Iowa Contract Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, McIntire Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, Kensett Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, and McNeilus Financial, Inc., a Texas corporation and a subsidiary of the Company (collectively, the "Subsidiary Guarantors"). The New Notes will be senior subordinated unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to this offer, except that (i) the offering and sale of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of New Notes will not be entitled to certain rights of holders under a Registration Rights Agreement of the Company and the Subsidiary Guarantors dated as of February 26, 1998 (the "Registration Rights Agreement"). The Senior Subordinated Notes have been, and the New Senior Subordinated Notes will be, issued under an Indenture dated as of February 26, 1998 (the "Senior Subordinated Note Indenture" or the "Indenture"), among the Company, the Subsidiary Guarantors and Firstar Trust Company, as trustee (the "Trustee"). See "Description of the New Notes." There will be no proceeds to the Company from this offering; however, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses.

                            ------------------------

      SEE "RISK FACTORS," COMMENCING ON PAGE 16, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER NOTES IN THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE

                            ------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

                                                          (cover page continued)

     The Company will accept for exchange any and all validly tendered Notes on
or prior to 12:00 midnight New York City time, on           , 1998, unless the
Exchange Offer is extended (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date; otherwise such tenders are irrevocable. Firstar Trust Company will act as Exchange Agent with respect to the Senior Subordinated Notes (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

     The Notes were sold by the Company on February 26, 1998 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A under the Securities Act or to persons outside the United States in reliance on Regulation S under the Securities Act. Based on information provided by the Initial Purchaser (as defined), the Company believes no Notes were resold to institutional accredited investors in a manner exempt from registration under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

     The New Senior Subordinated Notes will bear interest from February 26, 1998, the date of issuance of the Senior Subordinated Notes that are tendered in exchange for the New Senior Subordinated Notes (or the most recent date to which interest on such Notes has been paid) at a rate equal to 8 3/4% per annum. Interest on the New Notes will be payable semiannually on March 1 and September 1 of each year (each an "Interest Payment Date"), commencing September 1, 1998. The New Notes will mature on March 1, 2008, unless previously redeemed. The Company will not be required to make any mandatory redemption or sinking fund payment on the New Notes prior to maturity. The New Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, and Liquidated Damages (as defined), if any, to the date of redemption. Prior to March 1, 2001, up to 35% of the initially outstanding aggregate principal amount of New Senior Subordinated Notes may be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public offerings of common stock of the Company, at a price of 108.75% of the principal amount of the New Senior Subordinated Notes, together with accrued and unpaid interest, and Liquidated Damages, if any, to the date of redemption; provided that New Senior Subordinated Notes of an aggregate principle amount of at least 65% of the initially outstanding aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after such redemption. See "Description of the New Notes -- Optional Redemption."


     Upon the occurrence of a Change of Control (as defined), each Holder (as defined) of New Notes may require the Company to repurchase all or a portion of such Holder's New Notes at 101% of the aggregate principal amount of the New Senior Subordinated Notes, together with accrued and unpaid interest, and Liquidated Damages, if any, to the date of repurchase. The Senior Credit Facility (as defined) prohibits the Company from purchasing any of the New Notes prior to their maturity. Therefore, prior to effecting the repurchase described above, the Company must either repay all amounts borrowed under and terminate the Senior Credit Facility or obtain a consent to such repurchase from the lenders under the Senior Credit Facility. There can be no assurance that upon a Change in Control the Company would have sufficient assets to satisfy its obligations to repurchase the New Notes. See "Description of the New
Notes -- Repurchase at the Option of Holders -- Change of Control."



     The New Notes will be general, unsecured obligations of the Company, subordinated in right of payment to all present and future Senior Debt (as defined) of the Company, including the Company's obligations under the Senior Credit Facility. The New Notes will rank senior or pari passu in right of payment to any future senior subordinated indebtedness of the Company and any other subordinated indebtedness of the Company. The New Notes will be unconditionally guaranteed, on a senior subordinated basis, by all of the Company's domestic Restricted Subsidiaries (as defined) other than McNeilus Financial Services, Inc. ("MFSI"). Each

                                                          (cover page continued)


Subsidiary Guarantee (as defined) will be a general unsecured obligation of each Subsidiary Guarantor, subordinated in right of payment to all present and future senior indebtedness of such Subsidiary Guarantor ("Subsidiary Guarantor Senior Debt"). As of December 31, 1997, on a pro forma basis, after giving effect to the Transactions (as defined), the Company would have had approximately $263.4 million of Senior Debt outstanding and the Subsidiary Guarantors would have had approximately $2.9 million of Subsidiary Guarantor Senior Debt outstanding (excluding guarantees of the Senior Credit Facility). On a pro forma basis, as of December 31, 1997, the Company's total Indebtedness constituted approximately 75% of the Company's total capitalization. The Indenture generally permits the incurrence of additional Senior Debt provided certain financial covenants are met. See "Capitalization," "Description of Indebtedness -- Senior Credit Facility" and "Description of the New Notes."


     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate in a distribution of such New Notes.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the initial resale of such New Notes. The Letter of Transmittal delivered with this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will make this Prospectus available to any broker-dealer for use in connection with any such resale in accordance with the terms of the Registration Rights Agreement.

     Any Holder who tenders in the Exchange Offer with the intention to participate, or for purpose of participating, in a distribution of the New Notes cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), or Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.

     The Company does not intend to list the New Notes on any securities exchange, or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. BancAmerica Robertson Stephens (the "Initial Purchaser") has advised the Company that it intends to make a market in the New Notes; however, it is not obligated to do so and any market-making may be discontinued at any time. As a result, the Company cannot determine whether an active public market will develop for the New Notes.

     ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF AND THE COMPANY WILL HAVE FULFILLED ONE OF ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. SEE "THE EXCHANGE OFFER -- CONSEQUENCES OF FAILURE TO EXCHANGE."

                                                          (cover page continued)

     The New Notes issued pursuant to this Exchange Offer generally will be issued in the form of Global New Notes (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global New Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. Notwithstanding the foregoing, Notes held in certificated form will be issued in exchange for the Global New Notes only on the terms set forth in the Indenture. See "Description of the New
Notes -- Book-Entry, Delivery and Form."

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM OSHKOSH TRUCK CORPORATION, P.O. BOX 2566, OSHKOSH, WISCONSIN 54903-2566, (920) 235-9151. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY             , 1998.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATES," "ANTICIPATE," "BELIEVE," "SHOULD," "PLANS" OR "CONTINUE" OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. WITHOUT LIMITING THE FOREGOING, FORWARD-LOOKING STATEMENTS ARE SET FORTH HEREIN UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: (I) THE CONSEQUENCES OF FINANCIAL LEVERAGE; (II) THE CYCLICAL NATURE OF THE CONSTRUCTION INDUSTRY; (III) THE RISKS RELATED TO REDUCTIONS OR CHANGES IN GOVERNMENT EXPENDITURES; (IV) THE UNCERTAINTY INHERENT IN GOVERNMENT CONTRACTS;
(V) THE CHALLENGES OF INTEGRATION OF ACQUIRED BUSINESSES; (VI) COMPETITION;
(VII) DISRUPTIONS IN THE SUPPLY OF PARTS OR COMPONENTS FROM SOLE SOURCE SUPPLIERS AND SUBCONTRACTORS; (VIII) PRODUCT LIABILITY AND WARRANTY CLAIMS; AND
(IX) LABOR RELATIONS AND MARKET CONDITIONS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, OR PERSONS ACTING ON ITS BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and pro forma financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to the Company's business and pro forma data give effect to the Transactions (as defined). See "-- The Transactions." As used herein, the "Company" refers to Oshkosh Truck Corporation, including Pierce Manufacturing Inc. ("Pierce") and its other wholly-owned subsidiaries and, after the Acquisition (as defined), McNeilus Companies, Inc. ("McNeilus"), and "Oshkosh" refers to Oshkosh Truck Corporation and its wholly-owned subsidiaries prior to the Acquisition.

                                  THE COMPANY

OVERVIEW

     The Company is a leading designer, manufacturer and marketer of a broad range of fire apparatus and specialty commercial and military trucks under the "Oshkosh," "Pierce," "McNeilus" and "MTM" trademarks. The Company's custom and commercial fire apparatus include pumpers, aerial and ladder trucks, tankers, heavy-duty rescue vehicles, wildland rough terrain response vehicles and aircraft rescue and firefighting ("ARFF") vehicles. The Company's commercial truck lines include refuse truck bodies, rear- and forward-discharge concrete mixers and snow removal vehicles. As the leading manufacturer of severe-duty heavy tactical trucks for the United States Department of Defense (the "DoD"), the Company manufactures vehicles that perform a variety of demanding tasks, such as hauling tanks, missile systems, ammunition, fuel and cargo for combat units. For the twelve months ended December 31, 1997, on a pro forma basis, the Company generated net sales of $1,011.3 million and EBITDA (as defined) of $79.4 million.

     The Company is focused on four principal markets:

     Fire Apparatus. The Company, through Pierce, is among the leading domestic manufacturers of custom and commercial fire apparatus. The Company primarily serves domestic governmental markets, but also sells fire apparatus to airports, universities and large industrial companies. In addition, the Company sells fire apparatus in international markets. Pierce's history of research and development in consultation with firefighters has resulted in a broad product line that features a wide range of innovative, high-quality custom and commercial firefighting equipment with advanced fire suppression capabilities. The Company's engineering expertise also allows it to design its vehicles to meet stringent government regulations for safety and effectiveness.

     Refuse Truck Bodies. Management believes the Company, through McNeilus, is a leading domestic manufacturer of refuse truck bodies for the waste services industry. The Company manufactures a wide range of automated rear, front, side and top loading refuse truck bodies, which the Company mounts on commercial chassis. The Company sells its refuse vehicles primarily to commercial waste management companies. Management believes the Company's refuse vehicles have a reputation for efficient, cost-effective, dependable operation that supports the Company's continued expansion into municipal and international markets.

     Concrete Mixers and Snow Removal Vehicles. Management believes the Company is a leading domestic manufacturer of rear- and forward-discharge concrete mixers. The Company sells rear- and forward-discharge concrete mixers and portable concrete mixer plants to construction companies throughout the United States and internationally. Management believes the Company is one of the only domestic concrete mixer manufacturers that markets both rear- and forward-discharge concrete mixers.

     The Company is also among the leading domestic manufacturers of snow removal vehicles for airports. The Company's specially designed airport snow removal vehicles can cast up to 4,000 tons of snow per hour and are used by some of the largest airports in the United States, such as Denver International Airport, LaGuardia International Airport, Minneapolis-St. Paul International Airport and O'Hare International Airport. Management believes the reliability of the Company's high performance snow removal vehicles contribute to its strong market position.

     Defense Trucks. The Company has sold products to the DoD for over 70 years and is the leading manufacturer of a broad line of severe-duty heavy tactical trucks for the DoD. The Company's proprietary military all-wheel drive product line includes: (i) the Palletized Load System ("PLS"), a highly mobile self-contained truck and trailer system that loads and unloads a wide range of cargo in a short period of time; (ii) the Heavy Expanded Mobility Tactical Truck ("HEMTT"), a cross-country cargo and supply carrier that, among other tasks, is used for direct rearming of the Multiple Launch Rocket System, transport of Patriot erector/launchers, resupply of field artillery ammunition and refueling of tanks, trucks and helicopters in forward areas; (iii) the Heavy Equipment Transporter ("HET"), the primary hauler of the M1A1 main battle tank and also a hauler of other tanks, fighting and recovery vehicles, self-propelled howitzers and construction equipment; and (iv) the Logistic Vehicle System ("LVS"), a highly mobile cargo carrier with a maximum payload capacity of 20 tons. The Company also exports its severe-duty heavy tactical trucks to approved foreign customers.

COMPETITIVE STRENGTHS

     The following competitive strengths support the Company's business strategy:

     Strong Market Positions. The Company has developed strong market positions in each of its core businesses, which management attributes to the Company's reputation for innovation, vehicle performance, reliability and customer service. The Company has the leading share of the severe-duty heavy tactical truck segment of the domestic defense truck market, and also believes it has a leading share in: (i) custom and commercial fire apparatus, including pumpers, aerial and ladder trucks, tankers, heavy duty rescue, wildland rough terrain response vehicles and ARFF vehicles for the domestic fire apparatus market; (ii) the domestic refuse truck body market; (iii) the domestic rear- and forward-discharge concrete mixer markets; and (iv) the domestic airport snow removal vehicle market. The Company intends to continue to strengthen its market share by capitalizing on its strong reputation, introducing innovative products and services and leveraging its extensive distribution capabilities.

     Extensive Distribution Capabilities. With the addition of the commercial and municipal distribution capabilities of Pierce and McNeilus, the Company has established an extensive domestic and international distribution system for specialty trucks and truck bodies covering over 70 countries. In addition to its network of dealers and distributors, the Company employs over 100 in-house sales and service representatives. Management believes the Company's broad distribution system has enabled the Company to: (i) maximize sales of new products and technologies; (ii) become a benchmark for government customers establishing their bid specifications; (iii) provide customer service on a national and international scale; and (iv) reduce distribution expenses through significant economies of scale.

     Flexible and Efficient Manufacturing. The Company believes it has competitive advantages over larger truck manufacturers in its specialty truck markets due to its manufacturing flexibility and custom fabrication capabilities. For example, the Company has successfully configured its defense truck and fire apparatus manufacturing plants for the simultaneous manufacture of many different types and models of vehicles on the same assembly line at the same time. In addition, the Company believes it has a competitive advantage over smaller competitors due to its: (i) manufacturing in relatively higher volumes;
(ii) purchasing power across its product lines; and (iii) investing in fixturing and robotics to improve efficiency and reduce costs.

     Quality Products and Customer Service. Oshkosh, Pierce and McNeilus have each developed strong brand recognition based on their commitments to meet the stringent product quality and reliability requirements of their customers and the specialty truck markets they serve. The Company's commitment to product quality is exemplified by the ISO 9001 certification of Oshkosh. Pierce is targeting achievement of ISO 9001 certification in 1998. The Company also achieves high quality customer service through its extensive service and parts support program, which is available to domestic customers 365 days a year in all product lines throughout the Company's distribution systems.

     Proprietary Components. The Company's advanced design and engineering capabilities have contributed to the development of proprietary, severe-duty components which enhance truck performance, reduce manufacturing costs and strengthen customer relationships. These proprietary components include front drive and steer axles, transfer cases, cabs, the ALL-STEER electronic all-wheel steering system, central tire inflation, independent suspension, the Sky-Arm articulating aerial ladder and the McNeilus Auto Reach Arm. Management believes these proprietary components provide the Company a competitive advantage by increasing its vehicles' durability, operating efficiency and effectiveness. The integration of many of these components across various product lines also reduces the Company's costs to manufacture its products compared to manufacturers who simply assemble purchased components.

BUSINESS STRATEGY

     The Company is focused on increasing its net sales, profitability and cash flow by capitalizing on its competitive strengths. Key elements of the Company's business strategy include:

     Focusing on Specialized Truck Markets. The Company plans to continue its focus on those specialized truck and truck body markets where it has strong market positions and where the Company can leverage synergies in purchasing, manufacturing, technology and distribution. The Company's objective is to achieve and maintain market leadership through internal growth and strategic acquisitions. Management believes the higher sales volumes associated with market leadership would allow the Company to continue to enhance productivity in manufacturing operations, fund innovative product development and invest in further expansion.

     Expanding Distribution and International Sales. The Company plans to add new distribution capabilities for the municipal segment of the refuse truck body market and in targeted geographic areas in the domestic fire apparatus market. The Company intends to increase international sales beyond the $58.9 million pro forma volume achieved in the twelve months ended December 31, 1997 by introducing McNeilus refuse truck bodies, rear-discharge concrete mixers and ready-mix batch plants to international markets and by continuing the expansion of Pierce's international customer base through the Company's expanding international distribution capabilities.

     Reducing Costs While Maintaining Quality. The Company actively benchmarks its competitors' costs and best industry practices, and continuously seeks to implement process improvements to increase cash flow and improve profitability. With each of its acquisitions, the Company has established cost reduction targets. At Pierce, the Company exceeded its first-year cost reduction target of $3.4 million in fiscal 1997 as a result of consolidating facilities, reengineering the manufacturing process and leveraging increased purchasing power. The Company is planning for additional cost savings at Pierce in fiscal 1998. The Company intends to improve efficiencies after the acquisition of McNeilus by taking advantage of the Company's greater purchasing power and by developing additional manufacturing synergies across product lines.

     Introducing New Products. The Company has increased its emphasis on new product development in recent years, and seeks to expand sales by introducing new or improved products in its core markets, either through internal development or strategic acquisition. For example, in December 1997, the Company purchased the aerial fire apparatus product line of Nova Quintech, a division of Nova Bus Corporation. This acquisition broadened Pierce's aerial product line and is expected to provide Pierce with three new products in the first half of calendar 1998.

     Diversifying DoD Contracts. The Company is seeking to diversify its business with the DoD beyond its traditional contracts relating to the manufacture of severe-duty heavy tactical trucks. Management believes the Company has a reputation within the DoD for advanced engineering, quality manufacturing and vehicle performance that will assist the Company in obtaining contracts to provide other types of vehicles to the DoD. For example, the Company was one of two manufacturers selected to participate in a DoD program to produce upgraded medium-duty prototype vehicles for the Medium Tactical Truck Remanufacture ("MTTR") program. The Company expects the testing and validation phase for the MTTR program to conclude in the first half of 1998 and the initial production contract to be awarded to the Company or the competing bidder in the fourth quarter of 1998. The Company is also one of two manufacturers competing for the DoD's Family of Medium Tactical Vehicles ("FMTV") contract. The Company and the other participating manufacturer are currently preparing prototype FMTV trucks for testing by the DoD.

     Increasing Aftermarket Sales and Service. The Company is focused on increasing its aftermarket sales and service revenues. In the fire apparatus and commercial truck markets, the Company has expanded and plans to continue to expand its refurbishment facilities and parts distribution capabilities. In the defense truck market, the Company plans to continue to pursue parts and maintenance contracts for upgrading and reconditioning trucks at both domestic and international U.S. military bases.

     Pursuing Strategic Acquisitions. Following the integration of McNeilus, the Company intends to selectively pursue additional strategic acquisitions, both domestically and internationally, in order to enhance its product line and expand its international presence in specialized truck markets. The Company intends to focus its acquisition strategy in specialty truck and truck body markets where it can enhance its strong market positions and achieve significant acquisition synergies.

                                THE TRANSACTIONS

THE ACQUISITION

     On December 8, 1997, Oshkosh entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on February 26, 1998, it acquired all of the outstanding capital stock of McNeilus and entered into related non-compete and ancillary agreements for an aggregate acquisition price of $250.0 million (the "Acquisition"). At November 30, 1997, McNeilus had unrestricted cash of $17.7 million ($20.2 million less an estimated $2.5 million required for capital and surplus at McNeilus' captive insurance subsidiary). The Stock Purchase Agreement required, among other things, that the selling stockholders of McNeilus prepay certain notes and purchase selected assets of McNeilus, which provided net proceeds to Oshkosh of approximately $16.1 million. As a result, management estimates that the effective cost to the Company in connection with the Acquisition was approximately $216.2 million. Concurrently with the consummation of the Acquisition, the Company consummated the Note Offering (as defined), established the Senior Credit Facility, applied the net proceeds from the Note Offering and the Senior Credit Facility to consummate the Acquisition, refinanced existing Oshkosh indebtedness, paid fees and expenses and established the Lease Financing Facility (as defined) (collectively, the "Transactions").

THE SENIOR CREDIT FACILITY

     The Senior Credit Facility is comprised of a multi-tranche Term Loan Facility (as defined) aggregating $225.0 million and a $100.0 million Revolving Credit Facility (as defined). The Senior Credit Facility is guaranteed by all of the Company's domestic Restricted Subsidiaries (other than MFSI). See "Description of Indebtedness -- Senior Credit Facility."

THE LEASE FINANCING FACILITY

     Oshkosh/McNeilus Financial Services, Inc. (the "Leasing Partner"), a subsidiary of MFSI, entered into a general partnership (the "Leasing Partnership"), effective February 26, 1998, which offers lease financing to customers of the Company and administers existing leases contributed to the Leasing Partnership (the "Lease Financing Facility"). Indebtedness under the Lease Financing Facility is secured by the underlying leases and assets of, and is recourse to, the Leasing Partnership; such indebtedness is off-balance sheet and non-recourse to the Company. See "Description of Indebtedness -- Lease Financing Facility."

SOURCES AND USES OF FUNDS

              SOURCES
Senior Credit Facility:
  Revolving Credit Facility(1)......  $ 13.0
  Term Loan Facility................   225.0
Notes offered hereby................   100.0
                                      ------
     Total Sources..................  $338.0
                                      ======

                USES
McNeilus Acquisition, net...........  $216.2
Refinance Oshkosh debt..............   102.8
Estimated fees and expenses.........    15.4
Taxes related to lease
  financing(2)......................     3.6
                                      ------
     Total Uses.....................  $338.0
                                      ======

-------------------------
(1) The Revolving Credit Facility provides maximum borrowing availability (including letters of credit) of $100.0 million, subject to certain borrowing conditions. See "Capitalization" and "Description of Indebtedness -- Senior Credit Facility."
(2) The Company incurred taxes payable as a result of the transfer of MFSI's current lease portfolio to the Leasing Partnership.
                               ------------------
     The Company is a Wisconsin corporation with its executive offices located at 2307 Oregon Street, Oshkosh, Wisconsin 54903-2566, and its telephone number is (920) 235-9151.

                               THE NOTE OFFERING

THE NOTES.....................   The Notes were sold by the Company on February
                                 26, 1998 and were subsequently resold either to qualified institutional buyers pursuant to Rule
                                 144A under the Securities Act or to persons in transactions outside the United States in reliance on Regulation S under the Securities
                                 Act; based on information supplied by the Initial Purchaser, the Company believes no sales were made to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act (the
                                 "Note Offering").

Registration Rights
Agreement.....................   In connection with the Note Offering, the
                                 Company entered into the Registration Rights
                                 Agreement, which grants Holders of the Notes certain exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered............   $100,000,000 in aggregate principal amount of
                                 the Company's new 8 3/4% Senior Subordinated
                                 Notes due 2008.

The Exchange Offer............   $1,000 principal amount of New Notes in
                                 exchange for each $1,000 principal amount of the Notes. As of the date hereof, $100,000,000 aggregate principal amount of Senior
                                 Subordinated Notes are outstanding. The Company will issue the New Notes to Holders on or promptly after the Expiration Date.

Expiration Date...............   12:00 midnight, New York City time on
                                                , 1998, unless the Exchange
                                 Offer is extended, in which case the term
                                 "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New Notes
and the Notes.................   The New Notes will bear interest from February
                                 26, 1998, the date of issuance of the Notes that are tendered in exchange for the New Notes
                                 (or the most recent date to which interest on such Notes has been paid). Accordingly, Holders of Notes that are accepted for exchange will not receive interest on the Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first
                                 March 1 or September 1, as the case may be, after the Expiration Date.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange Offer --
                                 Conditions."

Procedures for Tendering
Notes.........................   Each Holder of Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the relevant accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the relevant Exchange Agent at the address set forth in the Letter of Transmittal. The
                                 Letter of Transmittal should be used to tender
                                 Notes. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such new Notes, whether or not such person is the Holder, is acquiring the New Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in a distribution of such New Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The
                                 Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Notes are registered
                                 in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered
                                 Holder promptly and instruct such registered
                                 Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures....................   Holders of Notes who wish to tender their Notes
                                 and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                 Agent (or comply with the procedures for book-entry transfer) prior to the Expiration
                                 Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 12:00 midnight, New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Terms of the Exchange Offer."

Acceptance of Notes and
Delivery of New Notes.........   The Company will accept for exchange any and
                                 all Notes that are properly tendered in the Exchange Offer prior to 12:00 midnight, New
                                 York City time, on the Expiration Date. The New
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Federal Income Tax
Consequences..................   The issuance of the New Notes to Holders of the
                                 Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the New Notes. See
                                 "The Exchange Offer -- Certain Federal Income
                                 Tax Consequences of the Exchange Offer."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 the exchange of Notes pursuant to the Exchange
                                 Offer.

Effect on Holders of Notes....   As a result of the making of this Exchange
                                 Offer, the Company will have fulfilled certain of its obligations under the Registration
                                 Rights Agreement, and Holders of Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise.
                                 Such Holders will continue to hold the
                                 untendered notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange
                                 Offer. All untendered Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

Exchange Agent................   Firstar Trust Company is serving as Exchange
                                 Agent in connection with the Exchange Offer.
                                 See "The Exchange Offer -- Exchange Agent."

                         SUMMARY OF TERMS OF NEW NOTES

     The form and terms of the New Notes are the same as the form and terms of the Notes (which they will replace) except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of New Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The New Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of the New Notes."

Issuer........................   Oshkosh Truck Corporation.

Securities Offered............   $100,000,000 principal amount of new 8 3/4%
                                 Senior Subordinated Notes due 2008.

Maturity Date.................   March 1, 2008.

Interest Payment Dates........   March 1 and September 1, commencing September
                                 1, 1998.

Mandatory Sinking Fund or
  Redemption..................   None.

Optional Redemption...........   The New Notes may be redeemed, in whole or in
                                 part, at any time on or after March 1, 2003 at the option of the Company, at the redemption prices set forth herein, plus, in each case, accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of redemption. In addition, at any time prior to March 1, 2001, the Company may, at its option, redeem up to 35% of the initially outstanding aggregate principal amount of the New Notes issued under the Indenture at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of one or more public offerings of common stock of the Company, provided that New Notes of an aggregate principal amount of at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption.

Change of Control.............   In the event of a Change of Control, each
                                 Holder of the New Notes will have the right to require the Company to make an offer to repurchase such Holder's New Notes, in whole or in part, at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

Ranking.......................   The New Notes will be general unsecured
                                 obligations of the Company, subordinated in right of payment to all present and future
                                 Senior Debt of the Company, including the Company's obligations under the Senior Credit
                                 Facility. The New Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to any other subordinated indebtedness of the Company. As of December 31, 1997, on a pro forma basis, the Company would have had approximately $263.4 million of Senior Debt outstanding and the Subsidiary Guarantors would have had approximately $2.9 million of Subsidiary Guarantor Senior Debt outstanding
                                 (excluding guarantees of the Senior Credit
                                 Facility).

Subsidiary Guarantees.........   The New Notes will be unconditionally
                                 guaranteed on a senior subordinated basis as to the payment of principal and interest and Liquidated Damages, if any, by the Subsidiary
                                 Guarantors. Each Subsidiary Guarantee will be a general unsecured obligation of such Subsidiary
                                 Guarantor, subordinated in right of payment to all Subsidiary Guarantor Senior Debt of such
                                 Subsidiary Guarantor.

Certain Covenants.............   The Indenture pursuant to which the New Notes
                                 will be issued will, among other things, limit the ability of the Company and its Restricted
                                 Subsidiaries to: (i) incur additional
                                 indebtedness or issue preferred stock; (ii) make certain Restricted Payments; (iii) grant
                                 Liens on assets; (iv) merge, consolidate or transfer substantially all of their assets; (v) enter into transactions with Affiliates; (vi) sell assets; (vii) sell capital stock of Subsidiaries; (viii) enter into certain sale and leaseback transactions; (ix) impose restrictions on any Restricted Subsidiary's ability to pay dividends to the Company; (x) incur other senior subordinated indebtedness;
                                 and (xi) enter into certain lines of business.

Exchange Offer;
  Registration Rights.........   Under certain circumstances, the Company will
                                 file and use its best efforts to cause to become effective under the Securities Act a Shelf Registration Statement (as defined) with respect to the resale of the Notes and keep such Shelf Registration Statement effective generally until two years after the effective date thereof. In the event the foregoing registration requirements are not met, a Registration Default (as defined) shall be deemed to have occurred and specified
                                 Liquidated Damages will become payable with respect to the Notes until such Registration
                                 Default has been cured. See "Description of the New Notes -- Exchange Offer; Registration
                                 Rights."

Risk Factors..................   See "Risk Factors" for a discussion of certain
                                 factors that should be considered by
                                 prospective purchasers of the New Notes, including factors affecting forward-looking statements.

     A description of the terms of the New Notes, including definitions of terms which are capitalized above, is set forth herein under "Description of the New Notes."

       SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary unaudited pro forma condensed consolidated balance sheet data of the Company as of December 31, 1997 and summary unaudited pro forma condensed consolidated income statement data of the Company for the fiscal year ended September 30, 1997, for the three months ended December 31, 1997 and for the twelve months ended December 31, 1997. Oshkosh's fiscal year ends on September 30, while McNeilus' fiscal year ends on the last day of February. The pro forma condensed consolidated balance sheet data as of December 31, 1997 give effect to the Transactions as if they had occurred on December 31, 1997. The pro forma condensed consolidated income statement data and other data for the fiscal year ended September 30, 1997, for the three months ended December 31, 1997 and for the twelve months ended December 31, 1997 gives effect to the Transactions as if they had occurred at the beginning of the period presented. Such pro forma data are not necessarily indicative of the future results of operations of the Company or the results of operations that would have been realized had the Transactions occurred as of the dates or for the periods presented. The following information should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" and the historical consolidated financial statements of Oshkosh, the unaudited pro forma condensed consolidated financial statements of the Company and the historical consolidated financial statements of McNeilus and the related notes thereto included elsewhere herein.


                                                                                    THREE           TWELVE
                                                                 FISCAL YEAR        MONTHS          MONTHS
                                                                    ENDED           ENDED           ENDED
                                                                SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                    1997             1997            1997
                                                                -------------    ------------    ------------
                                                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...................................................     $1,009,786        $219,096       $1,011,267
Cost of sales...............................................        863,330         185,105          862,087
                                                                 ----------        --------       ----------
    Gross income............................................        146,456          33,991          149,180
Operating expenses:
  Selling, general and administrative.......................         74,521          18,883           76,172
  Engineering, research and development.....................          8,546           2,257            8,696
  Amortization of goodwill and other intangibles............         11,112           2,786           11,106
                                                                 ----------        --------       ----------
    Total operating expenses................................         94,179          23,926           95,974
                                                                 ----------        --------       ----------
Income from operations......................................         52,277          10,065           53,206
Interest expense............................................         30,697           7,555           30,693
Other income, net...........................................            646             414              686
                                                                 ----------        --------       ----------
Income from operations before income taxes and equity in
  income of unconsolidated partnership......................         22,226           2,924           23,199
Provision for income taxes..................................          9,049           1,250            9,147
                                                                 ----------        --------       ----------
                                                                     13,177           1,674           14,052
Equity in income of unconsolidated partnership..............          1,918             451            1,918
                                                                 ----------        --------       ----------
Income from continuing operations...........................     $   15,095        $  2,125       $   15,970
                                                                 ==========        ========       ==========
OTHER FINANCIAL DATA:
EBITDA(1)...................................................     $   78,774        $ 16,574       $   79,432
EBITDA margin % (1).........................................            7.8%            7.6%             7.9%
Depreciation and amortization...............................         25,907           6,240           25,636
Capital expenditures........................................          9,311           2,956            9,666
Ratio of earnings to fixed charges(2).......................            1.6x            1.4x             1.6x
Ratio of EBITDA to cash interest expense(3)..................................................            2.7x
Ratio of long-term debt to EBITDA............................................................            4.3x


                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................      $  2,698
Working capital.............................................        77,835
Total assets................................................       696,990
Long-term debt, including current portion...................       340,932
Shareholders' equity........................................       122,992

-------------------------
(1) EBITDA represents income from operations plus depreciation and amortization. EBITDA also reflects the reduction of certain operating expenses that were incurred at the direction of former stockholders of McNeilus. Information concerning EBITDA has been included because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles. EBITDA margin percentage is calculated by dividing EBITDA by net sales.

     The calculation of pro forma EBITDA is set forth below (dollars in thousands):

                                                    FISCAL YEAR          THREE MONTHS         TWELVE MONTHS
                                                       ENDED                 ENDED                ENDED
                                                 SEPTEMBER 30, 1997    DECEMBER 31, 1997    DECEMBER 31, 1997
                                                 ------------------    -----------------    -----------------
    Income from operations...................         $52,277               $10,065              $53,206
    Depreciation and amortization, excluding
      amortization of debt issue costs.......          24,681                 5,933               24,410
    Operating expense adjustment.............           1,816                   576                1,816
                                                      -------               -------              -------
      EBITDA.................................         $78,774               $16,574              $79,432
                                                      =======               =======              =======


(2) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income from continuing operations before income taxes and equity in leasing partnership pre-tax income plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense (one-third) estimated to represent interest expense.



(3) Cash interest expense represents total interest expense as reduced for interest expense relating to the amortization of deferred debt issuance costs. Amortization of deferred debt issuance costs equalled $1,226, $307 and $1,226 for the fiscal year ended September 30, 1997, the three months ended December 31, 1997 and the twelve months ended December 31, 1997, respectively.

           SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA FOR OSHKOSH

     The following table presents summary historical consolidated financial and other data of Oshkosh as of and for the fiscal years ending September 30, 1997, 1996 and 1995, which have been derived from the audited consolidated financial statements of Oshkosh, and as of and for the three months ended December 31, 1997 and 1996, which have been derived from the unaudited interim financial statements of Oshkosh. The consolidated financial statements of Oshkosh for the fiscal years 1997, 1996 and 1995 were audited by Ernst & Young LLP, independent auditors. In the opinion of management, the interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the information presented for such periods. The results of operations for the three months ended December 31, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The following information should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" and the historical consolidated financial statements of Oshkosh and the related notes thereto included elsewhere herein.

                                                  FISCAL YEAR ENDED          THREE MONTHS ENDED
                                                    SEPTEMBER 30,               DECEMBER 31,
                                            ------------------------------   -------------------
                                              1997     1996(1)      1995       1997       1996
                                            --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales.................................  $683,234   $413,455   $438,557   $151,801   $150,320
Gross income..............................    88,844     35,079     53,978     22,307     19,583
Total operating expenses..................    60,059     38,680     34,685     14,945     13,150
Income (loss) from operations.............    28,785     (3,601)    19,293      7,362      6,433
OTHER FINANCIAL DATA:
EBITDA(2).................................  $ 42,637   $  9,316   $ 27,702   $ 10,591   $  9,934
EBITDA margin %(2)........................       6.2%       2.3%       6.3%       7.0%       6.6%
Depreciation and amortization.............    14,070      8,798      8,409      3,283      3,556
Capital expenditures......................     6,263      5,355      5,347      1,697      1,342

-------------------------
(1) On September 18, 1996, Oshkosh acquired for $156,926 in cash all of the issued and outstanding stock of Pierce, a manufacturer and marketer of fire trucks and other fire apparatus. The acquisition was accounted for using the purchase method of accounting and accordingly, the income statement data includes the operating results of Pierce since the date of acquisition.

(2) EBITDA represents income (loss) from operations plus depreciation and amortization. EBITDA also includes the add-back of the non-cash write-off of certain Oshkosh investments of $4.1 million in the fiscal year ended September 30, 1996. Information concerning EBITDA has been included because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles. EBITDA margin percentage is calculated by dividing EBITDA by net sales.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA FOR MCNEILUS

     The following table presents summary historical consolidated financial and other data of McNeilus as of and for the fiscal years ending February 28, 1997, February 29, 1996 and February 28, 1995, which have been derived from the audited consolidated financial statements of McNeilus, and as of and for the nine months ended November 30, 1997 and 1996, which have been derived from the unaudited interim consolidated financial statements of McNeilus. The consolidated financial statements of McNeilus for the fiscal years 1997, 1996 and 1995 were audited by Larson, Allen, Weishair and Co., LLP, independent auditors. In the opinion of management, the interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the information presented for such periods. The results of operations for the nine months ended November 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The following information should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" and the historical financial statements of McNeilus and related notes thereto included elsewhere herein.


                                                     FISCAL YEAR ENDED                 NINE MONTHS ENDED
                                         ------------------------------------------      NOVEMBER 30,
                                         FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   -------------------
                                             1997           1996           1995         1997       1996
                                         ------------   ------------   ------------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales -- manufactured products.....    $312,999       $331,359       $305,730     $246,774   $233,221
Interest income -- leasing.............      12,474         10,492          7,594        9,229      9,321
Total costs and expenses...............     296,158        317,488        294,284      236,890    224,196
Income from operations.................      29,315         24,363         19,040       19,113     18,346
OTHER FINANCIAL DATA:
EBITDA(1)..............................    $ 31,587       $ 27,597       $ 21,445     $ 21,200   $ 20,541
EBITDA margin %(1).....................        10.1%           8.3%           7.0%         8.6%       8.8%
Depreciation and amortization..........       4,077          4,286          3,399        2,812      3,005
Capital expenditures...................       2,922          5,427          9,977        2,621      2,495


-------------------------

(1) EBITDA represents income from operations plus depreciation and amortization. Information concerning EBITDA has been included because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles. EBITDA margin percentage is calculated by dividing EBITDA by net sales.

                                  RISK FACTORS

     Holders of Notes should carefully consider the Risk Factors set forth below prior to making a decision to tender into the Exchange Offer. This Prospectus includes Forward-Looking Statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from those included in or suggested by any Forward-Looking Statements are set forth below and elsewhere in this Prospectus. All Forward-Looking Statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Risk Factors set forth below. See "Disclosure Regarding Forward-Looking Statements."

LEVERAGE AND DEBT SERVICE REQUIREMENTS


     The Company is and will continue to be highly leveraged as a result of the substantial indebtedness it incurred in connection with the Transactions. On December 31, 1997, on a pro forma basis, the Company would have had total Indebtedness (as defined) of approximately $366.3 million and shareholders' equity of approximately $123.0 million, and the Company's pro forma ratio of earnings to fixed charges for the twelve months ended December 31, 1997 would have been 1.6 to 1. Thus, on a pro forma basis, the Company's total Indebtedness constituted approximately 75% of the Company's total capitalization. The Company will be permitted to incur additional indebtedness in the future subject to certain limitations. See "Capitalization," "Description of Indebtedness -- Senior Credit Facility" and "Description of the New Notes."


     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the New Notes) or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations of the Company, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs until the scheduled expiration of the Senior Credit Facility, at which time the Company would expect to replace the Senior Credit Facility. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations, that anticipated growth opportunities and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the New Notes, or to fund its other liquidity needs. The Senior Credit Facility and the term loans thereunder mature prior to the maturity of the New Notes, and there can be no assurance that the Company will be able to replace the Senior Credit Facility, or refinance any other Indebtedness, on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is and will continue to be leveraged as a result of the Transactions could have important consequences to Holders of the New Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the New Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to fund future acquisitions; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industries it serves; and (vi) placing the Company at a competitive disadvantage compared to less leveraged competitors. In addition, the Indenture and the Senior Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's financial condition, results of operations and debt service capability. See "Description of Indebtedness -- Senior Credit Facility" and "Description of the New Notes."

SUBORDINATION AND RANKING OF THE NEW NOTES AND SUBSIDIARY GUARANTEES

     The New Notes will be subordinated in right of payment to all current and future Senior Debt of the Company, and the Subsidiary Guarantees will be subordinated in right of payment to all current and future Subsidiary Guarantor Senior Debt. Upon any distribution to creditors of the Company or any Subsidiary Guarantor in a liquidation or dissolution of the Company or any Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or its property, the holders of Senior Debt of the Company or Subsidiary Guarantor Senior Debt, respectively, will be entitled to be paid in full before any payment may be made with respect to the New Notes or any of the Subsidiary Guarantees. The Company's obligations under the Senior Credit Facility are secured by substantially all of the Company's assets and the stock of its Restricted Subsidiaries, and the Indenture permits future Senior Debt to be secured. In addition, the subordination provisions of the Indenture provide that payments with respect to the New Notes and the Subsidiary Guarantees will be blocked for an indefinite period so long as a payment default on Designated Senior Debt (as defined) has occurred and is continuing and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Designated Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company, Holders of the New Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the New Notes, and potentially with all general creditors of the Company other than holders of Senior Debt, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets in the Company or the Subsidiary Guarantors to pay amounts due on the New Notes. As a result of the foregoing, Holders of the New Notes may receive less, ratably, than the holders of Senior Debt. See "Description of the New Notes -- Subordination."

     As of December 31, 1997, on a pro forma basis, the aggregate Senior Debt of the Company (including borrowings under the Senior Credit Facility) would have been approximately $263.4 million and the aggregate Subsidiary Guarantor Senior Debt of the Subsidiary Guarantors would have been approximately $2.9 million (excluding guarantees of the Senior Credit Facility), and approximately $78.8 million would have been available for additional borrowing under the terms of the Senior Credit Facility. The Indenture permits the incurrence of additional indebtedness, including Senior Debt, by the Company and its Subsidiaries in the future, subject to certain limitations. See "Description of Indebtedness -- Senior Credit Facility," "Description of the New Notes -- Incurrence of Indebtedness and Issuance of Preferred Stock."

UNCERTAINTY INHERENT IN U.S. GOVERNMENT CONTRACTS


     Approximately 29% of the Company's pro forma net sales for the twelve months ended December 31, 1997 were made to the U.S. government under long-term contracts and programs in the defense truck, fire apparatus and airport snow removal markets. Companies engaged in supplying defense-related and other equipment and services to U.S. government agencies are subject to certain peculiar business risks. These risks include the ability of the U.S. government to unilaterally suspend its contractors from receiving new contracts in the event of certain violations of law or regulations. The Company has not faced any such suspension, but it has been involved in U.S. government investigations of various matters in the past, and although there are currently no ongoing investigations involving the Company, there can be no assurance that the U.S. government will not pursue matters previously investigated or that additional investigations will not occur. The U.S. government also has the right to terminate contracts either for its convenience or the default of the contractor. In addition, certain costs and expenses are not allowable charges under U.S. government contracts. The Company, as a U.S. government contractor, is subject to financial audits and other reviews by the U.S. government of performance of, and the accounting and general practices relating to, U.S. government contracts, and like most large government contractors, the Company is audited and reviewed on a continual basis. Costs and prices under such contracts may be subject to adjustment based upon the results of such audits and reviews and the Company has been required to pay adjustments in the past and is subject to a pending audit seeking adjustments. There can be no assurance that the effects of audits, reviews or governmental investigations will not have a material adverse effect on the Company's financial condition, results of operations or debt service capability. See "Business -- Government Contracts."

     Congress usually appropriates funds for a given program on an annual basis even though contract performance may take more than one year. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future government fiscal years. Failure of Congress to appropriate expected funding for the Company's programs could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

     Trends in DoD procurement are difficult to predict and subject to change, and therefore there are substantial uncertainties and risks associated with the Company's efforts to diversify its offerings to meet the possible future demands of the DoD. The loss or significant curtailment of the Company's material U.S. military contracts (including without limitation those identified in "Business -- Products and Markets"), or the failure to renew or replace material contracts upon expiration or completion as a result of budget cuts or for other reasons, could materially adversely affect the Company's financial condition, results of operations and debt service capability.

     Substantially all of the Company's net sales to the DoD for the twelve months ended December 31, 1997 were derived from fixed-price contracts. Although the Company regularly fixes the supply costs of its contracts over the life of the contract, inherent in such contracts is the risk that if a bid is submitted and a contract is subsequently awarded, actual performance costs may exceed the projected costs on which the fixed contract prices were based. To the extent that actual costs exceed such projected costs, the Company's financial condition, results of operations and debt service capability could be materially adversely affected. See "Business -- Customers and Backlog" and "Business -- Government Contracts."


     The Company's existing contracts with the DoD for the PLS, HEMTT, HET and LVS and for DoD vehicle parts expire in fiscal years 1999 and 2000, prior to the maturity of the Notes. There can be no assurance such contracts will be extended or renewed, or replaced with new contracts with the DoD. The Company is currently competing for the MTTR program and FMTV contracts. There can be no assurance that the Company will be awarded these or other new contracts with the DoD, or that the Company will accurately project the costs of such contracts or be able to fulfill such contracts at a profit to the Company. The Company's failure to obtain these or other new contracts or to extend or replace those expiring in fiscal years 1999 and 2000, or to accurately project costs on any new contracts awarded by DoD, could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.


DEPENDENCE ON KEY CUSTOMER; RISKS OF FURTHER REDUCTIONS OR CHANGES IN GOVERNMENT EXPENDITURES

     Sales under contracts with the DoD, including U.S. government Foreign Military Sales ("FMS") or under subcontracts that identified the DoD as the ultimate purchaser, represented $290.8 million of the Company's pro forma net sales for the twelve months ended December 31, 1997, down from $423.8 million in Oshkosh's fiscal 1994. The Company expects fiscal 1998 sales to the DoD to decrease an additional $20.0 to $30.0 million from fiscal 1997 levels. The U.S. defense budget has declined significantly in recent years, resulting in a slowing of new program starts, program delays and program cancellations. The reduction in these budgets has caused many government contractors to experience declining net sales, increased pressure on operating margins and, in some cases, net losses. There can be no assurance the U.S. government defense budget or programs for which the Company sells products or competes will not be further reduced or that any such further reductions will not have a material adverse effect on the Company's financial condition, results of operations or debt service capability.

CYCLICAL NATURE OF CONSTRUCTION INDUSTRY

     The ready-mix concrete market served by the Company is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of construction activity, either regionally or nationally. The U.S. construction industry has generally been expanding in recent years, but has experienced significant downturns in the past. Such downturns have materially and adversely affected the net sales, profitability and cash flow of suppliers to the construction industry, including the Company, and there can be no assurance that such industry will not experience similar downturns in the future. An economic recession may impact substantially leveraged companies, such as the Company, more than similarly situated companies with less leverage. A cyclical decline in overall customer demand for concrete mixers could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

CHALLENGES OF BUSINESS INTEGRATION; ACQUISITION STRATEGY

     Realization of the benefits of the business combination of Oshkosh with McNeilus will require the integration of each company's sales and marketing, distribution, manufacturing, engineering, finance and administrative organizations. The successful integration of the companies will require substantial attention from the companies' management teams. The diversion of management attention, as well as any other difficulties which may be encountered in the transaction and integration processes, could have an adverse impact on the financial condition, results of operations or debt service capabilities of the Company. Integrating the companies could, for example, result in a loss of McNeilus or Oshkosh customers. There can be no assurance that Oshkosh will be able to integrate the operations of Oshkosh and McNeilus successfully or that the McNeilus business will continue to operate as profitably after the Acquisition.

     In addition, there can be no assurance that the Company will be able to identify additional acquisition candidates, obtain financing for future acquisitions or consummate future acquisitions. If any such future acquisitions are consummated, there can be no assurance that the Company will be able to successfully integrate the acquired businesses or operate them profitably.

COMPETITION

     The Company operates in highly competitive industries. The Company competes in the highly competitive fire apparatus and defense truck markets principally on the basis of the lowest qualified bid. To submit a qualified bid, it must be demonstrated that the fire apparatus or defense truck meets stringent specifications, and for most defense truck contracts, passes extensive testing. In addition, decreases in the DoD budget have resulted in a reduction in the number and size of contracts, which has intensified the competition for remaining available contracts. Substantial efforts are continually undertaken by the Company and its competitors in order to maintain existing levels of defense business and to succeed in bid competitions for available contracts. In the refuse truck body and concrete mixer markets, the Company also faces intense competition on the basis of price, innovation, quality, service and product performance capabilities. As the Company seeks to expand its sales of refuse truck bodies to municipal customers, the principal basis of competition for such business will be lowest qualified bid. Several of the Company's competitors have greater financial, marketing, manufacturing and distribution resources than the Company. There can be no assurance that the Company's products will continue to compete successfully with the products of competitors or that the Company will be able to retain its customer base or to improve or maintain its profit margins on sales to its customers, all of which could materially adversely affect the Company's financial condition, results of operations and debt service capability. See "Business -- Competition."

INTELLECTUAL PROPERTY MATTERS

     The Company's patents and licenses are important in the operation of its business. Although the Company intends to protect its intellectual property rights vigorously, there can be no assurance that it will be successful in doing so. The Company has received, and may in the future receive, communications from third parties claiming that one or more of the Company's products infringe upon such party's intellectual property. If a third party were to make a valid claim, the Company would likely need to obtain a license from such third party on commercial terms, which would likely increase the Company's costs. Litigation, which could result in substantial cost to, and diversion of resources of, the Company could be necessary to enforce patents or other intellectual property rights of the Company or to defend the Company against claimed infringement of the rights of others. Infringement cases are brought against the Company from time to time, and certain cases are presently pending. Although the Company believes that its products do not infringe upon a valid claim of any patent and that it has meritorious defenses to each presently pending lawsuit, it is not possible to predict the outcomes of any of these lawsuits. The failure to obtain necessary licenses or an adverse outcome in any pending or future litigation relating to patent infringement or other intellectual property matters could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

LABOR RELATIONS AND LABOR MARKET CONDITIONS

     Certain of the hourly employees at the Company's manufacturing facilities in Oshkosh, Wisconsin, representing approximately 23% of the Company's employees in the United States at December 31, 1997, are represented by the United Auto Workers. None of the employees at any of the Company's other facilities are represented by unions. A dispute between the Company and its employees could result in a work stoppage that could have a material adverse effect on the Company's financial condition, results of operations and debt service capability. In addition, sustained economic growth in the United States has resulted in lower unemployment and higher demand for labor in many locations, including certain locations in which the Company operates. There can be no assurance that future labor disputes, contract renegotiations or market conditions will not materially impact the Company's operations or costs in the future.

PRODUCT LIABILITY AND WARRANTY CLAIMS

     The Company's businesses expose it to potential product liability risks that are inherent in the design, manufacture and sale of its products. While the Company currently maintains what it believes to be suitable product liability insurance, there can be no assurance that it will be able to maintain such insurance on acceptable terms or that any such insurance will provide adequate protection against potential liabilities. In the event of a claim against the Company, a lack of sufficient insurance coverage could have a material adverse effect on the Company and its business, financial condition, results of operations and debt service capability. Moreover, even if the Company maintains adequate insurance, any successful claim could materially and adversely affect the reputation of the Company and its business, financial condition, results of operations and debt service capability.

     The design, manufacture and marketing of the Company's products, as well as the inclusion of parts from other suppliers in the Company's products, necessarily entails an inherent risk of product warranty claims. For example, Oshkosh recorded charges of $9.7 million in fiscal 1997 and $7.7 million in fiscal 1996 relating to warranty claims from continuing operations. There can be no assurance that the provisions currently maintained by the Company for such claims will be adequate to protect it in the event a significant warranty claim is successfully asserted against the Company beyond the scope of its historical experience, and such a claim could have a material adverse effect on the Company's business, financial condition, results of operations and debt service capability. See "Business -- Legal Proceedings."

ENVIRONMENTAL MATTERS

     The Company is subject to various federal, state, and local environmental laws and regulations. The Company believes its operations are in material compliance with such laws and regulations. However, there can be no assurance that violations will not occur or be identified, or that environmental laws and regulations will not change in the future, in a manner that could materially and adversely affect the Company.

     Under certain circumstances, such environmental laws and regulations also may impose joint and several liability for investigation and remediation of contamination at locations owned or operated by the Company or its predecessors, or at locations at which wastes or other contamination attributable to the Company or its predecessors have come to be located. The Company can give no assurance that such liability at facilities the Company currently owns or operates, or at other locations, will not arise or be asserted against the Company or entities for which it may be responsible. Such other locations could include, for example, facilities formerly owned or operated by the Company (or an entity or business that the Company has acquired), or locations to which wastes generated by the Company (or an entity or business that the Company has acquired) have been sent. Pierce has been identified as a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), for investigation and remediation costs at a site neither owned nor operated by the Company. In addition, groundwater contamination has been identified at and about the Company's Oshkosh, Wisconsin facility. At either of these locations the Company could become subject to liability that, except under certain circumstances, is joint and several for the total cost of investigating and remediating the site. See "Business -- Environmental Matters" for additional information relating to these locations. Such liability, or liability at locations yet to be identified, could have a material adverse effect on the Company's financial condition, results of operations and debt service capability.

DEPENDENCE ON LIMITED OR SOLE SOURCE SUPPLIERS AND SUBCONTRACTORS


     The Company requires specific types of engines, transmissions, pumps, flatracks and other parts for the manufacture of its products. The Company obtains certain of these materials from limited or single source suppliers and subcontractors with whom the Company has no long-term guaranteed supply agreements. The Company has experienced problems with suppliers and subcontractors and has incurred costs and expenses related to such problems. For example, the Company has experienced production delays associated with its IPF (as defined) subcontract with Steeltech (as defined), as discussed under the caption "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations." The only sole source supplier of a material part or component of the Company's products is the Allison Transmission division of General Motors Corporation, which supplies the Company with automatic transmissions used across the Company's product lines. There can be no assurance that in the future significant disruption or termination of the supply of these transmissions or other parts or components or a significant increase in the cost of these transmissions or other parts or components will not occur and result in a material adverse effect on the Company's financial condition, results of operations or debt service capability.


INTERNATIONAL BUSINESS

     For the twelve months ended December 31, 1997, on a pro forma basis, approximately 6% of the Company's net sales were attributable to products sold outside of the United States, and expanded international sales are part of the Company's growth strategy. Foreign sales are subject to various risks, including exposure to currency fluctuations, political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, and changes in governmental policies. The Company may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with its foreign sales that could cause loss of revenue. There can be no assurance that any such developments would not have a material adverse effect on the Company's business, financial condition, results of operations and debt service capability.

EXPOSURE TO INCREASES IN INTEREST RATES

     Amounts to be drawn under the Senior Credit Facility bear interest at variable rates, and the Company has no present plan to enter into any hedging arrangements that would have the effect of fixing its interest rates. A substantial increase in interest rates could materially increase the interest paid by the Company under the Senior Credit Facility and such increase could have a material adverse effect on the Company's business, financial condition, results of operation, and debt service. See Note (f) of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

POSSIBLE INABILITY TO REPURCHASE NEW NOTES UPON A CHANGE OF CONTROL OFFER

     Upon a Change of Control, the Company will be required to offer to repurchase all outstanding New Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of New Notes tendered or that lenders under the Senior Credit Facility will allow the Company to make such required repurchases, which are prohibited by the terms of the Senior Credit Facility. Notwithstanding these provisions, subject to certain limitations, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the New Notes -- Repurchase at the Option of Holders -- Change of Control."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture restricts, among other things, the Company's and the Subsidiary Guarantors' ability to incur additional indebtedness, create liens, pay dividends or make other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the New Notes or the Subsidiary Guarantees, as the case may be, impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Senior Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying its other indebtedness (including the New Notes). See "Description of Indebtedness -- Senior Credit Facility" and "Description of the New Notes -- Certain Covenants." The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of the foregoing covenants could result in a default under the Senior Credit Facility and/or the Indenture. Upon the occurrence of an event of default under the Senior Credit Facility, the lenders thereunder could elect to declare all amounts outstanding under the Senior Credit Facility, together with accrued and unpaid interest, to be immediately due and payable, which would, in turn, result in an event of default under the Indenture.

ABSENCE OF A PUBLIC MARKET; RESTRICTIONS ON TRANSFER


     The Notes are currently owned by a relatively small number of beneficial owners. The Notes have not been registered under the Exchange Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Notes. The New Notes will constitute a new issue of securities with no established trading market. Although the New Notes will generally be permitted to be resold or otherwise transferred by Holders who are not affiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to list the New Notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Although BancAmerica Robertson Stephens has advised the Company that it currently intends to make a market in the New Notes, it is not obligated to do so and may discontinue such market making at any time without notice. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. In addition, such market making activity will be subject to the limits imposed by the Exchange Act. See "Description of the New Notes -- Exchange Offer; Registration Rights." Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.


COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; RESTRICTIONS ON RESALES


     Issuance of the New Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Notes desiring to tender such Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any Holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with the initial resale of such New Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."


FAILURE TO EXCHANGE NOTES FOR NEW NOTES



     Upon the consummation of the Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange his or her Notes for New Notes will continue to hold the untendered Notes, which will remain "restricted" securities under the Securities Act.


FRAUDULENT CONVEYANCE

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the New Notes or its Subsidiary Guarantees, (i) (a) was or is insolvent or rendered insolvent by reason of such incurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and (ii) the Company, or such Subsidiary Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the New Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the New Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Subsidiary Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the New Notes or the payments of amounts by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Subsidiary Guarantor would be considered insolvent if: (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
(ii) it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, the Company and each Subsidiary Guarantor believes that, after giving effect to the Indebtedness incurred in connection with the Transactions, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Subsidiary Guarantors' conclusions in this regard.

CONTROL BY CERTAIN SHAREHOLDERS

     The Company has two classes of common equity: Common Stock and Class A Common Stock. The voting rights of the Common Stock are limited to the election of 25% of the Company's Board of Directors and such other voting rights required by law. The Class A Common Stock has the right to elect 75% of the Company's Board of Directors and to vote on any other matter brought to a vote of the Company's shareholders. Therefore, effective control of the Company is vested in the holders of the Class A Common Stock, which is closely held. See "Principal Shareholders."

                               THE EXCHANGE OFFER

     The following discussion sets forth or summarizes the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part and are incorporated by reference herein.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were sold by the Company to the Initial Purchaser on February 26, 1998, and were subsequently resold to either qualified institutional buyers pursuant to Rule 144A under the Securities Act or to persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that promptly following the completion of the Note Offering, the Company and the Subsidiary Guarantors
(i) file with the Commission a registration statement under the Securities Act with respect to an issue of new Notes of the Company identical in all material respects to the Notes, (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of new Notes, which would be issued without a restrictive legend and generally may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This Prospectus, the Registration Statement of which it is a part and the Exchange Offer are made pursuant to and as required by the Registration Rights Agreement. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Because the Exchange Offer is for any and all Notes, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Notes will elect to exchange such Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Senior Subordinated Notes in exchange for each $1,000 principal amount of outstanding Senior Subordinated Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Notes except that (i) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the New Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

     Holders of Notes do not have any appraisal or dissenters' rights under the Wisconsin Business Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 12:00 midnight, New York City time,
on           , 1998, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.


     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth therein, Liquidated Damages will accrue and be payable on the Notes either temporarily or permanently. See "Description of the New Notes -- Exchange Offer; Registration Rights."


INTEREST ON NEW NOTES

     The New Senior Subordinated Notes will bear interest from February 26, 1998, the date of issuance of the Notes that are tendered in exchange for the New Notes (or the most recent date to which interest on such Notes has been paid). Accordingly, Holders of Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Notes at the time of tender, but such interest will be payable on the first March 1 or September 1, as the case may be, after the Expiration Date. Interest on the New Notes will be payable semiannually on each March 1 and September 1, commencing on September 1, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the relevant Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 12:00 midnight, New York City time, on the Expiration Date. The Letter of Transmittal must be used to tender Notes. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of New Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF DELIVERY BY MAIL IS NEVERTHELESS USED, REGISTERED MAIL IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the

Depository's system may make book-entry delivery of the Notes by causing the Depository to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Depository's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Depository does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose New Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the relevant Exchange Agent or
(iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 12:00 midnight New York City time, on the Expiration Date.

     To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Depository to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender, and
(iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange New Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

     Firstar Trust Company will act as Exchange Agent for the Exchange Offer with respect to the Notes (the "Exchange Agent").

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

     By Registered or Certified Mail, Overnight Mail or Courier Service or in Person By Hand:

               Firstar Trust Company
           1555 North River Center Drive
           Suite 301
           Milwaukee, Wisconsin 53212
           Attention: Pamela Warner

     By Facsimile:

           (414) 905-5049

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount of the Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALE OF NEW NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of such New Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder's information required by Item 507 or 508 of Regulation S-K of the Securities Act, as applicable. Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is a Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the New Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the New Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for New Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.


     The Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. See "Risk Factors -- Failure to Exchange Notes for New Notes."


OTHER

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.


     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.

                                THE TRANSACTIONS

THE ACQUISITION

     On December 8, 1997, Oshkosh entered into the Stock Purchase Agreement pursuant to which, on February 26, 1998, it acquired all of the outstanding capital stock of McNeilus and entered into related non-compete and ancillary agreements for an aggregate acquisition price of $250.0 million. At November 30, 1997, McNeilus had unrestricted cash of $17.7 million ($20.2 million less an estimated $2.5 million required for capital and surplus at McNeilus' captive insurance subsidiary). The Stock Purchase Agreement required, among other things, that the selling stockholders of McNeilus prepay certain notes and purchase selected assets of McNeilus, which provided net proceeds to Oshkosh of approximately $16.1 million. As a result, management estimates that the effective cost to the Company in connection with the Acquisition was approximately $216.2 million. Concurrently with the consummation of the Acquisition, the Company consummated the Note Offering, established the Senior Credit Facility, applied the net proceeds from the Note Offering and the Senior Credit Facility to consummate the Acquisition, refinanced existing Oshkosh indebtedness, paid fees and expenses and established the Lease Financing Facility.

     The Stock Purchase Agreement contained customary representations and warranties from McNeilus and the majority shareholders of McNeilus with respect to McNeilus and the stock of McNeilus. The majority shareholders of McNeilus have agreed to indemnify Oshkosh, its affiliates and McNeilus for any loss resulting from: (i) any breach of any such representation or warranty; (ii) the failure of McNeilus or the shareholders of McNeilus to comply with covenants contained in the Stock Purchase Agreement; or (iii) any taxes imposed on McNeilus or Oshkosh in connection with the disposition of certain assets of McNeilus prior to closing of the Acquisition (the "Closing"); provided, however, that such indemnity is limited to cover only losses in excess of $4.0 million in the aggregate and less than $24.0 million in the aggregate. Such indemnification obligations of the majority shareholders of McNeilus generally expire eighteen months after the Closing. Oshkosh has agreed to indemnify the shareholders of McNeilus for any loss resulting from: (i) any breach of any representation or warranty made by Oshkosh pursuant to the Stock Purchase Agreement; (ii) the failure of Oshkosh to comply with covenants contained in the Stock Purchase Agreement; (iii) the operation of McNeilus after the Closing; or (iv) certain of Oshkosh's actions in seeking financing for Oshkosh.

THE SENIOR CREDIT FACILITY

     The Senior Credit Facility is comprised of a multi-tranche Term Loan Facility aggregating $225.0 million and a $100.0 million Revolving Credit Facility entered into with Bank of America National Trust and Savings Association ("Bank of America"), as agent and a lender, and certain other financial institutions. The Senior Credit Facility is guaranteed by all of the Company's domestic Restricted Subsidiaries (other than MFSI). See "Description of Indebtedness -- Senior Credit Facility."

THE LEASE FINANCING FACILITY

     The Leasing Partner entered into a general partnership with BA Leasing & Capital Corporation ("BALCAP"), an affiliate of the Initial Purchaser and Bank of America, effective February 26, 1998. The Leasing Partnership offers lease financing to customers of the Company and administers existing leases contributed to the Leasing Partnership. Indebtedness under the Lease Financing Facility is secured by the underlying leases and assets of, and is recourse to, the Leasing Partnership; such indebtedness is off-balance sheet and non-recourse to the Company. See "Description of Indebtedness -- Lease Financing Facility."

SOURCES AND USES OF FUNDS

     The following table sets forth the estimated sources and uses of funds assuming the Transactions were consummated as of December 31, 1997 (in millions):

SOURCES
Senior Credit Facility:
  Revolving Credit Facility(1)......    $ 13.0
  Term Loan Facility................     225.0
Notes offered hereby................     100.0
                                        ------
     Total Sources..................    $338.0
                                        ======
USES
McNeilus Acquisition, net...........    $216.2
Refinance Oshkosh debt..............     102.8
Estimated fees and expenses.........      15.4
Taxes related to lease
  financing(2)......................       3.6
                                        ------
     Total Uses.....................    $338.0
                                        ======

-------------------------
(1) The Revolving Credit Facility provides maximum borrowing availability (including letters of credit) of $100.0 million, subject to certain borrowing conditions. See "Capitalization" and "Description of Indebtedness -- Senior Credit Facility."

(2) The Company incurred taxes payable as a result of the transfer of MFSI's current lease portfolio to the Leasing Partnership.

                                USE OF PROCEEDS


     The gross proceeds of $100.0 million from the sale of the Notes, together with borrowings under the Senior Credit Facility of $238.0 million, were or will be used by the Company to: (i) fund the approximately $216.2 million net cash purchase price payable in connection with the Acquisition; (ii) repay in full approximately $102.8 million of existing indebtedness of Oshkosh; (iii) pay estimated fees and expenses of $15.4 million in connection with the Transactions; and (iv) pay $3.6 million in deferred income taxes related to the establishment of the Lease Financing Facility. The existing indebtedness of Oshkosh repaid in connection with the Transactions was comprised entirely of borrowings under the Existing Bank Credit Agreement (as defined) (which bore interest at a blended rate of approximately 7.78% at December 31, 1997 and which would have matured beginning on September 30, 1999). See "The Transactions."


                                 CAPITALIZATION

     The following table sets forth: (i) Oshkosh's actual unaudited consolidated capitalization as of December 31, 1997; and (ii) the Company's unaudited consolidated capitalization, on a pro forma basis to give effect to the Transactions, as if they had occurred on December 31, 1997. This table should be read in conjunction with the information contained herein under the captions "The Transactions," "Use of Proceeds," "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations," the unaudited historical consolidated and unaudited pro forma condensed consolidated financial statements of the Company, including the related notes thereto, and the unaudited consolidated historical financial statements of McNeilus, including the related notes thereto, included elsewhere in this Offering Memorandum.

                                                            AS OF DECEMBER 31, 1997
                                                          ----------------------------
                                                                       PRO FORMA FOR
                                                           ACTUAL     THE TRANSACTIONS
                                                           ------     ----------------
                                                             (DOLLARS IN THOUSANDS)
Cash and marketable securities........................    $    198        $  2,698
                                                          ========        ========
Long-term debt, including current maturities:
  Existing Bank Credit Agreement......................    $102,820        $     --
  McNeilus notes payable..............................          --           2,884
  Senior Credit Facility:
     Revolving Credit Facility(1).....................          --          13,048
     Term Loan Facility...............................          --         225,000
  Notes...............................................          --         100,000
                                                          --------        --------
          Total long-term debt(2).....................     102,820         340,932
Shareholders' equity..................................     123,747         122,992
                                                          --------        --------
          Total capitalization........................    $226,567        $463,924
                                                          ========        ========

-------------------------
(1) At the Closing, the following amounts were drawn under the Senior Credit
    Facility: (i) $100.0 million on Term Loan A, which matures in six years;
    (ii) $62.5 million on Term Loan B, which matures in seven years; (iii) $62.5 million on Term Loan C, which matures in eight years; and (iv) on a pro forma basis at December 31, 1997, approximately $13.0 million on the $100.0 million Revolving Credit Facility, which matures in six years. The undrawn amount under the Revolving Credit Facility is available for working capital and general corporate purposes, including the issuance of letters of credit, which were approximately $8 million. After giving effect to the Transactions, the Company had approximately $79 million of availability under the terms of the Revolving Credit Facility on a pro forma basis. See "Description of Indebtedness -- Senior Credit Facility."

(2) Does not include off-balance sheet indebtedness under the Lease Financing Facility. Such indebtedness is secured by the underlying leases and other assets of, and is recourse to, the Leasing Partnership; such indebtedness is non-recourse to the Company.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR OSHKOSH

     The following table presents selected historical consolidated financial and other data of Oshkosh as of and for the fiscal years ended September 30, 1997, 1996, 1995, 1994 and 1993, which have been derived from the audited consolidated financial statements of Oshkosh, and as of and for the three months ended December 31, 1997 and 1996, which have been derived from the unaudited interim consolidated financial statements of Oshkosh. The consolidated financial statements of Oshkosh for the fiscal years 1997, 1996, 1995, 1994 and 1993 were audited by Ernst & Young LLP, independent auditors. The interim consolidated financial statements of Oshkosh as of and for the three months ended December 31, 1997 and 1996 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of Oshkosh and the related notes thereto, included elsewhere herein. In the opinion of management, such interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the information presented for such periods. The results of operations for the three months ended December 31, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The selected historical consolidated financial and other data set forth below should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" and the historical consolidated financial statements of Oshkosh and the related notes thereto included elsewhere herein.

                                                                                                                 THREE MONTHS
                                                                        FISCAL YEAR ENDED                            ENDED
                                                                          SEPTEMBER 30,                          DECEMBER 31,
                                                       ----------------------------------------------------   -------------------
                                                         1997     1996(1)      1995       1994       1993       1997       1996
                                                         ----     -------      ----       ----       ----       ----       ----
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales.....................................         $683,234   $413,455   $438,557   $581,275   $537,065   $151,801   $150,320
Cost of sales.................................          594,390    378,376    384,579    513,204    483,082    129,494    130,737
                                                       --------   --------   --------   --------   --------   --------   --------
        Gross income..........................           88,844     35,079     53,978     68,071     53,983     22,307     19,583
Operating expenses:
    Selling, general and administrative.......           47,742     32,205     29,242     38,404     33,076     11,676     10,025
    Engineering, research and development.....            7,847      6,304      5,443      6,597      8,973      2,143      1,993
    Amortization of goodwill and other
      intangibles.............................            4,470        171         --         --         --      1,126      1,132
                                                       --------   --------   --------   --------   --------   --------   --------
        Total operating expenses..............           60,059     38,680     34,685     45,001     42,049     14,945     13,150
                                                       --------   --------   --------   --------   --------   --------   --------
Income (loss) from operations.................           28,785     (3,601)    19,293     23,070     11,934      7,362      6,433
Other income (expense), net...................          (12,283)     1,619       (371)      (968)    (3,349)    (2,267)    (3,361)
Income (loss) from continuing operations
  before income taxes.........................           16,502     (1,982)    18,922     22,102      8,585      5,095      3,072
Provision (credit) for income taxes...........            6,496     (1,741)     7,285      8,544      2,901      1,955      1,448
                                                       --------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations......           10,006       (241)    11,637     13,558      5,684      3,140      1,624
Cumulative effect of change in accounting for
  post-retirement benefits, net...............               --         --         --         --     (4,088)        --         --
Loss from discontinued operations, net (2)....               --     (2,859)    (2,421)      (504)      (533)        --         --
                                                       --------   --------   --------   --------   --------   --------   --------
Net income (loss).............................         $ 10,006   $ (3,100)  $  9,216   $ 13,054   $  1,063   $  3,140   $  1,624
                                                       ========   ========   ========   ========   ========   ========   ========
Earnings (loss) per share:
    Income (loss) from continuing
      operations..............................         $   1.18   $   (.03)  $   1.32   $   1.56   $    .65   $    .38   $    .19
    Net income (loss).........................             1.18       (.35)      1.04       1.50        .12        .38        .19
Earnings (loss) per share assuming dilution:
    Income (loss) from continuing
      operations..............................         $   1.17   $   (.03)  $   1.31   $   1.56   $    .65   $    .37   $    .19
    Net income (loss).........................             1.17       (.35)      1.04       1.50        .12        .37        .19
Dividends per share:
    Class A Common Stock......................         $  0.435   $  .0435   $  0.435   $  0.435   $  0.435   $0.10875   $0.10875
    Common Stock..............................            0.500      0.500      0.500      0.500      0.500    0.12500    0.12500
OTHER FINANCIAL DATA:
EBITDA(3).....................................         $ 42,637   $  9,316   $ 27,702   $ 32,348   $ 20,226   $ 10,591   $  9,934
EBITDA margin %(3)............................              6.2%       2.3%       6.3%       5.6%       3.8%       7.0%       6.6%
Depreciation and amortization.................           14,070      8,798      8,409      9,278      8,292      3,283      3,556
Capital expenditures..........................            6,263      5,355      5,347      5,178      7,697      1,697      1,342
Net cash provided by (used in):
    Continuing operating activities...........           65,782    (16,237)     6,166     67,423     35,544     16,779     25,142
    Discontinued operating activities.........           (1,658)     4,743     10,482     (2,851)       702       (491)      (326)
    Investing activities......................           (7,400)  (166,231)    (6,170)    (6,136)   (11,692)    (6,097)    (1,227)
    Financing activities......................          (33,632)   148,136      3,402    (43,192)   (24,183)   (33,212)   (18,871)
Ratio of earnings to fixed charges(4).........              2.3x       N/A       19.7x      16.8x       3.0x       3.0x       1.9x
BALANCE SHEET DATA:
Cash and cash equivalents.....................         $ 23,219   $    127   $ 29,716   $ 15,836   $    592   $    198   $  4,845
Working capital(5)............................           50,113     67,469     91,777     82,010    100,967     29,252     62,045
Total assets..................................          420,394    435,161    200,916    198,678    235,386    381,458    402,244
Long-term debt, including current portion.....          135,000    157,882         --        610     40,338    102,820    140,000
Shareholders' equity..........................          120,900    121,602    133,413    121,558    112,004    123,747    122,237

-------------------------
(1) On September 18, 1996, Oshkosh acquired for $156,926 in cash all of the issued and outstanding stock of Pierce, a manufacturer and marketer of fire trucks and other fire apparatus. The acquisition was accounted for using the purchase method of accounting and accordingly, the income statement data includes the operating results of Pierce since the date of acquisition.

(2) On June 2, 1995, Oshkosh sold certain assets associated with its motor home, bus and van chassis business. The consideration included cash of $23,815 and the assumption by the buyer of certain liabilities. The disposition of the chassis business has been accounted for as a discontinued operation and accordingly, the income statement data for 1995, 1994 and 1993 reflect the chassis business as a discontinued operation.

(3) EBITDA represents income (loss) from operations plus depreciation and amortization. EBITDA also includes the add-back of the non-cash write-off of certain Oshkosh investments of $4.1 million in the fiscal year ended September 30, 1996. Information concerning EBITDA has been included because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles. EBITDA margin percentage is calculated by dividing EBITDA by net sales.

(4) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income from continuing operations before income taxes plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense (one-third) estimated to represent interest expense. Earnings were inadequate to cover fixed charges in 1996 resulting in a deficiency of $1,982.

(5) Working capital represents total current assets less total current liabilities. Working capital at September 30, 1997, 1996, 1995, 1994 and 1993 includes net current assets (liabilities) related to discontinued operations of ($1,536), ($1,975), $3,273, $15,882 and $12,084, respectively.
    Working capital at December 31, 1997 and 1996 includes net current (liabilities) related to discontinued operations of $(1,376) and $(1,801), respectively.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR MCNEILUS

     The following table presents selected historical consolidated financial and other data of McNeilus as of and for the fiscal years ended February 28, 1997, 1995, 1994 and 1993, and the fiscal year ended February 29, 1996, which have been derived from the audited consolidated financial statements of McNeilus, and as of and for the nine months ended November 30, 1997 and 1996, which have been derived from the unaudited interim consolidated financial statements of McNeilus. The consolidated financial statements of McNeilus for the fiscal years 1997, 1996, 1995, 1994 and 1993 were audited by Larson, Allen, Weishair and Co., LLP, independent auditors. The interim consolidated financial statements of McNeilus as of and for the nine months ended November 30, 1997 and 1996 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of McNeilus and the related notes thereto, included elsewhere herein. In the opinion of management, such interim consolidated financial statements reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the information presented for such periods. The results of operations for the nine months ended November 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The historical consolidated selected financial and other data set forth below should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" and the historical consolidated financial statements of McNeilus and the related notes thereto included elsewhere herein.


                                                                                                                 NINE MONTHS
                                                             FISCAL YEAR ENDED                                      ENDED
                                  ------------------------------------------------------------------------      NOVEMBER 30,
                                  FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   -------------------
                                      1997           1996           1995           1994           1993         1997       1996
                                  ------------   ------------   ------------   ------------   ------------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales -- manufactured
  products......................    $312,999       $331,359       $305,730       $211,010       $131,632     $246,774   $233,221
Interest income -- leasing......      12,474         10,492          7,594          5,526          5,012        9,229      9,321
                                    --------       --------       --------       --------       --------     --------   --------
    Total net sales and
      revenues..................     325,473        341,851        313,324        216,536        136,644      256,003    242,542
                                    --------       --------       --------       --------       --------     --------   --------
Costs and expenses:
  Cost of sales -- manufactured
    products....................     257,163        281,790        259,437        175,021        109,011      203,690    191,930
  Interest expense -- leasing...       9,903          8,241          5,528          3,834          3,401        7,356      7,413
  Selling.......................      12,286         10,823          9,339          8,743          6,668        9,868      9,804
  General and administrative....      16,806         16,634         19,980         15,065         10,843       15,976     15,049
                                    --------       --------       --------       --------       --------     --------   --------
    Total costs and expenses....     296,158        317,488        294,284        202,663        129,923      236,890    224,196
                                    --------       --------       --------       --------       --------     --------   --------
Income from operations..........      29,315         24,363         19,040         13,873          6,721       19,113     18,346
                                    --------       --------       --------       --------       --------     --------   --------
Other income (expense), net.....        (447)           698            (67)         1,084          1,517        1,164       (148)
Income from continuing
  operations before income
  taxes.........................      28,868         25,061         18,973         14,957          8,238       20,277     18,198
Provision for income taxes......      10,920          9,503          8,923          6,152          2,934        7,423      7,013
                                    --------       --------       --------       --------       --------     --------   --------
Income from continuing
  operations....................      17,948         15,558         10,050          8,805          5,304       12,854     11,185
Income from discontinued
  operations, net(1)............         117            271            849            604            473          602        421
                                    --------       --------       --------       --------       --------     --------   --------
Net income......................    $ 18,065       $ 15,829       $ 10,899       $  9,409       $  5,777     $ 13,456   $ 11,606
                                    ========       ========       ========       ========       ========     ========   ========
OTHER FINANCIAL DATA:
EBITDA(2).......................    $ 31,587       $ 27,597       $ 21,445       $ 16,491       $  8,857     $ 21,200   $ 20,541
EBITDA margin %(2)..............        10.1%           8.3%           7.0%           7.8%           6.7%         8.6%       8.8%
Depreciation and amortization...       4,077          4,286          3,399          2,740          2,165        2,812      3,005
Capital expenditures............       2,922          5,427          9,977          8,795          2,839        2,621      2,495
Net cash provided by (used in):
  Continuing operating
    activities..................      25,981         17,323          9,802         11,713         (2,231)      10,846     15,191
  Discontinued operating
    activities..................         117            271            849            502            473          602        421
  Investing activities..........     (17,799)       (38,353)       (32,704)       (32,078)        (1,802)       2,697    (20,365)
  Financing activities..........         556         26,001         22,241         28,512         (2,084)     (18,127)       486
BALANCE SHEET DATA:
Cash and cash equivalents.......    $ 24,743       $ 16,005       $ 11,034       $ 11,695       $  3,548     $ 20,159   $ 11,317
Working capital(3)..............      52,052         38,786         29,547         32,542         14,915       57,830     43,980
Total assets(1).................     304,220        293,395        231,460        176,378        116,451      274,720    291,744
Long-term debt-leasing,
  including current portion.....     121,570        107,664         77,478         58,774         33,534      113,639    120,315
Other long-term debt, including
  current portion...............       7,741         13,469         10,458         13,878            282        2,884     11,480
Stockholders' equity............      77,102         61,659         54,582         45,189         39,857       90,558     73,261

-------------------------
(1) In December 1997, McNeilus entered into agreements to sell its ready-mix, credit life insurance and travel operations. The dispositions of these businesses have been accounted for as discontinued operations and accordingly, the financial statement data as of and for fiscal years ended February 28, 1997, 1995, 1994, 1993 and February 29, 1996, and for the nine months periods ended November 30, 1997 and 1996, has been restated to reflect these businesses as discontinued operations.

(2) EBITDA represents income from operations plus depreciation and amortization. Information concerning EBITDA has been included because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. The Company understands that, while EBITDA, is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, an alternative to net income as an indicator of operating performance or an alternative to any other measure of performance in conformity with generally accepted accounting principles. EBITDA margin percentage is calculated by dividing EBITDA by net sales.

(3) Working capital represents total current assets less total current liabilities. Working capital at February 28, 1997, 1995, 1994 and 1993, and February 29, 1996, and November 30, 1997 and 1996, includes no net assets (liabilities) related to discontinued operations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following contains Forward-Looking Statements. These statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those described in or suggested by any such statement. See "Disclosure Regarding Forward-Looking Statements."

HISTORICAL RESULTS OF OPERATIONS -- OSHKOSH

     The following discussion provides additional information regarding the financial condition and results of operations of Oshkosh for the three-month periods ended December 31, 1997 and 1996 and for each of the fiscal years ended September 30, 1997, 1996 and 1995. The discussion should be read in conjunction with "Selected Historical Consolidated Financial Data for Oshkosh" and Oshkosh's historical consolidated financial statements and the notes thereto appearing elsewhere in this Offering Memorandum.

     On December 8, 1997, Oshkosh entered into the Stock Purchase Agreement pursuant to which, on February 26, 1998, it acquired all of the outstanding capital stock of McNeilus and entered into related non-compete and ancillary agreements for an aggregate acquisition price of $250.0 million. At November 30, 1997, McNeilus had unrestricted cash of $17.7 million ($20.2 million less an estimated $2.5 million required capital and surplus at McNeilus' captive insurance subsidiary). The Stock Purchase Agreement required, among other things, that the selling stockholders of McNeilus prepay certain notes and purchase selected assets of McNeilus, which provided net proceeds to Oshkosh of approximately $16.1 million. As a result, management estimates that the effective cost to the Company in connection with the Acquisition was approximately $216.2 million. Concurrently with the consummation of the Acquisition, the Company consummated the Note Offering, established the Senior Credit Facility, applied the net proceeds from the Note Offering and the Senior Credit Facility to consummate the Acquisition, refinanced existing Oshkosh indebtedness, paid fees and expenses and established the Lease Financing Facility. The Acquisition has been recorded using the purchase method of accounting and McNeilus is being operated as a subsidiary of Oshkosh. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact the Acquisition has had and will have on Oshkosh. See "The Transactions," "Business -- The Acquisition" and "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Three Months Ended December 31, 1997 Compared to Three Months Ended December 31, 1996

     Oshkosh reported net income of $3.1 million, or $0.38 per share, on sales of $151.8 million for the first quarter of fiscal 1998, compared to net income of $1.6 million, or $0.19 per share, on sales of $150.3 million for the first quarter of fiscal 1997.


     Sales of commercial products decreased slightly in the first quarter of fiscal 1998 compared to the first quarter of fiscal 1997 while sales of defense products increased slightly. Commercial sales in the first quarter of fiscal 1998 decreased $2.7 million or 3.3% from the first quarter of fiscal 1997 to $80.5 million. A $5.8 million increase in sales of fire trucks and other fire apparatus was more than offset by an $8.6 million decrease in sales of refuse vehicles and the elimination of sales of commercial van trailers as Oshkosh substantially exited this line of business. Sales of defense products totaled $71.3 million in the first quarter of fiscal 1998, an increase of $4.2 million or 6.3% as compared to the first quarter of fiscal 1997. The increase in defense sales principally results from sales of LVS vehicles to the U.S. government. Management does not expect the increase in defense product sales to continue through the remainder of fiscal 1998.


     Gross income in the first quarter of fiscal 1998 totaled $22.3 million or 14.7% of sales compared to $19.6 million or 13.0% in the first quarter of fiscal 1997. Fiscal 1997 first quarter margins were adversely affected by increased warranty and other costs related to refuse vehicle sales.


     Operating expenses totaled $14.9 million or 9.8% of sales in the first quarter of fiscal 1998 compared to $13.2 million or 8.7% of sales in the first quarter of fiscal 1997. The increase in operating expenses in the first quarter of fiscal 1998 relates principally to increased operating expenses of Pierce of $0.8 million associated with its growth in fire apparatus sales with the remainder related to increases at Oshkosh's other operating units.

     Interest expense decreased to $2.5 million in the first quarter of fiscal 1998 compared to $3.6 million in the first quarter of fiscal 1997 due to accelerated payments against the term loan used to finance the acquisition of Pierce.

     The effective income tax rate for combined federal and state income taxes for the first quarter of fiscal 1998 was 38.4% compared to 47.1% for the first quarter of fiscal 1997. Fiscal 1998 benefitted from the reversal of $0.3 million of income tax provisions recognized in earlier periods.

Additional Acquisition

     In addition to the Acquisition, on December 19, 1997, Oshkosh through its wholly-owned subsidiary, Pierce, acquired certain inventory, machinery and equipment, and intangible assets of Nova Quintech, a manufacturer of aerial ladders, with available cash of $3.5 million.

Fiscal Year Ended September 30, 1997 Compared to Fiscal Year Ended September 30, 1996

     Oshkosh reported net income of $10.0 million, or $1.18 per share, on sales of $683.2 million for the year ended September 30, 1997, compared to a net loss of $3.1 million, or $0.35 per share, on sales of $413.5 million for the year ended September 30, 1996. The fiscal 1997 results include a full year of sales and earnings of Pierce, a leading manufacturer and marketer of fire trucks and other fire apparatus in the U.S., which was acquired on September 18, 1996 (see "-- Acquisitions"). The fiscal 1996 results were adversely affected by after-tax charges of $11.3 million, including $3.2 million related to a defense subcontract to Steeltech Manufacturing, Inc. ("Steeltech"), $3.5 million associated with Oshkosh's Mexican bus affiliates, and warranty and other related costs of $4.6 million. In fiscal 1996, Oshkosh also recognized after-tax benefits of $2.0 million on the reversal of income tax provisions and related accrued interest.


     Sales of both commercial and defense products increased in fiscal 1997 compared to fiscal 1996. Commercial sales in fiscal 1997 were $394.6 million, an increase of $232.6 million, or 143.6% from 1996, principally due to inclusion of a full year of Pierce sales in fiscal 1997. Commercial export sales totaled $20.7 million and $20.4 million, respectively, in fiscal 1997 and fiscal 1996. Sales of defense products totaled $288.6 million in fiscal 1997, an increase of $37.2 million, or 14.8% compared to fiscal 1996. The increase in defense sales was primarily due to an increase in sales of ISO-Compatible Palletized Flatracks ("IPF"), which were produced by Steeltech (which increased from $8.7 million in fiscal 1996 to $41.4 million in fiscal 1997). Defense export sales also increased to $16.6 million in fiscal 1997 compared to $2.1 million in fiscal 1996.


     Gross income in fiscal 1997 totaled $88.8 million, or 13.0% of sales, compared to $35.1 million, or 8.5% of sales, in fiscal 1996. The increase in gross income in fiscal 1997 was principally due to increased sales volume as a result of the acquisition of Pierce. In addition, fiscal 1996 gross income was reduced by pre-tax charges of $5.1 million related to production delays and cost overruns associated with the IPF subcontract to Steeltech and increased warranty and other related costs of $5.5 million (pre-tax).

     Operating expenses totaled $60.1 million, or 8.8% of sales, in fiscal 1997 compared to $38.7 million, or 9.4% of sales, in fiscal 1996. The increase in operating expenses in fiscal 1997 related principally to the operating expenses of Pierce and amortization of goodwill and other intangible assets associated with the acquisition of Pierce. Oshkosh recognized pre-tax charges of $3.2 million in fiscal 1996 to write off its investment in Steeltech and to write off its remaining investments and advances associated with its Mexican bus affiliates due to prolonged weakness in the Mexican economy and continuing high losses and high leverage reported by the Mexican affiliates.

     Interest expense increased to $12.7 million in fiscal 1997 compared to $0.9 million in fiscal 1996 as a result of the financing for the Pierce acquisition (see "-- Liquidity and Capital Resources").

     Miscellaneous expense was $0.3 million in fiscal 1997 compared to miscellaneous income of $1.5 million in fiscal 1996. The miscellaneous income in fiscal 1996 arose primarily from the reversal of accrued interest related to income taxes.

     The provision for income taxes in fiscal 1997 was $6.5 million, or 39.4% of pre-tax income, compared to a credit for income taxes of $1.7 million in fiscal 1996. Fiscal 1997 and fiscal 1996 benefitted from the reversal of $0.9 million and $1.0 million, respectively, of income tax provisions recognized in earlier periods. In addition, the effective income tax rate in fiscal 1997 was adversely affected by non-deductible goodwill of $2.6 million arising from the Pierce acquisition.

     The $2.9 million after-tax loss from discontinued operations ($4.7 million pre-tax) in fiscal 1996 resulted from the write-off of receivables of $2.6 million (pre-tax) related to the company's Mexican bus affiliates and from a $2.1 million pre-tax charge for additional warranty and other related costs with respect to Oshkosh's former U.S. chassis business which was sold in June 1995.

Fiscal Year Ended September 30, 1996 Compared to Fiscal Year Ended September 30, 1995

     Oshkosh reported a net loss of $3.1 million, or $0.35 per share, on sales of $413.5 million for the year ended September 30, 1996, compared to net income of $9.2 million, or $1.04 per share, on sales of $438.6 million for the year ended September 30, 1995. The fiscal 1996 results were adversely affected by after-tax charges of $11.3 million, including $3.2 million related to Steeltech, $3.5 million associated with the company's Mexican bus affiliates, and warranty and other related costs of $4.6 million. Oshkosh also recognized after-tax benefits of $2.0 million on the reversal of income tax provisions and related accrued interest in fiscal 1996. During the third quarter of fiscal 1995, Oshkosh sold its chassis manufacturing business in the U.S. and its interest in a joint venture in Mexico producing chassis for the Mexican market to Freightliner Corporation ("Freightliner"). The activities of these businesses are reported as discontinued operations and resulted in a charge to income in fiscal 1995. In fiscal 1996, further after-tax charges of $1.3 million were reported with respect to warranty and other related costs of the discontinued operations. The results of Pierce from the date of acquisition to September 30, 1996, which were not material, have been included in the consolidated results of Oshkosh.

     Sales of both commercial and defense products declined in fiscal 1996 compared to fiscal 1995. Commercial sales in fiscal 1996 decreased $14.8 million, or 8.4%, from fiscal 1995 to $162.0 million, primarily due to a decline in sales of commercial van trailers of $31.7 million as Oshkosh substantially exited this line of business. Sales of all other commercial product lines increased in fiscal 1996. Commercial export sales totaled $20.4 million and $17.5 million, respectively, in fiscal 1996 and fiscal 1995. Sales of defense products totaled $251.5 million in fiscal 1996, a decrease of $10.3 million, or 3.9%, compared to fiscal 1995. The decrease in defense sales was a result of delays in production of IPFs. Defense export sales were $2.1 million in fiscal 1996 compared to $1.6 million in fiscal 1995.

     Gross income in fiscal 1996 totaled $35.1 million, or 8.5% of sales, compared to $54.0 million, or 12.3% of sales, in fiscal 1995. Fiscal 1996 margins were reduced by pre-tax charges of $5.1 million ($3.1 million in the third quarter and $2.0 million in the fourth quarter) related to production delays and cost overruns associated with a subcontract to Steeltech (see below), increased warranty and other related costs of $5.5 million (pre-tax) of which $2.1 million was recorded in the fourth quarter, and lower volume.

     Oshkosh subcontracted production under an $85 million IPF contract for the U.S. Army to Steeltech, a minority-owned firm, pursuant to Department of Defense regulations under the IPF contract. Due to financial difficulties encountered by Steeltech, Oshkosh advanced working capital requirements to Steeltech in fiscal 1995 and 1996. As a result of delays in the start-up of full-scale production under the IPF contract, Oshkosh wrote off advances of $3.1 million and its investment in Steeltech of $.2 million in the third quarter of fiscal 1996 based on projections of Steeltech's cash flows through completion of the IPF subcontract.

     At June 30, 1996, Oshkosh believed that it was not necessary to write-off its 50% interest in a joint venture that leased equipment to Steeltech nor provide for its guarantee of the joint venture's debt, because Steeltech was current with respect to its lease payments, and Oshkosh believed the equipment could be sold at a value which would permit Oshkosh to recover its investment in the joint venture. However, by September 30, 1996, Oshkosh concluded that Steeltech would not likely achieve and sustain adequate cash flow to satisfy the lease payments. Additionally, after further investigation, Oshkosh determined that the equipment could not likely be sold at a value adequate to recover Oshkosh's investment and satisfy the joint venture's debt. Accordingly, Oshkosh wrote-off its investment in the joint venture and accrued its guarantee at September 30, 1996 in an aggregate amount of $2.0 million.

     Operating expenses totaled $38.7 million, or 9.4% of sales, in fiscal 1996 compared to $34.7 million, or 7.9% of sales, in fiscal 1995. The company recognized pre-tax charges of $3.2 million in fiscal 1996 to write off its investment in Steeltech of $.2 million (see above) and to write off its remaining investments and advances associated with its Mexican bus affiliates of $3.0 million.

     Miscellaneous income increased to $1.5 million in fiscal 1996 compared to miscellaneous expense of $0.5 million in fiscal 1995 as a result of the reversal of accrued interest related to income taxes in fiscal 1996.

     The credit for income taxes totaled $1.7 million in fiscal 1996, benefiting from the reversal of $1.0 million in income tax provisions recognized in earlier periods, compared to a provision for income taxes of $7.3 million in fiscal 1995.

     The $2.9 million after-tax loss from discontinued operations ($4.7 million pre-tax) in fiscal 1996 resulted from the write-off of receivables of $2.6 million (pre-tax) related to Oshkosh's Mexican bus affiliates and from a $2.1 million pre-tax charge for additional warranty and other related costs with respect to Oshkosh's former U.S. chassis business which was sold in June 1995. The $2.4 million after-tax loss from discontinued operations in fiscal 1995 reflects losses on the sale of Oshkosh's former U.S. chassis business and from the sale of an interest in a former Mexican bus affiliate.

Acquisitions


     On September 18, 1996, Oshkosh acquired for cash all of the issued and outstanding stock of Pierce, a leading manufacturer and marketer of fire trucks and other fire apparatus in the U.S. The acquisition price of $156.9 million, including acquisition costs and net of cash acquired, was financed from borrowings under a bank credit facility. On November 9, 1995, Oshkosh through its wholly-owned subsidiary, Summit Performance Systems, Inc., acquired the inventory, land, buildings, machinery and equipment, and technology of Friesz Manufacturing Company ("Friesz"), a manufacturer of concrete mixer systems and related aftermarket replacement parts, from available cash for $3.9 million.


HISTORICAL RESULTS OF OPERATIONS -- MCNEILUS

     The following discussion provides additional information regarding the results of operations of McNeilus for the nine-month periods ended November 30, 1997 and 1996 and for each of the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995. The discussion should be read in conjunction with "Selected Historical Consolidated Financial Data for McNeilus" and McNeilus' historical consolidated financial statements and the notes thereto appearing elsewhere in this Offering Memorandum.

     McNeilus sells concrete mixers mounted on truck chassis ("mixers") and concrete mixers only ("mixer only"). McNeilus also sells refuse packer units mounted on truck chassis ("packers") and packer units only ("packer only"). McNeilus' product lines also include ready-mix concrete mixer plants, as well as replacement parts for all of McNeilus' products. McNeilus sells its products to third parties and its lease financing subsidiary, MFSI.

     On December 8, 1997, the shareholders of McNeilus executed a definitive agreement pursuant to which, on February 26, 1998, they sold all of the outstanding capital stock of McNeilus to Oshkosh. The Stock Purchase Agreement provided for the sale of certain of McNeilus' operating subsidiaries prior to the consummation of the transaction with Oshkosh. As a result, McNeilus has accounted for the subsidiaries being sold as discontinued operations and, accordingly, prior period financial statements of McNeilus have been reclassified to reflect the discontinuation of these operations. Other than this reclassification, the discussion and analysis of historical periods does not reflect the significant impact the Acquisition is expected to have on McNeilus. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Nine Months Ended November 30, 1997 Compared to Nine Months Ended November 30, 1996

     McNeilus reported net income of $13.5 million for the nine months ended November 30, 1997 compared to net income of $11.6 million for the nine month period ended November 30, 1996.

     Net sales for the nine months ended November 30, 1997 increased by $13.6 million or 5.8% over the prior year period to $246.8 million. Total unit volume was comparable between periods, and the impact on net sales from significant increases in packer only volume and increases in mixer and packer unit volumes was offset by decreases in mixer only sales.

     Gross profit for the nine months ended November 30, 1997 totaled $43.1 million or 17.5% of net sales compared to $41.3 million or 17.7% of net sales for the nine months ended November 30, 1996. The gross margin decrease was principally as a result of the sale of a relatively lower proportion of higher margin mixer only sales.


     Net interest income from leasing activities for the nine months ended November 30, 1997 remained level at $1.9 million as compared to the prior period.



     Selling and general and administrative expenses for the nine months ended November 30, 1997 increased to $25.8 million or 10.5% of net sales compared to $24.9 million or 10.7% of net sales for the nine months ended November 30, 1996, generally reflecting the higher sales volume.



     Net other income increased to $1.2 million for the nine months ended November 30, 1997 from $(0.2) million for the nine months ended November 30, 1996, primarily because interest expense decreased due to lower average borrowings outstanding.


Fiscal Year Ended February 28, 1997 Compared to Fiscal Year Ended February 29, 1996

     McNeilus reported net income of $18.1 million in fiscal 1997 compared to net income of $15.8 million in fiscal 1996.

     Net sales in fiscal 1997 decreased $18.4 million or 5.5% from fiscal 1996 to $313.0 million. The decrease resulted primarily from a substantial decrease in packer and packer only sales as certain of McNeilus' largest commercial customers curtailed capital spending. Mixer and mixer only sales in the aggregate decreased 2.6% due to a shift in unit volume from mixer sales, which include the price of the truck chassis, to mixer only sales, which are sold without the truck chassis.

     Gross profit for fiscal 1997 totaled $55.8 million or 17.8% of net sales compared to $49.6 million or 15.0% of net sales for fiscal 1996. Gross profit increased due to the relatively higher proportion of mixer and mixer only sales, which have higher overall margins compared to packer and packer only sales. Improvements in manufacturing efficiencies and lower warranty expense also helped improve gross profit.


     Net interest income from leasing activities in fiscal 1997 increased $0.3 million or 14.2% from fiscal 1996 to $2.6 million, generally reflecting higher leasing volume.



     Selling and general and administrative expenses for fiscal 1997 increased to $29.1 million or 9.3% of net sales compared to $27.5 million or 8.3% of net sales for fiscal 1996, primarily due to increased advertising and bonuses.



     Net other income (expense) for fiscal 1997 decreased to $(0.5) million from $0.7 million in fiscal 1996 because interest expense increased due to higher average borrowings.


Fiscal Year Ended February 29, 1996 Compared to Fiscal Year Ended February 28, 1995

     McNeilus reported net income of $15.8 million in fiscal 1996 compared to net income of $10.9 million in fiscal 1995.

     Net sales in fiscal 1996 increased $25.7 million or 8.4% from fiscal 1995 to $331.4 million. Mixer and mixer only sales were down slightly, while packer and packer only sales were up substantially in fiscal 1996 compared to fiscal 1995. The increase in packer and packer only sales was primarily due to the continued expansion of the McNeilus packer product line which permitted increased sales to large commercial customers.

     Gross profit for fiscal 1996 totaled $49.6 million or 15.0% of net sales compared to $46.3 million or 15.1% of net sales for fiscal 1995. Gross profit increased primarily as a result of higher sales volume, as gross margin decreased slightly because of the shift in mix toward lower margin packer product sales.


     Net interest income from leasing activities in fiscal 1996 increased $0.2 million or 8.4% from fiscal 1995 to $2.3 million, generally reflecting higher leasing volume.



     Selling and general and administrative expenses for fiscal 1996 decreased to $27.5 million or 8.3% of net sales compared to $29.3 million or 9.5% of net sales for fiscal 1995, principally due to a decrease in charitable contribution expense.



     Net other income for fiscal 1996 increased $0.8 million from fiscal 1995 to $0.7 million primarily as a result of increased interest income.



FINANCIAL CONDITION



Three Months Ended December 31, 1997



     During the three months ended December 31, 1997, cash decreased $23.0 million. Cash of $23.0 million and cash provided from operating activities of $16.8 million was used primarily to fund $32.2 million of long-term debt repayments, the acquisition of Nova Quintech for $3.5 million, capital additions of $1.7 million and dividends of $1.0 million.



Three Months Ended December 31, 1996



     During the three months ended December 31, 1996, cash increased $4.7 million. Cash provided from operations of $25.1 million exceeded cash requirements for the repayment of long-term debt of $17.9 million, capital additions of $1.3 million and dividends of $1.1 million.



Year Ended September 30, 1997



     During fiscal 1997, cash increased $23.1 million. Cash provided from operating activities of $65.8 million was used primarily to fund $6.3 million of capital additions, $1.7 million of payments related to discontinued operations, $22.9 million of long-term debt payments, $6.5 million of purchases of common stock and common stock warrants (net of stock option exercise proceeds) and $4.2 million of dividends.



Year Ended September 30, 1996



     During fiscal 1996, cash decreased $29.6 million. The acquisitions of Pierce and Friesz for $160.8 million, cash used for operating activities of $16.2 million, capital additions of $5.4 million, stock repurchases of $5.4 million and dividends of $4.4 million were funded principally from long-term borrowings of $157.9 million, from available cash and from cash provided from discontinued operations of $4.7 million. Cash was used for operating activities in fiscal 1996 due to higher working capital requirements associated with sales in the fourth quarter of fiscal 1996 and first quarter of fiscal 1997.


LIQUIDITY AND CAPITAL RESOURCES

Pro Forma

     Assuming consummation of the Transactions as of December 31, 1997, the Company would have had pro forma Indebtedness of approximately $366.3 million (including the Notes, but excluding additional borrowings available under the revolving credit portion of the Senior Credit Facility). At the Closing, the following amounts were drawn under the Senior Credit Facility: (i) $100.0 million on Term Loan A, which matures in six years; (ii) $62.5 million on Term Loan B, which matures in seven years; (iii) $62.5 million on Term Loan C, which matures in eight years; and (iv) on a pro forma basis at December 31, 1997, approximately $13.0 million on the $100.0 million Revolving Credit Facility, which matures in six years. The undrawn amount under the Revolving Credit Facility is available for working capital and general corporate purposes, including the issuance of letters of credit, which were approximately $8 million. After giving effect to the Transactions, the Company had approximately $79 million of availability under the terms of the Revolving

Credit Facility on a pro forma basis. The Company's primary cash requirements include working capital, interest and principal payments on indebtedness, capital expenditures, dividends and potentially future acquisitions. The primary sources of cash are cash flow from operations and borrowings under the Senior Credit Facility. Based upon current and anticipated future operations, the Company believes that capital resources will be adequate to meet future working capital, debt service and other capital requirements. There can be no assurance, however, that the Company's business will generate cash flow that, together with the other sources of capital, will enable the Company to meet those requirements.

     The Company's cash flow from operations has, and will likely continue to, fluctuate significantly from period to period as the Company uses working capital when producing orders and generates working capital when shipping those orders. For example, the Company's use ($16.2 million) of cash in operations in 1996 and generation of $65.8 million in cash in 1997 resulted in significant part from a substantial increase in inventories in 1996 and a corresponding decrease in inventories in 1997, as certain large orders produced during 1996 were shipped during the first quarter of fiscal 1997. Similarly, if received, an award of the MTTR or any other major DoD contract would likely entail increases in the Company's working capital needs as it uses working capital to produce vehicles or other equipment for shipment.

     The Leasing Partner entered into the Leasing Partnership effective February 26, 1998. The Leasing Partnership provides capital lease financing to customers of the Company. MFSI had historically provided lease financing to customers of McNeilus and, at the Closing, assigned its lease portfolio to the Leasing Partner, which contributed the portfolio to the Leasing Partnership. Under the terms of the Lease Partnership agreement, the Leasing Partner may be required to make future equity contributions to the Lease Partnership based upon its pro rata ownership interest and growth of the Leasing Partnership.

     The Senior Credit Facility and the Indenture, and other instruments of the Company may, pose various restrictions and covenants on the Company that could potentially limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital or to take advantage of business opportunities. See "Description of Indebtedness -- Senior Credit Facility" and "Description of the New Notes -- Certain Covenants."

     The Senior Credit Facility accrues interest at variable rates. The Company presently has no plans to enter into interest rate swap arrangements to limit its exposure to future increases in interest rates.

     The Company's capital expenditures for fiscal years 1998 through 2000 are expected to be approximately $12.0 to $15.0 million annually.

     The Company expects to continue to pay regular quarterly dividends of $.10875 per share of Class A Common Stock and $.125 per share for Common Stock, although the Company's ability to do so may be limited by the covenants concerning restricted payments in the Indenture and the Senior Credit Facility.

Historical

     On September 18, 1996, Oshkosh entered into a bank credit agreement (the "Existing Bank Credit Agreement") to finance the acquisition of Pierce and to refinance a previous revolving credit facility. The Existing Bank Credit Agreement initially consisted of a $150 million term loan which required annual principal payments of $15 million through fiscal 2002 and a final payment of $60 million on September 30, 2003, and a $50 million revolving credit facility for working capital purposes which would have expired on September 30, 1999. Through December 31, 1997, Oshkosh made the $15 million principal payments due in September 1997 and 1998, and paid another $25 million which was prorated against the principal payments required in fiscal 1999 through fiscal 2003. At December 31, 1997, Oshkosh had borrowings under the revolving credit facility of $7.8 million and $8.2 million of standby letters of credit which reduced available capacity under the revolving credit facility to $34.0 million. The total of all term loan and revolving credit facility borrowings, excluding letters of credit, would have been required to be reduced to or below $145.0 million and $130.0 million for 60 consecutive days in fiscal 1998 and 1999, respectively.

     On May 2, 1997, Oshkosh and Freightliner formally terminated a strategic alliance formed on June 2, 1995. Oshkosh repurchased from Freightliner 350,000 shares of its Common Stock and 1,250,000 warrants for the purchase of additional shares of Common Stock for a total of $6.8 million. Oshkosh and Freightliner will continue to supply each other with parts and components.

STOCK BUYBACK

     In July 1995, Oshkosh's Board of Directors authorized the repurchase of up to 1,000,000 shares of Common Stock. As of December 31, 1997, Oshkosh had purchased 461,535 shares under this program at a cost of $6.6 million. The Indenture and the Senior Credit Facility will contain covenants which will limit such repurchases after the consummation of the Transactions.

YEAR 2000

     Certain of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs may misinterpret a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure, miscalculations or other disruptions in the business.

     Oshkosh maintains two primary computer systems at its Oshkosh operations and one at its Pierce operations. Oshkosh is planning to install upgrades to its present computer systems at Oshkosh by December 31, 1998. At Pierce, Oshkosh has commenced a project, with outside consultants, to install new hardware and software by February 1, 1999, to replace an obsolete hardware and software system. The total cost of these projects during fiscal 1998 and 1999 is estimated at approximately $6.6 million which includes $6.3 million for the purchase of new hardware and software that will be capitalized and $0.3 million that will be expensed as incurred. Oshkosh believes that following the completion of these projects, the year 2000 issue will not pose significant disruptions to its business; however, if such projects are not completed on a timely basis, the year 2000 could have a material impact on the operations of Oshkosh.

     McNeilus has entered into an agreement with an outside consultant to upgrade its present computer systems by August 1998. The total cost of this upgrade, which is intended to, among other things, prevent any disruptions related to year 2000 issues, is estimated at approximately $400,000 and will be expensed. The Company believes that following the conclusion of this upgrade, the year 2000 issue will not pose significant disruptions to McNeilus' business; however, if such upgrades are not completed on a timely basis, the year 2000 could have a material impact on the operations of McNeilus.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this statement applies only to the presentation of comprehensive income, it will not have any impact on the Company's results of operations, financial position or cash flows.

     In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes the standards for the manner in which public enterprises are required to report financial and descriptive information about their operating segments. The statement defines operating segments as components of an enterprise for which separate financial information is available and evaluated regularly as a means for assessing segment performance and allocating resources to segments. A measure of profit or loss, total assets and other related information are required to be disclosed for each operating segment. In addition, this statement requires the annual disclosure of information concerning revenues derived from the enterprise's products or services, countries in which it earns revenue or holds assets, and major customers. The statement is also effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 will not affect the Company's results of operations or financial position, but will affect the disclosure of segment information.

                                    BUSINESS

THE COMPANY

     The Company is a leading designer, manufacturer and marketer of a broad range of fire apparatus and specialty commercial and military trucks under the "Oshkosh," "Pierce," "McNeilus" and "MTM" trademarks. The Company's custom and commercial fire apparatus include pumpers, aerial and ladder trucks, tankers, heavy-duty rescue vehicles, wildland rough terrain response vehicles and ARFF vehicles. The Company's commercial truck lines include refuse truck bodies, rear- and forward-discharge concrete mixers and snow removal vehicles. As the leading manufacturer of severe-duty heavy tactical trucks for the DoD, the Company manufactures vehicles that perform a variety of demanding tasks such as hauling tanks, missile systems, ammunition, fuel and cargo for combat units. For the twelve months ended December 31, 1997, on a pro forma basis, the Company generated net sales of $1,011.3 million and EBITDA of $79.4 million.

     The Company's objective is to continue to enhance market positions by providing innovative design, sophisticated engineering, efficient, low-cost manufacturing, extensive distribution and superior customer service to its commercial, municipal and military customers within its core markets.

COMPETITIVE STRENGTHS

     The following competitive strengths support the Company's business strategy:

     Strong Market Positions. The Company has developed strong market positions in each of its core businesses, which management attributes to the Company's reputation for innovation, vehicle performance, reliability and customer service. The Company has the leading share of the severe-duty heavy tactical truck segment of the domestic defense truck market, and also believes it has a leading share in: (i) custom and commercial fire apparatus, including pumpers, aerial and ladder trucks, tankers, heavy duty rescue, wildland rough terrain response vehicles and ARFF vehicles for the domestic fire apparatus market; (ii) the domestic refuse truck body market; (iii) the domestic rear- and forward-discharge concrete mixer markets; and (iv) the domestic airport snow removal vehicle market. The Company intends to continue to strengthen its market share by capitalizing on its strong reputation, introducing innovative products and services and leveraging its extensive distribution capabilities.

     Extensive Distribution Capabilities. With the addition of the commercial and municipal distribution capabilities of Pierce and McNeilus, the Company has established an extensive domestic and international distribution system for specialty trucks and truck bodies covering over 70 countries. In addition to its network of dealers and distributors, the Company employs over 100 in-house sales and service representatives. Management believes the Company's broad distribution system has enabled the Company to: (i) maximize sales of new products and technologies: (ii) become a benchmark for government customers in establishing their bid specifications; (iii) provide customer service on a national and international scale; and (iv) reduce distribution expenses through significant economies of scale.

     Flexible and Efficient Manufacturing. The Company believes it has competitive advantages over larger truck manufacturers in its specialty truck markets due to its manufacturing flexibility and custom fabrication capabilities. For example, the Company has successfully configured its defense truck and fire apparatus manufacturing plants for the simultaneous manufacture of many different types and models of vehicles on the same assembly line. In addition, the Company believes it has a competitive advantage over smaller competitors due to its: (i) manufacturing in relatively higher volumes; (ii) purchasing power across its product lines; and (iii) investing in fixturing and robotics to improve efficiency and reduce costs.

     Quality Products and Customer Service. Oshkosh, Pierce and McNeilus have each developed strong brand recognition based on their commitments to meet the stringent product quality and reliability requirements of their customers and the specialty truck markets they serve. The Company's commitment to product quality is exemplified by the ISO 9001 certification of Oshkosh. Pierce is targeting achievement of ISO 9001 certification in 1998. The Company also achieves high quality customer service through its extensive service and parts support program, which is available to domestic customers 365 days a year in all product lines throughout the Company's distribution systems.

     Proprietary Components. The Company's advanced design and engineering capabilities have contributed to the development of proprietary, severe-duty components which enhance truck performance, reduce manufacturing costs and strengthen customer relationships. These proprietary components include front drive and steer axles, transfer cases, cabs, the ALL-STEER electronic all-wheel steering system, central tire inflation, independent suspension, the Sky-Arm articulating aerial ladder and the McNeilus Auto Reach Arm. Management believes these proprietary components provide the Company a competitive advantage by increasing its vehicles' durability, operating efficiency and vehicle effectiveness. The integration of many of these components across various certain product lines also reduces the Company's costs to manufacture its products compared to manufacturers who simply assemble purchased components.

BUSINESS STRATEGY

     The Company is focused on increasing its net sales, profitability and cash flow by capitalizing on its competitive strengths. Key elements of the Company's business strategy include:

     Focusing on Specialized Truck Markets. The Company plans to continue its focus on those specialized truck and truck body markets where it has strong market positions and where the Company can leverage synergies in purchasing, manufacturing, technology and distribution. The Company's objective is to achieve and maintain market leadership through internal growth and strategic acquisitions. Management believes the higher sales volumes associated with market leadership would allow the Company to continue to enhance productivity in manufacturing operations, fund innovative product development and invest in further expansion.

     Expanding Distribution and International Sales. The Company plans to add new distribution capabilities for the municipal segment of the refuse truck body market and in targeted geographic areas in the domestic fire apparatus market. The Company intends to increase international sales beyond the $58.9 million pro forma volume achieved in the twelve months ended December 31, 1997 by introducing McNeilus refuse truck bodies, rear-discharge concrete mixers and ready-mix batch plants to international markets and by continuing the expansion of Pierce's international customer base through the Company's expanding international distribution capabilities.

     Reducing Costs While Maintaining Quality. The Company actively benchmarks its competitors' costs and best industry practices, and continuously seeks to implement process improvements to increase cash flow and improve profitability. With each of its acquisitions, the Company has established cost reduction targets. At Pierce, the Company exceeded its first-year cost reduction target of $3.4 million in fiscal 1997 as a result of consolidating facilities, reengineering the manufacturing process and leveraging increased purchasing power. The Company is planning for additional cost savings at Pierce in fiscal 1998. The Company intends to improve efficiencies after the acquisition of McNeilus by taking advantage of the Company's greater purchasing power and by developing additional manufacturing synergies across product lines.

     Introducing New Products. The Company has increased its emphasis on new product development in recent years, and seeks to expand sales by introducing new or improved products in its core markets, either through internal development or strategic acquisition. For example, in December 1997, the Company purchased the aerial fire apparatus product line of Nova Quintech, a division of Nova Bus Corporation. This acquisition broadened Pierce's aerial product line and is expected to provide Pierce with three new products in the first half of calendar 1998.

     Diversifying DoD Contracts. The Company is seeking to diversify its business with the DoD beyond its traditional contracts relating to the manufacture of severe-duty heavy tactical trucks. Management believes the Company has a reputation within the DoD for advanced engineering, quality manufacturing and vehicle performance that will assist the Company in obtaining contracts to provide other types of vehicles to the DoD. For example, the Company was one of two manufacturers selected to participate in a DoD program to produce upgraded medium-duty prototype vehicles for the MTTR program. The Company expects the testing and validation phase for the MTTR program to conclude in the first half of 1998 and the initial production contract to be awarded to the Company or the competing bidder in the fourth quarter of 1998. The Company is also one of two manufacturers competing for the DoD's FMTV contract. The Company and the other participating manufacturer are currently preparing prototype FMTV trucks for testing by the DoD.

     Increasing Aftermarket Sales and Service. The Company is focused on increasing its aftermarket sales and service revenues. In the fire apparatus and commercial truck markets, the Company has expanded and plans to continue to expand its refurbishment facilities and parts distribution capabilities. In the defense truck market, the Company plans to continue to pursue parts and maintenance contracts for upgrading and reconditioning trucks at both domestic and international U.S. military bases.

     Pursuing Strategic Acquisitions. Following the integration of McNeilus, the Company intends to selectively pursue additional strategic acquisitions, both domestically and internationally, in order to enhance its product line and expand its international presence in specialized truck markets. The Company intends to focus its acquisition strategy in specialty truck and truck body markets where it can enhance its strong market positions and achieve significant acquisition synergies.

THE ACQUISITION

     On December 8, 1997, Oshkosh entered into the Stock Purchase Agreement pursuant to which, on February 26, 1998, it acquired all of the outstanding capital stock of McNeilus and entered into related non-compete and ancillary agreements for an aggregate acquisition price of $250.0 million. At November 30, 1997, McNeilus had unrestricted cash of $17.7 million ($20.2 million less an estimated $2.5 million required for capital and surplus at McNeilus' captive insurance subsidiary). The Stock Purchase Agreement required, among other things, that the selling stockholders of McNeilus prepay certain notes and purchase selected assets of McNeilus, which provided net proceeds to Oshkosh of approximately $16.1 million. As a result, management estimates that the effective cost to the Company in connection with the Acquisition was approximately $216.2 million. Concurrently with the consummation of the Acquisition, the Company consummated the Note Offering, established the Senior Credit Facility, applied the net proceeds from the Note Offering and the Senior Credit Facility to consummate the Acquisition, refinanced existing Oshkosh indebtedness, paid fees and expenses and established the Lease Financing Facility.

PRODUCTS AND MARKETS

     Following the Pierce and McNeilus acquisitions, the Company is focused on the following core specialty truck and truck body markets:

     Fire Apparatus. The Company, through Pierce, is among the leading domestic manufacturers of custom and commercial fire apparatus. The Company primarily serves domestic governmental markets, but also sells fire apparatus to airports, universities and large industrial companies. In addition, the Company sells fire apparatus in international markets. Pierce's history of research and development in consultation with firefighters has resulted in a broad product line that features a wide range of innovative, high-quality custom and commercial firefighting equipment with advanced fire suppression capabilities. The Company's engineering expertise also allows it to design its vehicles to meet stringent government regulations for safety and effectiveness.

     Refuse Truck Bodies. Management believes the Company, through McNeilus, is a leading domestic manufacturer of refuse truck bodies for the waste services industry. The Company manufactures a wide range of automated rear, front, side and top loading refuse truck bodies, which the Company mounts on commercial chassis. The Company sells its refuse vehicles primarily to commercial waste management companies. Management believes the Company's refuse vehicles have a reputation for efficient, cost-effective, dependable operation that supports the Company's continued expansion into municipal and international markets.

     Concrete Mixers and Snow Removal Vehicles. Management believes the Company is a leading domestic manufacturer of rear- and forward-discharge concrete mixers. The Company sells rear- and forward-discharge concrete mixers and portable concrete mixer plants to construction companies throughout the United States and internationally. Management believes the Company is one of the only domestic concrete mixer manufacturers that markets both rear- and forward-discharge concrete mixers.

     The Company is also among the leading domestic manufacturers of snow removal vehicles for airports. The Company's specially designed airport snow removal vehicles can cast up to 4,000 tons of snow per hour and are used by some of the largest airports in the United States, such as Denver International Airport, LaGuardia International Airport, Minneapolis-St. Paul International Airport and O'Hare International Airport. Management believes the reliability of the Company's high performance snow removal vehicles contribute to its strong market position.

     Defense Trucks. The Company has sold products to the DoD for over 70 years and is the leading manufacturer of a broad line of severe-duty heavy tactical trucks for the DoD. The Company's proprietary military all-wheel drive product line includes: (i) the PLS, a highly mobile self-contained truck and trailer system that loads and unloads a wide range of cargo in a short period of time;
(ii) the HEMTT, a cross-country cargo and supply carrier that, among other tasks, is used for direct rearming of the Multiple Launch Rocket System, transport of Patriot erector/launchers, resupply of field artillery ammunition and refueling of tanks, trucks and helicopters in forward areas; (iii) the HET, the primary hauler of the M1A1 main battle tank and also a hauler of other tanks, fighting and recovery vehicles, self-propelled howitzers and construction equipment; and (iv) the LVS, a highly mobile cargo carrier with a maximum payload capacity of 20 tons. The Company also exports its severe-duty heavy tactical trucks to approved foreign customers.

     The Company has developed a strong relationship with the DoD that has resulted in the Company operating under "family contracts" with the DoD for the PLS, HEMTT, HET and LVS and for DoD vehicle parts. Under the vehicle family contracts, the DoD orders a specified range of volume of trucks at fixed prices, which allows the Company to predict and plan its products and delivery schedules for vehicles. These family contracts were established in 1996 and 1997 and expire in fiscal years 1999 and 2000.

        MARKETS AND PRODUCTS                                     DESCRIPTION
        --------------------                                     -----------
Fire Apparatus Market
Custom Pumpers.......................    Firefighting apparatus that are equipped with a water tank, water pump, and foam system (optional). The Pierce line of custom pumpers is available on each of these custom chassis:
                                         - Quantum -- Flagship of the Pierce line. Features advanced ergonomics, unique styling, enhanced maneuverability, and
                                           a cab that seats up to 10 personnel.
                                         - Lance -- Features a split-tilt cab. High gross vehicle
                                         weight rating enables this truck to support aerial devices.
                                         - Dash 2000 -- Custom tilt cab, designed for comfort, space and maneuverability.
                                         - Saber -- Value-priced chassis featuring a tilt-cab, select options, and seating for up to 8 personnel.
                                         - Arrow -- Cab-forward design.
Commercial Pumpers...................    Firefighting apparatus that are equipped with a water tank, water pump and foam system (optional). Commercial pumpers
                                         have the firefighting bodies mounted on customer-specified commercial truck chassis.

        MARKETS AND PRODUCTS                                     DESCRIPTION
        --------------------                                     -----------
Aerial Apparatus.....................    Firefighting apparatus with an aerial device mounted on the body for access and rescues in elevated locations. These
                                         devices are available on the Pierce line of custom chassis.
                                         Products include:
                                         - 105' and 85' aerial platforms.
                                         - 75' and 105' heavy-duty ladders.
                                         - 105' super heavy-duty ladder.
                                         - 105' aerial tiller -- Tractor-drawn trailer has an aerial ladder mounted on the trailer and steering capability for
                                           the rear axle.
                                         - Sky Arm -- Four-section, 100-foot aerial ladder with an
                                         articulating platform.
                                         - Sky Five -- Five-section aerial ladder that is available in rear- and mid-mount configurations. The Company believes that, at rest, this is the shortest 100-foot aerial ladder available.
                                         - Sky Boom -- Elevated water tower boom with an attached
                                         ladder. Available in 55' and 60' lengths.
Rescue Vehicles......................    These units are designed to carry personnel and large
                                         quantities of equipment. Pierce rescue vehicles are used for extrication, water rescue, hazardous materials response,
                                         fire fighting, command center, and lighting operations.
Mini-Pumper..........................    This initial response vehicle is a fast, lightweight,
                                         scaled-down version of full-sized pumper.
Elliptical Tanker....................    Elliptical tankers are used to transport large amounts of
                                         water to fire scenes and can be equipped with a variety of pumping packages so the vehicles can also be used as a front line of attack. Water capacity ranges from 1,500 to 5,000
                                         gallons.
Hawk Wildland Rapid Response
  Vehicle............................    Four-wheel-drive vehicle takes firefighters into off-road
                                         terrain that can be difficult or even unpassable for larger, two-wheel-drive pumpers. Designed specifically as a
                                         first-strike vehicle, the Hawk features a water tank, water pump, and a compressed air foam system.
Refuse Truck Body Market
Front Loader.........................    Refuse is loaded into a container at the front of the
                                         vehicle; the container is lifted by large arms and dumped
                                         into the body. The front loader can carry 40 to 43 cubic
                                         yards of refuse and is available on a selection of
                                         commercial chassis. A self-leveling system for keeping the container level during dumping cycle is optional.
Rear Loader..........................    McNeilus offers three different models of rear-loading
                                         refuse bodies. Refuse is loaded into the rear of the vehicle and compacted toward the front of the refuse body. McNeilus rear loaders can carry from 17 to 32 cubic yards of refuse.
Autoreach Automated Side Loader......    This refuse body features a boomless arm for loading large containers of refuse from the side of the vehicle. The
                                         side-loading arm is designed to articulate left to right and dump from any angle. The driver can keep the vehicle in one position after stopping for a pick-up rather than having to move the vehicle to put the arm in the proper position for lifting the next refuse container. The McNeilus Autoreach is available in 28-, 33- and 36-yard capacities and features a continuous packing cycle.

        MARKETS AND PRODUCTS                                     DESCRIPTION
        --------------------                                     -----------
Manual Side Loader...................    Designed for one-person refuse collection operations and can carry up to 33 cubic yards. The body can be loaded from
                                         either side and is typically mounted on a low-entry chassis.
Concrete Mixer and Snow Removal
Vehicle Market
F-Series.............................    Designed for a variety of severe-duty all-wheel drive
                                         applications, including rear-discharge concrete mixers,
                                         concrete block trucks, dry wall haulers, wall form trucks, digger derricks, aerial buckets and oil field service.
S-Series.............................    A forward-discharge concrete mixer that allows the driver to approach a job with greater visibility, improved placement and greater safety. The two-speed transfer case and front
                                         driving gear gives extra power to maneuver into tighter
                                         spots in any kind of terrain.
H-Series.............................    An airport snow removal vehicle that can clear 4,000 tons of snow per hour. Optional sweepers, blowers and plows are
                                         available.
P-Series.............................    A super heavy-duty frame vehicle that can break through
                                         heavily drifted snow. The vehicle also has the added
                                         flexibility of being durable enough to meet the demands of off-road applications.
Bridgemaster III.....................    Rear-discharge mixer featuring a trailing axle. This mixer lineup can carry from 9 to 11.5 cubic yards of concrete. The
                                         Bridgemaster IIIs are available on a variety of commercial truck chassis.
Standard Rear Discharge Mixer........    Rear-discharge concrete mixer that can handle from 4 to 11 cubic yards and are available with a variety of axle
                                         configurations including tag axles. Options include remote pendant controls for controlling discharge near the rear of the vehicle.
Sliding Mixer System.................    Mounted on a trailer that can be extended up to 13 feet
                                         depending on the size of the mixer selected. It is designed for transport and large pours. It typically can carry 11 to
                                         13 yards of concrete.
Defense Truck Market
Heavy Expanded Mobility Tactical
  Truck ("HEMTT")....................    Cross-country cargo and supply carrier with maximum payload capacity of 11 tons. The HEMTT is used for direct rearming of the Multiple Launch Rocket System, transport of Patriot erector/launchers and resupply of field artillery ammunition and refueling of tanks, trucks and helicopters in forward
                                         areas.
Heavy Equipment Transporter
  ("HET")............................    Primary hauler of the M1A1 main battle tank and also
                                         transports other tanks, fighting and recovery vehicles,
                                         self-propelled howitzers and construction equipment.
Palletized Load System ('PLS").......    Cargo hauler with maximum payload capacity of 33 tons. The truck and trailer system hauls a variety of cargo and can
                                         load or unload in a short period of time.
Logistic Vehicle System ("LVS")......    Highly mobile cargo carriers with a maximum payload capacity of 20 tons. The LVS can carry military vehicles and supply containers over rough terrain and steep grades due to its
                                         separating chassis module design.

SALES AND DISTRIBUTION

     The Company believes it differentiates itself from many of its larger competitors by tailoring its distribution to the needs of its specialized truck markets and from its smaller competitors with its national and global sales and service capabilities. Distribution personnel use demonstration trucks to show customers how to properly use the Company's trucks and truck bodies, compared to the showroom sales approach of the typical dealers of large truck manufacturers. The Company backs all products by same-day parts shipment, and its service technicians are available in person or by telephone to domestic customers 365 days a year. The Company believes that its dedication to keeping its trucks in-service in demanding conditions worldwide has contributed to customer loyalty.

     The Company provides its salespeople, representatives and distributors with product and sales training on the operation and specifications of its products. The Company's engineers, along with its product managers, develop operating manuals and provide field support at truck delivery for certain markets.

     Distributors, where used, enter into agreements with the Company that allow for termination by either party generally upon 90 days' notice. Distributors are not permitted to market and sell competitive products.

     Fire Apparatus Market. The Company believes that the geographical breadth, size and quality of its fire apparatus sales and service organization are competitive advantages in a market characterized by a few large manufacturers and numerous small, regional competitors. Pierce's fire apparatus are sold through 38 sales and service organizations with more than 260 sales representatives nationwide, which combine broad geographical reach with frequency of contact with fire departments and municipal government officials. Management believes that frequency of contact and local presence are important to cultivate major, and typically infrequent, purchases involving the city or town council and fire department, purchasing, finance, and mayoral offices, among others, that may participate in a fire truck bid and selection. After the sale, Pierce's nationwide local parts and service capability is available to help municipalities maintain peak readiness for this vital municipal service.

     Pierce primarily focused its sales efforts in rural and small suburban domestic markets prior to its acquisition by Oshkosh. Due to its expertise and long-standing relationships in numerous large urban markets, the Company has extended Pierce's sales focus into several key metropolitan areas. As a direct result of a targeted approach to major urban markets, Pierce was awarded the two largest U.S. fire truck contracts in its history in fiscal 1997.

     Pierce substantially strengthened its competitive position overseas in fiscal 1997. Pierce's worldwide distribution network was expanded to include 43 international representatives. This network has delivered several new orders including the award in December 1997 of a $35 million contract for 130 custom fire trucks for Saudi Arabia to be delivered from November 1998 through October 1999.

     The Company has invested in the development of sales tools for its representatives which it believes creates a competitive advantage in the sale of fire apparatus. For example, Pierce's Pride II PC-based sales tool can be used by its sales representatives to develop the detail specifications, price the base truck and options and draw the configured truck on the customer's premises. The quote, if accepted, is directly interfaced into Pierce's sales order systems.

     Refuse Truck Body, Concrete Mixer and Snow Removal Vehicle Markets. Oshkosh maintains four distribution centers with 26 in-house sales and service representatives in the U.S. to sell and service its forward- and rear-discharge concrete mixers. All of the Oshkosh facilities provide full service, mounting and parts distribution to customers in their geographic regions, while two also have paint facilities. In addition, Oshkosh utilizes three independent distributors in this market. Oshkosh also maintains 22 full sales and service dealers focused on the sale of snow removal vehicles, principally to airports, but also to municipalities, counties and other governmental entities.

     McNeilus operates eight distribution centers with 83 in-house sales and service representatives in the U.S. to sell and service its refuse truck bodies, rear-discharge concrete mixers and ready-mix batch plants. Six of such distribution centers provide full service, mounting and parts distribution to customers in their geographic regions while the remainder are primarily sales offices with limited parts and service capabilities. Five of the McNeilus distribution centers also have paint facilities and provide significant additional paint and mounting services during peak demand periods.

     With respect to McNeilus, the Company plans to:

     - Combine the McNeilus and Oshkosh distribution capabilities. Because there is little geographic overlap between the rear-discharge markets of McNeilus and the forward-discharge markets of Oshkosh, management presently intends to maintain all existing distribution centers of both companies. The Company believes that the combined network will represent one of the largest refuse truck body and concrete mixer distribution networks in the U.S.

     - Apply Oshkosh's and Pierce's sales and marketing expertise in municipal markets to increase sales of McNeilus refuse truck bodies to municipal customers. Virtually all McNeilus refuse truck body sales have been to commercial customers, which the Company believes represent a majority of the refuse truck body market. However, many municipalities purchase their own refuse trucks, and the Company believes that it is positioned to create an effective municipal distribution in the refuse truck body market by building upon its present base of municipal distributors.

     - Offer McNeilus refuse truck bodies, rear-discharge concrete mixers and ready-mix batch plants to Oshkosh's 43 international dealers for sales and service worldwide. McNeilus' international sales have historically been limited because McNeilus has focused on the domestic market. However, management believes that refuse body exports are a significant percentage of certain competitors' sales, and represents a meaningful opportunity for the Company. The Company believes that its international Oshkosh and Pierce dealers are capable of effectively selling and servicing the McNeilus product line and plans to use its experience at Pierce to develop sales of McNeilus products.

     Defense Truck Market. Substantially all domestic defense products are sold direct to principal branches of the DoD. The Company maintains a liaison office in Washington, D.C. to represent its interests with the Pentagon, Congress and the Office of the President. The Company also sells and services defense products to foreign governments directly through four Company-owned international sales offices, through agents, consultants and representatives, and through the United States FMS program. The DoD has begun to rely on industry for support and sustainability of its vehicles which has opened up new opportunities for maintenance, service and contract support to the U.S. Army and U.S. Marine Corps.

     In addition to marketing its current truck offerings and competing for new contracts in the medium- and light-duty segments, the Company actively works with the Armed Services to develop new applications for its vehicles. For example, the Company is:

     - Developing new applications for its PLS vehicle beyond its traditional ammunition transportation role. A contract for construction models has already been awarded, and several other models of the PLS are currently under evaluation.

     - Modifying its HEMTT vehicle for alternate uses. The Company has integrated a foam proportioning fire fighting package on a HEMTT for use by the U.S. military and other governmental agencies in the extinguishment of wildland fires. The HEMTT has also been modified to include a load handling system to meet lower payload requirements.

     - Upgrading existing products such as the HEMTT, PLS and HET in order to achieve better performance and new technology. As an example, the Company has separate development contracts for each product with the U.S. Army to develop a new HEMTT, HET and PLS with new engines, transmissions, transfer cases and numerous other components that increase reliability and performance at reduced costs.

COMPETITION

     The Company operates in highly competitive industries. The Company competes in the fire apparatus and defense truck markets principally on the basis of lowest qualified bid. To submit a qualified bid, the bidder must demonstrate that the fire apparatus or defense truck meets stringent specifications, and for most defense truck contracts, passes extensive testing. In addition, decreases in the DoD budget have resulted in a reduction in the number and size of contracts, which has intensified the competition for remaining available contracts. The Company and its competitors continually undertake substantial efforts in order to maintain existing levels of defense business and to succeed in bid competitions for available contracts. In the refuse truck body and concrete mixer markets, the Company also faces intense competition on the basis of price, innovation, quality, service and product performance capabilities. As the Company seeks to expand its sales of refuse truck bodies to municipal customers, management believes the principal basis of competition for such business will be lowest qualified bid.

     In all of the Company's markets, competitors include smaller, specialized manufacturers as well as large, mass producers. The Company believes that, in its specialized truck markets, it has been able to effectively compete against large, mass producers due to its manufacturing flexibility and specialized distribution systems. The Company believes that its competitive cost structure, engineering expertise and global distribution systems have enabled it to effectively compete with other specialized manufacturers.

     Pierce's principal competitors in the fire apparatus market include Emergency One, Inc. (a subsidiary of Federal Signal Corporation), FWD Corporation (a subsidiary of Corsta Corporation), Kovatch Mobile Equipment Corp., and numerous small, regional manufacturers. Principal competitors of McNeilus, in the refuse truck body market, include The Heil Company (a subsidiary of Dover Corporation), Leach Company, McClain E-Z Pack, Inc. and Pak-Mor Manufacturing Company. Principal competitors of McNeilus and Oshkosh in concrete mixer markets include Advance Mixer, Inc., London Machinery, Inc., Mack Trucks, Inc., Maxim Truck Company, Inc., Rexworks, Inc., and T.L. Smith Machine Co., Inc. Oshkosh's principal competitors in snow removal markets include Monroe Truck Equipment, Inc. and Stewart & Stevenson Services, Inc. Oshkosh's principal competitors for DoD contracts include AM General Corporation and Stewart & Stevenson Services, Inc. The Company also faces competition from its competitors for acquisition opportunities.

     Several of the Company's competitors have greater financial, marketing, manufacturing and distribution resources than the Company. There can be no assurance that the Company's products will continue to compete successfully with the products of competitors or that the Company will be able to retain its customer base or to improve or maintain its profit margins on sales to its customers, all of which could materially adversely affect the Company's financial condition, results of operations and debt service capability.

CUSTOMERS AND BACKLOG

     Sales to the DoD comprised approximately 29% of the Company's pro forma net sales for the twelve months ended December 31, 1997. No other single customer accounted for more than 2% of the Company's pro forma sales for this period. A substantial majority of the Company's net sales are derived from customer orders prior to commencing production.


     The Company's pro forma backlog at December 31, 1997 was $438.3 million. The backlog at December 31, 1997 includes $147.5 million related to DoD contracts, $159.0 million related to fire apparatus and $131.8 million related to other commercial products. Substantially all of the Company's backlog pertains to fiscal 1998 business.



     The Company's historical backlog, excluding McNeilus, was $377.9 million at December 31, 1997 compared to $398.2 million at December 31, 1996. The $20.3 million decrease in backlog from December 31, 1996 to December 31, 1997 is due to a $77.4 million decrease related to DoD contracts, partially offset by increases of $37.2 million related to fire apparatus and $19.9 million related to other commercial products. Backlog information for McNeilus was unavailable at December 31, 1996.


     Reported backlog excludes purchase options and announced orders for which definitive contracts have not been executed. Additionally, backlog excludes unfunded portions of DoD long-term family contracts. Backlog information and comparisons thereof as of different dates may not be accurate indicators of future sales or the ratio of the Company's future sales to the DoD versus its sales to other customers.

GOVERNMENT CONTRACTS

     Approximately 29% of the Company's pro forma net sales for the twelve months ended December 31, 1997 were made to the U.S. government under long-term contracts and programs, substantially all of which were in the defense truck market. Accordingly, a significant portion of the Company's sales are subject to inherent risks, including uncertainty of economic conditions, changes in government policies and requirements that may reflect rapidly changing military and political developments and the availability of funds.

     The Company's sales into defense truck markets are substantially dependent upon periodic awards of new contracts and the purchase of base vehicle quantities and the exercise of options under existing contracts. The Company's existing contracts with the DoD may be terminated at any time for the convenience of the government. Upon such termination, the Company would generally be entitled to reimbursement of its incurred costs and, in general, to payment of a reasonable profit for work actually performed.

     In November 1996, the U.S. Army Tank Automotive and Armaments Command awarded the Company and one other defense contractor $6.9 million prototype contracts for Phase I competition of the MTTR program. The MTTR program was initiated to update and modernize the 5-ton tactical vehicle fleet of the U.S. Marine Corps and the U.S. Army. The goal of the U.S. Marine Corps portion of the program is to remanufacture the current configuration to carry a much greater payload with substantially increased cross-country mobility. The U.S. Army portion of the program is designed to increase the useful life and decrease operation and support costs of a portion of the U.S. Army's existing fleet. Phase I covers the design, development, and production of five prototype test vehicles for the U.S. Marine Corps and five additional prototype test vehicles for the U.S. Army. Testing of the ten prototype test vehicles commenced August 1997 and will be concluded in April 1998. Phase II of the program is currently expected to include the production of up to 11,500 U.S. Marine Corps and U.S. Army units at a value that could exceed $1.0 billion over a period of years. Competition for the Phase II production contract is intense between the two Phase I contractors. Phase I testing along with the Phase II proposal will determine the single supplier of any production contract awarded. No assurance can be given that the DoD will award a Phase II Contract or that federal budgets will provide future funding for a Phase II contract, as further discussed under "Risk Factors -- Uncertainty Inherent in U.S. Government Contracts" and "-- Risks of Further Reductions or Changes in Government Expenditures."

     The U.S. Army has announced a competition to add a second supplier to build FMTV trucks. Up to three contractors will build several trucks for testing by the DoD pursuant to a request for proposal currently under development by the DoD. The Company currently has received two existing vehicles for intense study in preparation for the competition. Based on current plans announced by the DoD, the winner of the competition would be awarded an initial production contract for approximately 3,000 vehicles. Upon completion of this production contract and the current supplier's present contract, the U.S. Army is expected to conduct a competition between these two manufacturers for the production of approximately 50,000 FMTV trucks. No assurance can be given that the DoD will award the FMTV contract or that federal budgets will provide future funding for the FMTV contract, as further discussed under "Risk Factors -- Uncertainty Inherent in U.S. Government Contracts" and "-- Risks of Further Reductions or Changes in Government Expenditures."

     Under firm fixed-price contracts with the government, the price paid to the Company is generally not subject to adjustment to reflect the Company's actual costs, except costs incurred as a result of contract changes ordered by the government. The Company generally attempts to negotiate with the government the amount of increased compensation to which the Company is entitled for government-ordered changes which result in higher costs. In the event that the Company is unable to negotiate a satisfactory agreement to provide such increased compensation, the Company may file an appeal with the Armed Services Board of Contract Appeals or the U.S. Claims Court. The Company has no such appeals pending.

     The Company, as a U.S. government contractor, is subject to financial audits and other reviews by the U.S. government of performance of, and the accounting and general practices relating to, U.S. government contracts, and like most large government contractors, the Company is audited and reviewed on a continual basis. Costs and prices under such contracts may be subject to adjustment based upon the results of such audits and reviews. Additionally, such audits and reviews can and have led to civil, criminal or administrative proceedings. Such proceedings could involve claims by the government for fines, penalties, compensatory and treble damages, restitution and/or forfeitures. Under government regulations, a company or one or more of its subsidiaries can also be suspended or debarred from government contracts, or lose its export privileges based on the results of such proceedings. Additional information is included under the caption "Risk Factors -- Uncertainty Inherent in U.S. Government Contracts." The Company believes, based on all available information, that the outcome of all such audits, reviews and proceedings will not have a material adverse effect on its consolidated financial condition or results of operations.

SUPPLIERS

     The Company is highly dependent on its suppliers and subcontractors in order to meet commitments to its customers, and many major components are procured or subcontracted on a sole-source basis with a number of domestic and foreign companies. Through its reliance on this supply network for the purchase of certain components, the Company is able to avoid many of the preproduction and fixed costs associated with the manufacture of those components. The Company maintains an extensive qualification and performance measurement system to control risks associated with such reliance on suppliers. The Company occasionally experiences problems with supplier and subcontractor performance and must identify alternate sources of supply and/or address related warranty claims from customers.

     While the Company purchases many costly components such as engines, transmissions and axles, it manufactures certain proprietary components that are deemed material to the Company's business. These components include front drive and steer axles, transfer cases, cabs, the ALL-STEER electronic all-wheel steering system, central tire inflation, independent suspension, the Sky-Arm articulating aerial ladder, the McNeilus Auto Reach Arm, body structures and many smaller parts which add uniqueness and value to the Company's products. Some of these proprietary components are marketed to other manufacturers.

ENGINEERING, RESEARCH AND DEVELOPMENT

     The Company maintains three facilities for new product development and testing with a staff of 46 engineers and technicians who are responsible for improving existing products and development and testing of new trucks, truck bodies and components. The Company prepares annual new product development and improvement plans for each of its markets and measures progress against those plans.

     Virtually all of the Company's sales of fire apparatus require some custom engineering to meet the customer's specifications. Engineering is also a critical factor in defense truck markets due to the severe operating conditions under which the Company's trucks are utilized, new customer requirements and stringent government documentation requirements. In the refuse truck body, concrete mixer and snow equipment markets, product innovation is highly important to meet customers' changing requirements. Accordingly, the Company maintains a permanent staff of over 240 engineers and engineering technicians, and it regularly outsources significant engineering activities in connection with major DoD bids and proposals.

     For fiscal years 1997, 1996 and 1995, Oshkosh incurred engineering, research and development expenditures of $7.8 million, $6.3 million and $5.4 million, respectively, portions of which were recoverable from customers, principally the U.S. government.

INTELLECTUAL PROPERTY

     Patents and licenses are important in the operation of the Company's business, as one of management's key objectives is developing proprietary components in order to provide the Company's customers with advanced technological solutions at attractive prices. The Company holds in excess of 50 active domestic patents. Management believes patents for all-wheel steer and independent suspension systems, which have remaining lives of 9 to 19 years, provide the Company with a competitive advantage in the fire apparatus business and the sale of ARFF and snow removal vehicles. The independent suspension system was also added to the U.S. Marine Corps portion of the MTTR program, which the Company believes should be a competitive advantage in the competition for the Phase II production contract. Management believes that none of the Company's other patents individually are significant to the business.

     The Company holds trademarks for "Oshkosh," "Pierce," "McNeilus" and "MTM." These trademarks are considered to be important to the future success of the Company's business.

QUALITY MANAGEMENT

     In 1994, Oshkosh commenced a program to educate and train all employees at its Oshkosh facilities in quality principles and to seek ISO 9001 certification to improve the Company's competitiveness in its global markets. Employees at all levels of the Company are encouraged to understand customer and supplier requirements, measure performance, develop systems and procedures to prevent nonconformance with requirements and produce continuous improvement in all work processes. In 1995, Oshkosh achieved ISO 9001 certification and Pierce is targeting achievement of ISO 9001 certification in 1998. The Company is evaluating whether to pursue ISO 9001 certification for McNeilus. Although management does not consider such certification essential for McNeilus' domestic markets, the Company may conclude it is valuable in marketing to certain international customers.

EMPLOYEES

     As of December 31, 1997, on a pro forma basis, the Company had approximately 3,500 employees, of which approximately 1,300, 1250 and 600 employees are located at its principal facilities in Oshkosh, Wisconsin, Appleton, Wisconsin and Dodge Center, Minnesota, respectively. Production workers totaling approximately 800 employees at the Company's Oshkosh facilities are represented by the United Auto Workers union. The Company's five-year contract with the United Auto Workers union extends through September 30, 2001. The Company believes its relationship with employees is satisfactory.

MANUFACTURING

     The Company manufactures trucks and truck bodies at ten manufacturing facilities. Employee involvement is encouraged to improve production processes and product quality. In order to reduce production costs, the Company maintains a continuing emphasis on the development of proprietary components, self-sufficiency in fabrication, just-in-time inventory management, improvement in production flows, interchangeability and simplification of components among product lines, creation of jigs and fixtures to ensure repeatability of quality processes, utilization of robotics, and performance measurement to assure progress toward cost reduction targets.

     With the Acquisition, the Company intends to continue to upgrade its manufacturing capabilities by adopting best practices across its manufacturing facilities, relocating manufacturing activities to the most efficient facility, investing in further fixturing and robotics, re-engineering manufacturing processes and adopting lean manufacturing management practices across all facilities.

     The Company plans to draw upon its recent experience with the Pierce acquisition in integrating the McNeilus manufacturing facilities. Within the first year following the Pierce acquisition, the Company consolidated three Pierce manufacturing facilities down to two while increasing Pierce's capacity by improving product flow. In addition, among other things, the Company reduced the number of operating shifts at the Pierce paint plant from three to one to substantially reduce utility costs, implemented indexing of production lines and relocated chassis frame build-up to Oshkosh to improve production efficiencies, and eliminated storage rooms to relocate inventory to point of use thereby eliminating duplicate material handling.

PROPERTIES

     Management believes the Company's equipment and buildings are modern, well-maintained and adequate for its present and anticipated needs. As of December 31, 1997, on a pro forma basis, the Company operated in ten manufacturing plants. In addition, the Company maintains twelve distribution centers throughout the United States and four sales offices internationally. The Company's manufacturing plants include:

                                            APPROXIMATE
                                          SQUARE FOOTAGE
                                         -----------------                     PRINCIPAL
     LOCATION (# OF FACILITIES)           OWNED     LEASED               PRODUCTS MANUFACTURED
     --------------------------           -----     ------               ---------------------
Oshkosh, Wisconsin(3)................    636,000    52,000    Defense Trucks; Front-Discharge Mixers; Snow
                                                              Removal Vehicles; ARFF Vehicles
Appleton, Wisconsin(2)...............    589,000    19,000    Fire Apparatus
Dodge Center, Minnesota(1)...........    604,000              Rear-Discharge Mixers; Refuse Truck Bodies
Bradenton, Florida(1)................    287,000              Defense Trucks; Rear-Discharge Mixers
Riceville, Iowa(1)...................    108,000              Components for Rear-Discharge Mixers and
                                                              Refuse Truck Bodies
Kensett, Iowa(1).....................     65,000              Not currently in use
McIntire, Iowa(1)....................     28,000              Components for Rear-Discharge Mixers and
                                                              Refuse Truck Bodies
Weyauwega, Wisconsin(1)..............     28,000              Rear-Discharge Mixers

     The Company's facilities are pledged as collateral under the terms of the Senior Credit Facility.

     The Company's manufacturing facilities generally operate five days per week on one shift, except for one week shutdowns in July and December. Management believes the Company's manufacturing capacity could be approximately doubled with limited capital spending by working an additional shift at each facility.

ENVIRONMENTAL MATTERS

     As part of its routine business operations, the Company disposes of and recycles or reclaims certain industrial waste materials, chemicals and solvents at third party disposal and recycling facilities which are licensed by appropriate governmental agencies. In some instances, these facilities have been and may be designated by the United States Environmental Protection Agency ("EPA") or a state environmental agency for remediation. Under CERCLA and similar state laws, each potentially responsible party ("PRP") that contributed hazardous substances may be jointly and severally liable for the costs associated with cleaning up the site. Typically, PRPs negotiate a resolution with the EPA and/or the state environmental agencies. PRPs also negotiate with each other regarding allocation of the cleanup cost.


     At the Seaboard Chemical site located in Jamestown, North Carolina, Pierce is one of 414 PRPs participating in the costs of addressing the site and has been assigned an allocation share of approximately 0.04%. Currently a remedial investigation/feasibility study is being completed, and as such, an estimate for the total cost of the remediation of this site has not been made to date. However, based on estimates and the assigned allocations, the Company believes its liability at the site will not be material and its share is adequately covered through reserves established by the Company at September 30, 1997. Actual liability could vary based on results of the study, the resources of other PRPs and the Company's final share of liability.


     The Company is addressing a regional trichloroethylene ("TCE") groundwater plume on the south side of Oshkosh, Wisconsin. The Company believes there may be multiple sources in the area. TCE was detected at the Company's North Plant facility with recent testing showing the highest concentrations in a monitoring well located on the upgradient property line. Because the investigation process is still ongoing, it is not possible for the Company to estimate its long-term total liability associated with this issue at this time. Also, as part of the regional TCE groundwater investigation, the Company conducted a groundwater investigation of a former landfill located on Company property. The landfill, acquired by the Company in 1972, is approximately 2.0 acres in size and is believed to have been used for the disposal of household waste. Based on the investigation, the Company does not believe the landfill is one of the sources of the TCE contamination. Based upon current knowledge, the Company believes its liability associated with the TCE issue will not be material and is adequately covered through reserves established by the Company at September 30, 1997. However, this may change as investigations proceed by the Company, other unrelated property owners, and government entities.

     The Company is subject to other environmental matters which arise in the ordinary course of business. Although the final results of all such matters cannot be predicted with certainty, management believes that the ultimate resolution of all such matters, after taking into account the liabilities accrued with respect to such matters, will not have a material adverse effect on the Company's financial condition or results of operations. Actual results could vary, among other things, due to the uncertainties involved in environmental investigations and remediation.

LEGAL PROCEEDINGS

     The Company is engaged in litigation against Super Steel Products Corporation ("SSPC"), the Company's former supplier of mixer systems for forward-discharge concrete mixer trucks under a long-term supply contract. SSPC sued the Company in state court claiming the Company breached the contract. The Company counterclaimed for repudiation of contract. On July 26, 1996, a jury returned a verdict for SSPC awarding damages totaling $4.5 million. On October 10, 1996, the state court judge overturned the verdict against the Company, granted judgment for the Company on its counterclaim, and ordered a new trial for damages on the Company's counterclaim. Both SSPC and the Company have appealed the state court judge's decision. The Wisconsin Court of Appeals has agreed to hear the case and both the Company and SSPC have filed briefs in this matter.

     The Company currently is engaged in the arbitration of certain disputes between the Oshkosh Florida Division and O.V. Containers, Inc. ("OV"), which arose out of the performance of a contract to deliver 690 skeletal container chassis. The dispute involves a warranty claim originally filed in an arbitration forum by OV against the Company in 1992. The Company settled the arbitration, but subsequently obtained information that the failed chassis at the heart of the dispute were subject to misuse and abuse and that certain information requested at the time of the arbitration was improperly withheld. The Company filed a lawsuit in the U.S. District Court for the Middle District of Florida seeking damages of approximately $1.6 million. OV filed a demand for arbitration of the matters underlying the Company's lawsuit, and successfully stayed the Company's lawsuit pending the arbitration. OV has also asserted a counterclaim in the arbitration for alleged breach of warranty and are seeking damages of approximately $9.0 million. The arbitration is being conducted before a three-member panel under the commercial dispute rules of the American Arbitration Association, and is not expected to conclude before May 1998. The Company is vigorously contesting warranty and other claims made against it, and has asserted substantial claims against OV. The outcome of these matters cannot be predicted at the present time.

     The Company is subject to other legal proceedings and claims, including patent, antitrust and state dealership regulation compliance proceedings. Although the final results of all such claims cannot be predicted with certainty, management believes that the ultimate resolution of all claims, after taking into account the liabilities accrued with respect to such claims, will not have a material adverse effect on the Company's financial condition or results of operations. Actual results could vary, among other things, due to the uncertainties involved in litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of January 15, 1998 concerning the Company's executive officers and directors. All of the Company's officers serve terms of one year and until their successors are elected and qualified. Each of the Company's directors are elected each year to serve for a term of one year and until his or her successor is elected and qualified.

             NAME                AGE                             TITLE
             ----                ---                             -----
Robert G. Bohn.................  44    President, Chief Executive Officer and Director
Timothy M. Dempsey.............  57    Vice President, General Counsel and Secretary
Paul C. Hollowell..............  56    Executive Vice President and General Manager, Defense
                                       Business
Charles L. Szews...............  41    Executive Vice President and Chief Financial Officer
Matthew J. Zolnowski...........  44    Vice President, Administration
J. David Brantingham...........  40    Vice President, Information Systems
Fred C. Fielding...............  63    Vice President, Government Operations, Washington D.C.
                                       Office
Dan J. Lanzdorf................  49    Vice President and General Manager, Commercial Business
Mark A. Meaders................  39    Vice President, Corporate Purchasing and Logistics
John W. Randjelovic............  53    Vice President and General Manager, Pierce Manufacturing,
                                       Inc.
Donald H. Verhoff..............  51    Vice President, Technology
J. William Andersen............  59    Director
Daniel T. Carroll..............  71    Director
Gen. Frederick M. Franks,        61    Director
  Jr...........................
Michael W. Grebe...............  57    Director
Kathleen J. Hempel.............  47    Director
Stephen P. Mosling.............  51    Director
J. Peter Mosling, Jr...........  53    Director
Richard G. Sim.................  53    Director

     Robert G. Bohn. Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997. Prior to joining the Company, Mr. Bohn was Director-European Operations for Johnson Controls, Inc., Milwaukee, Wisconsin, which manufactures, among other things, automotive products. He worked for Johnson Controls from 1984 until 1992. He was elected a Director of the Company in June 1995.

     Timothy M. Dempsey.Mr. Dempsey joined the Company in October 1995 as Vice President, General Counsel and Secretary. Mr. Dempsey has been and continues to be a partner in the law firm of Dempsey, Magnusen, Williamson and Lampe in Oshkosh, Wisconsin.

     Paul C. Hollowell. Mr. Hollowell joined the Company in April 1989 as Vice President-Defense Products and assumed his present position in February 1994.

     Charles L. Szews. Mr. Szews joined the Company in March 1996 as Vice President and Chief Financial Officer and assumed his present position in October 1997. Mr. Szews was previously employed by Fort Howard Corporation, a manufacturer of tissue products, from June 1988 until March 1996 in various positions, including Vice President and Controller from September 1994 until March 1996.

     Matthew J. Zolnowski. Mr. Zolnowski joined the Company as Vice President-Human Resources in January 1992 and assumed his present position in February 1994.

     J. David Brantingham. Mr. Brantingham joined the Company in April 1995 as Manager of Technical Services and assumed his present position in November 1997. Mr. Brantingham was previously employed by Western Publishing, Inc., a printer and publisher of children's books and a manufacturer of adult games, in various positions including Director of Technical Services from May 1989 through April 1995.

     Fred C. Fielding. Mr. Fielding joined the Company in October 1989 and assumed his present position in January 1991.

     Dan J. Lanzdorf. Mr. Lanzdorf joined the Company in 1973 as a design engineer and has served in various assignments including Chief Engineer -- Defense, Director of Defense Engineering, Director of the Defense Business unit, and Vice President of Manufacturing prior to assuming his current position in November 1997.

     Mark A. Meaders. Mr. Meaders joined the Company as Director of Purchasing for Pierce in September 1996 and assumed his present position as Vice President-Corporate Purchasing and Logistics in November 1997. Prior to joining the Company, Mr. Meaders was Vice President-Purchasing for the CA Short Co., Inc., a provider of premium incentives, from 1995 until joining Pierce. Mr. Meaders began his career at the Company's former Chassis Division as the plant manager from 1993-1995. He previously served 13 years in the U.S. Army and departed after attaining the rank of Major.

     John W. Randjelovic. Mr. Randjelovic joined the Company in October 1992 as Vice President and General Manager in charge of the Bradenton, Florida Division. In September 1996, he was appointed Vice President of Manufacturing, Purchasing, and Materials for Pierce and assumed his present position in October 1997. Prior to joining the Company, Mr. Randjelovic worked as a consultant for Workplace Transformation.

     Donald H. Verhoff. Mr. Verhoff joined the Company in May 1973 as a development engineer. He has held positions as Manager of the Test Lab, and Director of New Product Development prior to assuming his present position in November 1997.

     J. William Andersen. Mr. Andersen has served as a Director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

     Daniel T. Carroll. Mr. Carroll has served as a Director of the Company since 1991. Effective October 1997, he was elected Chairman of the Board of Directors. He is Chairman of The Carroll Group, a management consulting firm located in Avon, Colorado. Mr. Carroll is also a director of Wolverine Worldwide Inc.; Comshare, Inc.; Aon Corp.; Diebold Incorporated; A.M. Castle & Company; American Woodmark Corporation; Woodhead Industries, Inc.; Holmes Protection Group, Inc.; and Diversa Inc.

     Gen. Frederick M. Franks, Jr. Gen. Franks has served as a Director of the Company since May 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994.

     Michael W. Grebe. Mr. Grebe has served as a Director of the Company since 1990. He has been a partner in the law firm of Foley & Lardner in Milwaukee since 1977. The Company retained Mr. Grebe's firm for legal services in 1997 and is similarly doing so in 1998.

     Kathleen J. Hempel. Ms. Hempel was elected as a Director of the Company in December 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, a manufacturer of paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of Whirlpool Corporation.

     J. Peter Mosling, Jr. Mr. Mosling has served as a Director of the Company since 1976 having joined the Company in 1969. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     Stephen P. Mosling. Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1971. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     Richard G. Sim. Mr. Sim has served as a Director of the Company since March 1997. He is Chairman, President and Chief Executive Officer of Applied Power, Inc., Milwaukee, Wisconsin, which manufactures hydraulic equipment and electrical consumables.

     Stephen P. Mosling and J. Peter Mosling are brothers. Other than as noted, none of the Company's executive officers or directors has any family relationship with any other executive officer or Director.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of each class of the Company's stock by each director, each person known by the Company to own beneficially more than 5.0% of either the Company's Class A Common Stock or the Company's Common Stock, the Company's current and former chief executive officer, the four other most highly compensated executive officers of the Company in fiscal 1997, and all directors and executive officers as a group as of January 15, 1998. Except as indicated, persons listed have sole voting and investment power over the shares beneficially owned.

                                                     CLASS A COMMON STOCK         COMMON STOCK
                                                     ---------------------   -----------------------
                                                                PERCENT OF                PERCENT OF
                                                      SHARES      CLASS        SHARES       CLASS
                                                      ------    ----------     ------     ----------
J. Peter Mosling, Jr.(1)(2)(3).....................   226,508      55.8%        236,532       3.0%
  P.O. Box 2566, Oshkosh, WI 54903
Stephen P. Mosling(1)(2)(3)(4).....................   156,458      38.5%        362,052       4.5%
  P.O. Box 2566, Oshkosh, WI 54903
Cadence Company(1).................................   106,695      26.3%         39,242         *
  C/O J. Peter Mosling, Jr.
  P.O. Box 3146, Oshkosh, WI 54903
J. William Andersen(3)(5)..........................     1,890         *           3,000         *
Robert G. Bohn(3)(7)...............................         0         *          64,888         *
Daniel T. Carroll(3)...............................         0         *           4,000         *
Timothy M. Dempsey(3)(6)(7)........................     1,980         *          46,620         *
Gen. Frederick M. Franks, Jr.......................         0         *             200         *
Kathleen J. Hempel.................................         0         *               0         *
R. Eugene Goodson(3)(7)(8).........................         0         *         172,904       2.2%
Michael W. Grebe(3)................................         0         *           4,000         *
Paul C. Hollowell(3)(7)............................         0         *          75,156         *
Richard G. Sim.....................................         0         *           1,000         *
Charles L. Szews(3)(7).............................         0         *          10,647         *
All Directors and executive officers as a group (19
  persons)(3)......................................   351,270      86.5%      1,049,030      13.1%
Franklin Resources, Inc.(9)........................         0         *         826,800      10.3%
Quest Advisory Corp.(10)...........................         0         *         577,200       7.2%

-------------------------
* The amount shown is less than 1% of the outstanding shares of such class.

 (1) Cadence Company is a partnership, of which Stephen P. Mosling, J. Peter Mosling, Jr. and a trust of which Stephen P. Mosling is trustee each are one-sixth partners. Amounts shown for Stephen P. Mosling reflect beneficial ownership of one-third of the amounts set forth for Cadence company. As managing partner of Cadence Company, J. Peter Mosling, Jr. has voting and dispositive power and is a beneficial owner of all shares owned by the partnership; amounts shown for J. Peter Mosling, Jr. include 106,695 shares of Class A Common Stock and 39,242 shares of Common Stock owned beneficially through Cadence Company.

 (2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company's Articles of Incorporation as restated and amended at the 1997 Annual Shareholders Meeting, of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common Stock.

 (3) Amounts shown include 3,000 shares each of Common Stock for J. Peter Mosling, Stephen P. Mosling, J. William Andersen, Daniel T. Carroll and Michael W. Grebe, 56,167 shares of Common Stock for Robert G. Bohn, 38,917 shares of Common Stock for Paul C. Hollowell, 6,666 shares of Common Stock for Timothy M. Dempsey, 2,833 shares of Common Stock for Charles L. Szews and 181,082 shares of Common Stock for Directors and executive officers as a group represented by stock options exercisable within 60 days of January 15, 1998.

 (4) Amounts shown include 102,912 shares of Common Stock held by Stephen P. Mosling as trustee under a trust.

 (5) Amounts shown do not include 90 shares of Class A Common Stock owned by Dulce W. Andersen, Mr. Andersen's wife, as to which he disclaims beneficial ownership.

 (6) Amounts shown include 1,125 shares of Common Stock held by Linda D. Dempsey, Mr. Dempsey's wife, as Wisconsin Marital Property and 7,170 shares of Common Stock held by Mr. Dempsey as trustee of trusts for unrelated parties.

 (7) Amounts shown include restricted shares of Common Stock awarded as of October 31, 1997, as 1997 bonus compensation. Restrictions are against resale, and are eliminated ratably after one, two and three years.

 (8) Mr. Goodson resigned as Chairman of the Board and Chief Executive Officer of the Company in October 1997.

 (9) Amount shown is as described in Schedule 13(g) filing with the Securities and Exchange Commission on November 10, 1997. Percent of class shown is without inclusion of options exercisable as depicted in footnote (3), above. Franklin Resources, Inc. is located at 777 Mariner's Blvd., San Mateo, California 94403, and manages closed-end investment companies and other managed investment accounts.

(10) Amount shown is as described in Schedule 13(g) filing with the Securities and Exchange Commission on February 6, 1997. Percent of class shown is without inclusion of options exercisable as depicted in footnote (3), above. Quest Advisory Corp. is located at 1414 Avenue of the Americas, New York, New York 10019, and manages investment accounts.

                              CERTAIN TRANSACTIONS

     During fiscal year 1997, and continuing through 1999, Oshkosh incurred and will continue to incur rental expense of $128,400 per year under a lease between Oshkosh and Cadence Company, a partnership of which Stephen P. Mosling and J. Peter Mosling, Jr., together with their four sisters, are equal partners. The lease relates to property and a building used by Oshkosh as a new product development center. The lease will expire on July 31, 1999. Management believes that the terms of the lease are at least as favorable as could be obtained in an arm's length transaction with an unrelated third party.

     The Compensation Committee of Oshkosh's Board of Directors extended the time for exercise of certain stock options held by Stephen P. Mosling and J. Peter Mosling, Jr. to February 10, 1998. All of such options were exercised on January 14, 1998.

     On April 10, 1997, in conjunction with the termination of the Strategic Alliance Agreement entered into on June 5, 1995, with Freightliner, Oshkosh repurchased for the sum of $6,750,000, 350,000 shares of Common Stock and Warrants for the further purchase of 1,250,000 shares of Common Stock which had been purchased by Freightliner on June 5, 1995, for the sum of $9,437,500.

                          DESCRIPTION OF INDEBTEDNESS

     The following sets forth information concerning the Company's indebtedness, other than the Notes, outstanding immediately following the consummation of the Transactions.

SENIOR CREDIT FACILITY

     The Company has entered into the Senior Credit Facility, pursuant to which the Company has available a revolving credit facility (the "Revolving Credit Facility"), and three term loan facilities ("Term Loan A," "Term Loan B" and "Term Loan C" and, collectively, the "Term Loan Facility"). At the Closing, an aggregate of $225.0 million under the Term Loan Facility was drawn under the Senior Credit Facility, consisting of: (a) Term Loan A in the principal amount $100.0 million, which matures on March 31, 2004; (b) Term Loan B in the principal amount $62.5 million, which matures on March 31, 2005; and (c) Term Loan C in the aggregate principal amount $62.5 million, which matures on March 31, 2006. The $100.0 million Revolving Credit Facility, which matures in approximately six years, is available for working capital and general corporate purposes, including the issuance of letters of credit, subject to compliance with certain conditions. At the Closing, on a pro forma basis at December 31, 1997, approximately $13.0 million was drawn and an aggregate of approximately $8 million of letters of credit were issued and outstanding under the Revolving Credit Facility.

     Term Loan A will amortize by $5.0 million in fiscal 1998, $11.0 million in fiscal 1999, $13.5 million in fiscal 2000, $15.0 million in fiscal 2001, $19.5 million in fiscal 2002 and $24.0 million in fiscal 2003, with the remaining outstanding balance due in fiscal 2004. Term Loan B and Term Loan C will each have amortization of $156,250 per quarter, through March 31, 2004 for Term Loan B and March 31, 2005 for Term Loan C, with the remaining outstanding balance of Term Loan B and Term Loan C due in quarterly installments through March 31, 2005 and March 31, 2006, respectively.

     The initial interest rates applicable to the loans under the Senior Credit Facility are equal to the Base Rate or, at the Company's election, the IBOR Rate plus the Applicable Margins. As of the Closing, the Applicable Margins were as follows:

                 APPLICABLE MARGINS
                ---------------------
TYPE OF LOAN    BASE RATE   IBOR RATE
------------    ---------   ---------
Revolving Loan    0.75%       2.00%
Term Loan A       0.75%       2.00%
Term Loan B       1.00%       2.25%
Term Loan C       1.25%       2.50%

     The initial rates for borrowings under the Revolving Credit Facility and the Term Loan Facility remain in effect until the third business day following delivery to the Administrative Agent of the Company's financial statements for the quarter ending June 30, 1998, following which they may be increased or reduced according to a pricing grid. The Company may elect interest periods of one, two, three or six months for IBOR borrowings. For IBOR loans, interest is calculated on the basis of actual days elapsed in a 360-day year and for Base Rate loans calculated based on the reference rate, interest is calculated on the number of days elapsed in a 365- or 366-day year, as applicable. Interest on IBOR loans is payable at the end of each interest period, but not less frequently than once every three months; interest on Base Rate loans is payable on the last day of March, June, September and December of each year. The "IBOR Rate" is the Administrative Agent's inter-bank offered rate for U.S. dollars in off-shore markets. The "Base Rate" is higher of the Administrative Agent's reference rate and the federal funds rate plus 0.5%.

     All domestic Restricted Subsidiaries of the Company other than MFSI guarantee the Company's indebtedness under the Senior Credit Facility. All extensions of credit under the Senior Credit Facility to the Company and the guarantees of the Subsidiary Guarantors are secured by all existing and after-acquired personal property of the Company and the Subsidiary Guarantors, including all outstanding capital stock of the Company's domestic Restricted Subsidiaries (other than, at the outset of the Transactions, MFSI) and 65% of the outstanding capital stock of the Company's foreign Restricted Subsidiaries, and any intercompany debt obligations, and subject to exceptions agreed upon, all existing and after-acquired real property fee and leasehold interests. With certain exceptions agreed upon, the Company and its Restricted Subsidiaries (other than MFSI) are prohibited from pledging any of their assets other than under the Senior Credit Facility.

     Under the Senior Credit Facility, the letter of credit fee is equal to the applicable IBOR margin for the Revolving Credit Facility, plus customary issuing fees.

     Indebtedness under the Senior Credit Facility may be prepaid in whole or in part without premium or penalty (subject in some cases to related IBOR breakage costs) and the Lenders' commitments relative thereto reduced or terminated upon such notice and in such amounts as may be agreed upon. Voluntary prepayments of the Term Loan Facility will be applied to the Term Loan or Term Loans designated by the Company to scheduled installments in order of maturity in the 12 months following the date of such prepayment, with any excess applied pro rata to scheduled installments of the designated Term Loans.

     The Company is required to make mandatory prepayments with respect to excess cash flow (defined in the Senior Credit Facility), in an amount equal to 50.0% of such excess cash flow, payable on each January 15, beginning January 15, 1999.

     The Company is required to make mandatory prepayments with respect to all proceeds of asset sales to the extent not applied to buy certain other fixed assets.

     The Senior Credit Facility contains customary and appropriate representations and warranties, including without limitation those relating to due organization and authorization, no conflicts, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, compliance with laws, environmental liabilities and full disclosure.

     The conditions to all borrowings and issuances of letters of credit include requirements relating to prior written notice of borrowing or issuance, the accuracy of representations and warranties, and the absence of any default or potential event of default, and will otherwise be customary and appropriate for financings of this type.

     The Senior Credit Facility also contains customary affirmative and negative covenants (including, where appropriate, certain exceptions and baskets mutually agreed upon), including but not limited to furnishing information and limitations on other indebtedness, liens, investments, guarantees, restricted payments, mergers and acquisitions, sales of assets, capital expenditures, leases, and affiliate transactions. The Senior Credit Facility also contains the following financial covenants: minimum net worth; minimum fixed charge coverage ratio; and maximum ratio of total debt to EBITDA.

     Events of default under the Senior Credit Facility are usual and customary, including without limitation, those relating to: (i) non-payment of interest, principal, fees or letter of credit obligations payable under the Senior Credit Facility; (ii) non-performance of certain covenants; (iii) cross-default or cross-acceleration to other material debt of the Company and its subsidiaries;
(iv) bankruptcy or insolvency; (v) unsatisfied judgments in excess of specified amounts; (vi) impairment of security interests in collateral; (vii) invalidity of guarantees; and (viii) materially inaccurate or false representations or warranties.

LEASE FINANCING FACILITY

     The Leasing Partner entered into a general partnership with BALCAP, an affiliate of the Initial Purchaser and Bank of America, effective February 26, 1998. The Leasing Partnership offers lease financing to customers of the Company and administers existing lease transactions contributed to the partnership by both partners. MFSI assigned to the Leasing Partner, which then contributed to the Leasing Partnership, all of its current lease asset investments, which as of November 30, 1997 had an aggregate total equipment value of approximately $122 million and associated liabilities of approximately $114 million. BALCAP has contributed approximately $4.1 million of unencumbered lease assets to the Leasing Partnership. BALCAP's initial net equity interest in the Leasing Partnership therefore totals approximately 30.0% while the Leasing Partner's interest is approximately 70.0%. Both the Leasing Partner and BALCAP are general partners and the only partners of the Leasing Partnership. BALCAP acts as managing partner of the Leasing Partnership. The

Leasing Partner acts as the tax matters partner of the Leasing Partnership and also acts as the portfolio partner of the Leasing Partnership. The portfolio partner services the Lease Assets conveyed by the Leasing Partner to the Leasing Partnership and also services new Lease Assets originated by the Leasing Partnership.

     The Leasing Partner has certain partnership obligations to BALCAP, including the Company's obligation to offer future Lease Transactions to the Leasing Partnership during the term of the Leasing Partnership. The Company will indemnify the Leasing Partnership against losses relating to breaches of certain representations and warranties made in connection with the conveyance of Lease Assets to the Leasing Partnership by the Leasing Partner, as well as losses relating to the performance of the Leasing Partner's obligations as the tax matters partner and as portfolio partner.

     The Leasing Partnership manages the contributed assets and liabilities and engages in new vendor lease business providing financing to customers of the Company. The partners finance purchases of trucks to be leased to user-customers by investing equity in an amount equal to approximately 11.0% to 14.0% of the cost of the trucks. Banks and other lenders lend to the Leasing Partnership the remaining percentage, with recourse solely to the Leasing Partnership, secured by a pledge of the user-leases. Each partner funds one-half of the equity needed to finance the new truck purchases, and each partner is allocated its proportionate share of Leasing Partnership cash flow and taxable income. Indebtedness under the Lease Financing Facility is secured by the underlying leases and assets of, and is recourse to, the Leasing Partnership; such indebtedness is off-balance sheet and non-recourse to the Company.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     The New Notes will be issued pursuant to the same Indenture (the "Indenture") among the Company, the Subsidiary Guarantors and Firstar Trust Company, as trustee (the "Trustee"), under which the Notes were issued. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information". The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Oshkosh Truck Corporation and not to any of its Subsidiaries.

     The New Notes will rank senior in right of payment to all subordinated Indebtedness of the Company issued in the future, if any. The New Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of December 31, 1997, on a pro forma basis giving effect to the Transactions, the Company would have had Senior Debt of approximately $263.4 million. The Indenture permits the incurrence of additional Senior Debt in the future.

     The operations of the Company are conducted in part through its Subsidiaries, and the Company may, therefore, be dependent upon the cash flow of its Subsidiaries to meet its debt obligations, including its obligations under the New Notes. As of the date of this Prospectus, Nations Casualty Insurance, Inc., a captive insurance company, and Oshkosh/McNeilus Financial Services, Inc., a newly established Leasing Subsidiary, are the Company's only Unrestricted Subsidiaries. MFSI, the Company's existing Leasing Subsidiary, is a Restricted Subsidiary as of the date of this Prospectus, but is treated as if it were an Unrestricted Subsidiary for purposes of certain of the restrictive covenants set forth in the Indenture. Unrestricted Subsidiaries are subject to many of the restrictive covenants set forth in the Indenture. Under certain circumstances, the Company will be able to designate current or future Subsidiaries, including MFSI, as Unrestricted Subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     The New Notes will be issued in an aggregate principal amount of up to $100.0 million on or about the Expiration Date, and the Company may, subject to the provisions of the Indenture, issue up to $50.0 million of additional New Notes from time to time in the future. The New Notes will mature on March 1, 2008. Interest on the New Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 1998, to Holders of record on the immediately preceding February 15 and August 15. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 26, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, Liquidated Damages, if any, and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the New Notes at their respective addresses set forth in the register of Holders of New Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Holders of New Global Notes and New Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the New Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Subsidiary Guarantor, which would include approximately $2.9 million of Senior Debt outstanding as of December 31, 1997, and the amounts for which the Subsidiary Guarantors are liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited with the intention that such Subsidiary Guarantee not constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance Matters."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Subsidiary Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the New Notes, the Indenture, the Registration Rights Agreement and the Subsidiary Guarantees; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders -- Asset Sales."

SUBORDINATION

     The payment of principal of, premium, Liquidated Damages, if any, and interest and other Obligations on the New Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the New Notes will be entitled to receive any payment of cash, properties or securities, with respect to the New Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of the New Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the New Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not directly or indirectly, (x) make any payment of cash, properties or securities, upon or in respect of the New Notes (except in Permitted Junior Securities or from the trust described under the caption "-- Legal Defeasance and Covenant Defeasance") or (y) acquire any of the New Notes (except in exchange for Permitted Junior Securities) if: (i) a default in the payment of the principal of, premium, if any, interest or other Obligations on Significant Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such other default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders (or their Representative, if applicable) of any Designated Senior Debt. Payments on the New Notes may and shall be resumed: (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated in which case (a) above shall become applicable. No new period of payment blockage may be commenced pursuant to (ii) above unless and until: (i) 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the New Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the New Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the New Notes may recover less ratably than other creditors of the Company, including holders of Senior Debt. See "Risk Factors -- Subordination." The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its subsidiaries can incur. See "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

OPTIONAL REDEMPTION

     The New Notes will not be redeemable at the Company's option prior to March 1, 2003. Thereafter, the New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2003........................................................   104.375%
2004........................................................   102.917%
2005........................................................   101.458%
2006 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, at any time prior to March 1, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of New Notes originally issued under the Indenture at a redemption price of 108.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more public offerings of common stock of the Company; provided that New Notes of an aggregate principal amount of at least 65% of the aggregate principal amount of Notes issued on the date of the Indenture remain outstanding immediately after the occurrence of such redemption (excluding New Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

SELECTION AND NOTICE

     If less than all of the New Notes are to be redeemed at any time, selection of New Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no New Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of New Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful: (i) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each such new New Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the New Notes to require that the Company repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Agreement prohibits the Company from purchasing any New Notes prior to their maturity and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of New Notes required by this covenant. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of New Notes. There can be no assurance that upon a Change in Control the Company would have sufficient assets to satisfy its obligation to purchase all of the New Notes that might be delivered by Holders seeking to exercise their repurchase right and any repurchase obligation under any Senior Debt then outstanding.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of New Notes to require the Company to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt (or, if such Senior Debt is revolving Indebtedness under a Credit Facility, to permanently reduce any related commitments of lenders under the Senior Debt (provided that such reductions shall have no effect on the amount of Indebtedness permitted to be incurred pursuant to clause (ii)(b) of the second paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock")), or
(b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets that are not classified as current assets under GAAP and are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (pro rata in proportion to the principal amount (or accreted value, if applicable) outstanding in respect of any asset sale offer required by the terms of any pari passu Indebtedness incurred in accordance with the Indenture) to all Holders of New Notes (an "Asset Sale Offer") to purchase the maximum principal amount of New Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture.

To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of New Notes tendered into such Asset Sale Offer surrendered by Holders thereof (and any pari passu Indebtedness, as aforesaid) exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Subsidiary Guarantor may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Subsidiary Guarantors of term Indebtedness under the Senior Credit Agreement (or, if the Senior Credit Agreement has matured or been terminated or repaid in whole or in part, any other Credit Facility); provided that the aggregate principal amount of all term Indebtedness outstanding under the Credit Facilities after giving effect to such incurrence does not exceed the greater of (a) the aggregate amount of term Indebtedness borrowed under the Senior Credit Agreement on the date of the Indenture less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Senior Credit Agreement (other than payments that are immediately reborrowed) that have been made since the date of the Indenture and (b) $30.0 million;

          (ii) (a) the incurrence by the Company and the Subsidiary Guarantors of revolving Indebtedness and letters of credit pursuant to the Senior Credit Agreement; provided that the aggregate principal amount of all revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any time outstanding under the Senior Credit Agreement pursuant to this subsection (ii)(a) after giving effect to such incurrence does not exceed $100.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce revolving commitments with respect to the Senior Credit Agreement pursuant to the covenant described above under the caption "-- Asset Sales"; (b) the incurrence by the Company and the Subsidiary Guarantors of additional revolving Indebtedness and letters of credit pursuant to the Credit Facilities; provided that the aggregate principal amount of all such additional revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiary Guarantors thereunder) at any time outstanding under all Credit Facilities after giving effect to each incurrence does not exceed (i) the Borrowing Base minus (ii) $100.0 million (or such lesser amount as may then be the maximum aggregate commitments under the Senior Credit Agreement); and (c) the incurrence by Foreign Subsidiaries of revolving Indebtedness and letters of credit pursuant to Credit Facilities; provided that the aggregate principal amount of all revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Foreign Subsidiaries thereunder) at any \time outstanding to Foreign Subsidiaries under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (i) $15.0 million and (ii) the Foreign Borrowing Base;

          (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness under any Floor Plan Financing Facility; provided that the aggregate principal amount of all Indebtedness at any time outstanding under all Floor Plan Financing Facilities after giving effect to such incurrence does not exceed the total cost of the vehicles and equipment securing such Indebtedness;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

          (v) the incurrence by the Company of Indebtedness represented by the New Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or a Subsidiary Guarantor, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred pursuant to the preceding paragraph or clause (iv) or (v) of this paragraph;

          (viii) the incurrence by the Company or any of the Subsidiary Guarantors of intercompany Indebtedness between or among the Company and any of the Subsidiary Guarantors or the incurrence by Wholly Owned Restricted Subsidiaries of intercompany Indebtedness between or among Wholly Owned Restricted Subsidiaries; provided, however, that: (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Debt and the New Notes; and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (viii);

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging: (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (ii) the value of foreign currencies purchased or received by the Company in the ordinary course of business, or (iii) commodities purchased in the ordinary course of business for use in a Permitted Business and not for speculation;

          (x) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred in respect of performance, surety and similar bonds and letters of credit (and reimbursement obligations with respect thereto) provided by the Company and the Restricted Subsidiaries in the ordinary course of business for commercial purposes and not for or related to money borrowed;

          (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;

          (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries or other agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition;

          (xiv) the incurrence by a Leasing Subsidiary of Indebtedness in connection with a Leasing Transaction;

          (xv) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in connection with the acquisition of assets or a new Subsidiary Guarantor; provided such Indebtedness was incurred by the prior owner of such assets or such Subsidiary Guarantor prior to such acquisition by the Company or one of its Subsidiary Guarantors and was not incurred in connection with, or in contemplation of, such acquisition by the Company or a Subsidiary Guarantor; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness secured pursuant to this clause (xv) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), does not exceed $10.0 million; and

          (xvi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xvi), not to exceed $20.0 million; provided, however, that the principal amount (or accreted value, as applicable) of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xvi), does not exceed $5.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Nothing in this covenant shall prohibit the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt (excluding Indebtedness owed by such Unrestricted Subsidiary to the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any

Indebtedness that is subordinated to the New Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal month commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any cash dividends or other cash distributions received by the Company or a Restricted Subsidiary that is a Subsidiary Guarantor after the date of the Indenture from MFSI or an Unrestricted Subsidiary of the Company (other than dividends or distributions made by Nations Casualty Insurance, Inc.), to the extent that such dividends or other cash distributions were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus (vi) after the sale or liquidation of Nations Casualty Insurance, Inc., 50% of the excess of (A) any cash dividends or other cash distributions received by the Company or a Subsidiary Guarantor after the date of the Indenture from Nations Casualty Insurance, Inc. over (B) any Investment in Nations Casualty Insurance, Inc. permitted pursuant to clause (h) of the definition of Permitted Investments, plus (vii) other Restricted Payments in an aggregate amount not to exceed $5.0 million.

     The foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and shall not at any time exceed $5.0 million in the aggregate and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" above or any other disposition of assets not constituting an Asset Sale by reason of the threshold contained in the definition thereof; and
(vii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall all or substantially all of the business currently operated by the Company, McNeilus Truck & Manufacturing Inc., or Pierce Manufacturing Inc. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than five Business Days after making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness or the Senior Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the provisions contained in such amendments,

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

modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Agreement or the agreement governing such Existing Indebtedness, as applicable, as in effect on the date of the Indenture, (b) the Indenture and the New Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred by the acquiring Company or Restricted Subsidiary, as applicable, at the time of such acquisition, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (g) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) any Indebtedness incurred by a Foreign Subsidiary pursuant to clause (ii)(c) of the second paragraph of the covenant described above under the caption "-- Indebtedness and Issuance of Preferred Stock," (k) provisions with respect to the disposition or distribution of assets or property in an Asset Sale (or in a transaction which, but for it size, would be an Asset Sale), or in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the New Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement,
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

understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment or severance agreement and any amendment thereto entered into by the Company or any of its Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries and transactions between or among the Company or any Restricted Subsidiary and any Leasing Subsidiary in the ordinary course of business (including the contribution of overhead costs consistent with past practice and in the ordinary course of business); (iii) undertakings customary in lease securitization transactions for the benefit of any Leasing Subsidiary (whether undertaken in connection with a lease securitization or other transaction involving any Leasing Subsidiary), including Leasing Subsidiary Undertakings and guarantees thereof; (iv) transfers of Lease Assets by MFSI to any Leasing Subsidiary (provided that such transfer includes an assumption of MFSI's Indebtedness in respect of such Lease Assets and a release of MFSI's liability therefor); (v) payment of reasonable directors' fees and benefits, provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person who is not otherwise an Affiliate of the Company; (vi) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; (vii) provision of officers' and directors' indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; (viii) payment of employee salaries, bonuses and employee benefits in the ordinary course of business (including payment of commissions on behalf of any Leasing Subsidiary by the Company or any of its Restricted Subsidiaries consistent with past practices and in the ordinary course of business) and (ix) payment of amounts owing under the existing lease between the Company and Cadence Company and under any amendment or extension thereof so long as any such amendment or extension is not disadvantageous to the Holders of the Notes in any material respect.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if: (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;" (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of the Holders -- Asset Sales."

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

  BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any New Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the New Notes unless such consideration is offered to be paid or is paid to all Holders of the New Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  NO SENIOR SUBORDINATED DEBT

     The Indenture provides that: (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the New Notes; and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Guarantees of Senior Debt or to Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that (i) if the Company or any of its Restricted Subsidiaries shall, after the date of the Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary (other than any Leasing Subsidiary) that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) if the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Indebtedness in excess of $1.0 million, then the Company shall, at the time of such transfer, acquisition or incurrence cause such Restricted Subsidiary that is the transferee of such transfer, is so acquired, or incurs such Indebtedness (if not then a Subsidiary Guarantor) to become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; provided, that: (i) the Subsidiary Guarantee of such Subsidiary Guarantor may be subordinated to Senior Debt of such Subsidiary Guarantor; and (ii) such Restricted Subsidiary shall not be required to issue a Subsidiary Guarantee if such Restricted Subsidiary is a Foreign Subsidiary and such Foreign Subsidiary has not guaranteed and does not guarantee any other Indebtedness of the Company or any other Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

  LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of

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

its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any New Notes are outstanding, the Company will furnish to the Holders of Notes: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if material) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of this Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any New Notes remain outstanding (unless the Company is subject to the reporting requirements of the Exchange Act), they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the New Notes whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of the Holder -- Change of Control," "Repurchase at the Option of the Holder -- Asset Sales," "Certain Covenants -- Restricted Payments," "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," or "Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding New Notes to comply with any of its other agreements in the Indenture or the New Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall

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

deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Senior Credit Agreement, or five business days after receipt by the Company and the Representative under the Senior Credit Agreement of such Acceleration Notice. In the event of a declaration of acceleration because an Event of Default set forth in clause (v) of the preceding paragraph has occurred and is continuing, such declaration of acceleration shall be automatically annulled if (A) the missed payments in respect of the applicable Indebtedness have been paid or if the holders of the Indebtedness that is subject to acceleration have rescinded their declaration of acceleration, in each case within 60 days thereof and (B) all existing Events of Default, except non-payment of principal or interest which have become due solely because of the acceleration of the New Notes, have been cured or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary Guarantor constituting a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding New Notes will become due and payable without further action or notice. Holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the New Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the New Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the New Notes prior to March 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the New Notes.

     The Holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the New Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS UNDER NEW NOTES



     No director, officer, employee, incorporator or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes and the Subsidiary Guarantees. However, such waiver may not be effective to waive liabilities under the federal securities laws, including, but not limited to, liability under Section 11 of the Securities Act, and it is the view of the Commission that such a waiver is not effective and is against public policy.


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

  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding New Notes ("Legal Defeasance") except for: (i) the rights of Holders of outstanding New Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such New Notes when such payments are due from the trust referred to below; (ii) the Company's obligations with respect to the New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the New Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding New Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the New Notes are being defeased to maturity or to a particular redemption date;
(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of New Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of New Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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

  TRANSFER AND EXCHANGE

     A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any New Note selected for redemption. Also, the Company is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

     The registered Holder of a New Note will be treated as the owner of it for all purposes.

  AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the New Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes), and any existing default or compliance with any provision of the Indenture or the New Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting Holder): (i) reduce the principal amount of New Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any New Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the Holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration);
(v) make any New Note payable in money other than that stated in the New Notes;
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of New Notes to receive payments of principal of or premium, if any, or interest on the New Notes; (vii) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the New Notes then outstanding if such amendment would adversely affect the rights of Holders of New Notes.

     Notwithstanding the foregoing, without the consent of any Holder of New Notes, the Company and the Trustee may amend or supplement the Indenture or the New Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of New Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets, to make any change that would provide any additional rights or benefits to the Holders of New Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions;

however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

  ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Oshkosh Truck Corporation, 2307 Oregon Street, P.O. Box 2566 Oshkosh, Wisconsin 54903, Attn:
Chief Financial Officer.

  BOOK-ENTRY, DELIVERY AND FORM

     The New Notes initially being issued in exchange for the Notes will be represented by one or more registered global notes without interest coupons (collectively, the "Global New Notes"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for New Notes in certificated form as discussed below. Upon issuance, the Global New Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). Transfers of beneficial interests in any Global New Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

     The Global New Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global New Notes may be exchanged for New Notes in certificated form in certain limited circumstances. See "-- Transfer of Interests in Global New Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depositary Procedures

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global New Notes, DTC will credit the accounts of the Direct Participants designated by the Exchange Agent with portions of the principal amount of the Global New Notes, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global New Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global New Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global New Notes.

     Investors in the Global New Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global New Notes are subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global New Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global New Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "-- Transfers of Interests in Global Notes for Certificated Notes."

     Except as described in "-- Transfers of Interests in Global New Notes for Certificated New Notes," owners of beneficial interests in the Global New Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, the Company ,the Subsidiary Guarantors and the Trustee will treat the persons in whose names the New Notes are registered (including New Notes represented by Global New Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global New Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global New Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the New Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global New Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the New Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Subsidiary Guarantors. Neither the Company, the Subsidiary Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the New Notes and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

     The Global New Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Direct Participants to whose account interests in the Global New Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange Global New Notes (without the direction of one or more of its Direct Participants) for New Notes in certificated form, and to distribute such certificated forms of New Notes to its Direct Participants. See "-- Transfers of Interests in Global New Notes for Certificated New Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global New Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Subsidiary Guarantors, the Initial Purchaser or the Trustee shall have any responsibility for the performance by DTC or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Transfers of Interests in Global New Notes for Certificated New Notes

     An entire Global New Note may be exchanged for definitive New Notes in registered, certificated form without interest coupons ("Certificated New Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated New Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global New Note, Certificated New Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related New Notes.

     Beneficial interests in Global New Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated New Notes delivered in exchange for any beneficial interest in any Global New Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Company, the Subsidiary Guarantor nor the Trustee will be liable for any delay by the holder of any Global New Note or DTC in identifying the beneficial owners of New Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global New Note or DTC for all purposes.

Same Day Settlement and Payment

     The Indenture requires that payments in respect of the New Notes represented by the Global New Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of such Global New Note. With respect to Certificated New Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated New Notes will also be settled in immediately available funds.

  EXCHANGE OFFER; REGISTRATION RIGHTS

     The Company and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement of which this Prospectus is a part on the appropriate form under the Securities Act with respect to the New Notes. Pursuant to the Exchange Offer, the Company is offering to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until: (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides, among other things, that: (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.25 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 25% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.5 million or (b) for net proceeds in excess of $1.5 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments," (iv) the sale by the Company of Equity Interests in, or assets of, Summit Performance Systems, Inc. for net proceeds that include promissory notes in an aggregate principal amount of not more than $5.0 million (v) the initial transfers of Lease Assets from MFSI to another Leasing Subsidiary and (vi) transfer of Lease Assets to or by a Leasing Subsidiary in the ordinary course of business.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and the Subsidiary Guarantors that are not Foreign Subsidiaries as of such date that are not more than 90 days past due, and (b) 65% of the book value of all inventory owned by the Company and its Subsidiary Guarantors that are not Foreign Subsidiaries as of such date; minus the sum of (a) the aggregate amount of trade payables of the Company and its Subsidiary Guarantors that are not Foreign Subsidiaries as of such date, and (b) the aggregate outstanding Indebtedness under any Floor Plan Financing Facility as of such date, all calculated on a consolidated basis and in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means: (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars or, solely with respect to any Foreign Subsidiary, its local currency equivalent; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including, without limitation, LIFO charges but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (v) non-cash items increasing such Consolidated Net Income for such period (including without limitation under any LIFO credit), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; (v) the Net Income (or loss) of any Unrestricted Subsidiary that is a Leasing Subsidiary shall be included; provided, that such Net Income shall be so included only to the extent of cash dividends or other cash distributions paid by such Leasing Subsidiary during such period to the Company or a Restricted Subsidiary; and (vi) the Net Income (but not loss) of any Unrestricted Subsidiary (other than a Leasing Subsidiary) shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries. MFSI shall be considered an Unrestricted Subsidiary for purposes of this definition provided that (a) MFSI incurs no Indebtedness other than Indebtedness of MFSI existing on the date of the Indenture and has no Indebtedness other than Indebtedness that would be Non-Recourse Debt but for the existence of the Letter Agreements and (b) none of the Company or any of its Restricted Subsidiaries have made any payment or contribution in connection with any Letter Agreement.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness incurred under Credit Facilities in existence on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on, and shall be permitted by, the exceptions provided by clause (i) or (ii), as applicable, of the definition of Permitted Indebtedness.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means: (i) any Indebtedness outstanding under the Senior Credit Agreement and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company (with, so long as the Senior Credit Agreement is in effect, the consent of the Representative thereunder) as "Designated Senior Debt."
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

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (other than letters of credit posted in lieu of performance or completion bonds), and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. MFSI shall not be considered a Restricted Subsidiary for purposes of this definition provided that (a) MFSI incurs no Indebtedness other than Indebtedness of MFSI existing on the date of the Indenture and has no Indebtedness other than Indebtedness that would be Non-Recourse Debt but for the existence of the Letter Agreements and (b) none of the Company or any of its Restricted Subsidiaries have made any payments or contribution in connection with any Letter Agreement.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit or floor plan borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow
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

for such reference period shall be calculated (x) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (y) to include the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements prepared in connection with the acquisition of McNeilus Companies, Inc. and included in this Prospectus with respect to the Notes, and an adjustment of up to $1.0 million reflecting the difference between $1.3 million and the actual charitable contributions made by the Company for any four quarter period ending on or prior to March 31, 1999 and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Floor Plan Financing Facility" means any facility entered or to be entered into by the Company or any Restricted Subsidiary pursuant to which such Person may (i) incur Indebtedness to purchase vehicles and/or related equipment from certain vendors for the prompt resale to customers in the ordinary course of business and (ii) grant a security interest in such vehicles and/or related equipment to secure such borrowings.

     "Foreign Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by Restricted Subsidiaries that are Foreign Subsidiaries as of such date that are not more than 90 days past due, and (b) 65% of the book value of all inventory owned by Restricted Subsidiaries that are Foreign Subsidiaries as of such date; minus the aggregate amount of trade payables of Restricted Subsidiaries that are Foreign Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP.

     "Foreign Subsidiary" means any Subsidiary not organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the Letter Agreements shall not be deemed Guarantees.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and (iii) agreements or arrangements designed to protect such Person against fluctuations in the value of foreign currency.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the

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

principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Lease Assets" means, with respect to any lease, all of the following property and interests in property whether now existing or existing in the future or hereafter acquired or arising: (i) all vehicles or equipment manufactured or refurbished by the Company or any of its Subsidiaries (and truck chassis, cement block boom trucks and similar vehicles or equipment manufactured or refurbished by third parties) and acquired by a Leasing Subsidiary in connection with such assets being contemporaneously leased to a third party;
(ii) all leases and other contracts or agreements relating to the lease financing by a customer of vehicles or equipment manufactured or refurbished by the Company or any of its Subsidiaries; (iii) all accounts receivable and other obligations incurred by lessees in connection with the foregoing, no matter how evidenced; (iv) all rights to any vehicles or equipment subject to any of the foregoing after or in connection with creation of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such lease contracts or agreements or lessees; (vi) all letters of credit, security or guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; and (viii) all books and records relating to any of the foregoing.

     "Leasing Subsidiary" means MFSI, Oshkosh/McNeilus Financial Services, Inc., Oshkosh/McNeilus Financial Services Partnership and any other Subsidiary (or partnership of which a Subsidiary of the Company is a general partner) that is designated by the Board of Directors of the Company as a Leasing Subsidiary and that is exclusively engaged in Leasing Transactions and activities related thereto. If at any time any Leasing Subsidiary should engage in a transaction or activity other than those described above, it shall thereafter cease to be a Leasing Subsidiary for purpose of the Indenture.

     "Leasing Subsidiary Undertaking" means a guarantee (i) of indemnification obligations with respect to representations and warranties made by a Leasing Subsidiary in connection with a transfer of Lease Assets to a partnership that is a Leasing Subsidiary, provided that such representations and warranties are similar to those that would customarily be made in connection with a transfer of assets in a lease securitization; (ii) of the performance by a Leasing Subsidiary of its obligations as tax matters partner or as portfolio manager of a partnership that is a Leasing Subsidiary; or (iii) of the performance by a Leasing Subsidiary of its obligations as a partner to a partnership that is a Leasing Subsidiary, provided, however, that the guarantee of obligations set forth in clause (iii) shall not at any time exceed the amount that the Company could then invest in a Leasing Subsidiary pursuant to clause (f) of the definition of Permitted Investments and, provided further, that the guarantees set forth in clauses (i), (ii) and (iii) above shall not include guarantees of Indebtedness of a Leasing Subsidiary or obligations to make loans, investments or capital contributions in or to a partnership that is a Leasing Subsidiary.

     "Leasing Transaction" means (i) the sale or other disposition to a third party of Lease Assets or an interest therein; (ii) the borrowing of money secured by Lease Assets; or (iii) the sale or other disposition of Lease Assets or an interest therein to a Leasing Subsidiary followed by a financing transaction in connection with such sale or disposition of such Lease Assets (whether such financing transaction is effected by such Leasing Subsidiary or by a third party to whom such Leasing Subsidiary sells such Lease Assets or interests

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

therein); provided that in each of the foregoing, the Company or its Restricted Subsidiaries receive or have received at least 95% of the aggregate sale price attributed to the vehicles and equipment that underlie the Leases financed in such transaction.

     "Letter Agreement" means (i) a guarantee in place on the date of the Indenture in an amount not to exceed $1.0 million by McNeilus Truck and Manufacturing, Inc. of obligations of MFSI to FBS Business Finance Corporation and (ii) letter agreements in effect on the date of the Indenture concerning the maintenance by McNeilus Companies, Inc. of a minimum net worth of MFSI for the benefit of the lenders to MFSI on the date of the Indenture and related documents in favor of Navistar Financial Corporation.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MFSI" means McNeilus Financial Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, but excluding undertakings customary in lease securitization transactions for the benefit of any Leasing Subsidiary, and guarantees thereof),
(ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender.

     "Obligations" means any principal, interest (including interest accruing after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding relating to the Company or any of its Subsidiaries whether or not allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means (a) any business in which the Company and its Subsidiaries are engaged on the date of the Indenture or any reasonable extension or expansion of such businesses and (b) any business similar or related to the manufacture, design, leasing, marketing, financing, servicing, refurbishment, distribution or resale of specialty trucks or truck bodies or of parts or components thereof.

     "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned

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

Restricted Subsidiary of the Company and a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) Investments in Leasing Subsidiaries having an aggregate fair market value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $15.0 million; provided, that Investments made by a Leasing Subsidiary in another Leasing Subsidiary do not count against such $15.0 million limitation;
(g) contributions of Lease Assets from one Leasing Subsidiary to another Leasing Subsidiary; (h) Investments that are Leasing Subsidiary Undertakings; (i) Investments in Nations Casualty Insurance, Inc. in an aggregate amount not to exceed the aggregate amount of dividends paid to the Company by Nations Casualty Insurance, Inc. after the date of the Indenture; (j) Investments in Permitted Joint Ventures, Unrestricted Subsidiaries or Foreign Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding; not to exceed $15.0 million; and (k) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10.0 million.

     "Permitted Joint Venture" means any joint venture, partnership or other Person incorporated or otherwise formed in a jurisdiction outside the United States or the District of Columbia designated as a Permitted Joint Venture by the Board of Directors, all of whose Indebtedness is Non-Recourse Debt or otherwise permitted to be incurred by such entity pursuant to clause (ii)(c) and/or (xvi) of the second paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) which is engaged in a Permitted Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Junior Securities" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that are subordinated to all Senior Debt (and any debt or equity securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the New Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "Permitted Liens" means: (i) Liens securing Indebtedness and Guarantees under Credit Facilities or other Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens on vehicles or related equipment securing Indebtedness under Floor Plan Financing Facilities that was permitted by the terms of the Indenture to be incurred; (iii) Liens on assets of a Leasing Subsidiary securing Indebtedness under Leasing Transactions, that were permitted by terms of the Indenture to be incurred; (iv) Liens in favor of the Company and its Subsidiary Guarantors; (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (vi) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vii) Liens to secure obligations in respect of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such

Indebtedness; (ix) Liens (including Liens to secure Indebtedness under the Senior Credit Agreement) existing on the date of the Indenture; (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xi) Liens on assets of Subsidiary Guarantors to secure Senior Debt of such Subsidiary Guarantors that was permitted by the Indenture to be incurred; (xii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiv) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of the Restricted Subsidiaries; (xv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens on customer deposits in favor of the depositor; (xix) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Hedging Obligations;
(xx) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and the Restricted Subsidiaries prior to the date on which the Notes were issued; (xxi) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xxii) any attachment or judgment Lien not constituting an Event of Default under clause (vi) of the first paragraph of the section described above under the caption "Events of Default and Remedies"; and (xxiii) Liens on property of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the New Notes on terms at least as favorable to the Holders of New Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" means J. Peter Mosling, Jr., Stephen P. Mosling and Cadence Company, as long as a majority of its economic interest is held by J. Peter Mosling, Jr., Stephen P. Mosling and their Related Parties.

     "Related Parties" with respect to any Principal means (A) 70% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an

70% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that, if and for so long as any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Agreement" means that certain Credit Agreement, dated as of the date of the Indenture, by and among the Company, Bank of America National Trust and Savings Association (as administrative agent) and the Lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (directly or indirectly) in whole or in part from time to time.

     "Senior Debt" means: (i) all Indebtedness now or hereafter outstanding under Credit Facilities and all Hedging Obligations with respect thereto; (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the New Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect hereof by reason of application of section 1111(b)(1) of the U.S. bankruptcy code, (w) any liability for federal, state, local or other taxes owed or owing by the Company,
(x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Senior Debt" means any (i) Indebtedness outstanding under Credit Facilities or (ii) Senior Debt with principal amount due (as accreted value with respect to Senior Debt issued at a discount) in excess of $5.0 million upon initial issuance thereof.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantees" means the Guarantees of the payment obligations in respect of the New Notes by the Subsidiary Guarantors.

     "Subsidiary Guarantor" means each of (i) McNeilus Truck & Manufacturing, Inc., Iowa Contract Fabricators, Inc., McIntire Fabricators, Inc., Kensett Fabricators, Inc., McNeilus Companies, Inc. McNeilus Financial, Inc., Pierce Manufacturing, Inc., and Summit Performance Systems, Inc. and (ii) any other Person that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Subsidiary Guarantor Senior Debt" means any Indebtedness of a Subsidiary Guarantor that would constitute Senior Debt if incurred by the Company (including, without limitation, Guarantees of Obligations under Credit Facilities).

     "Unrestricted Subsidiary" means Nations Casualty Insurance, Inc., Oshkosh/McNeilus Financial Services, Inc. and any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries (excluding assumption of Indebtedness of MFSI by any Leasing Subsidiary). Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if: (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE FOR OR TO ANY PARTICULAR PURCHASER, AND NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NEW NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.


     The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the New Notes by holders thereof, based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions stated below, and no ruling from the IRS has been or will be sought on any of the matters discussed below.

     The following discussion does not purport to be a complete analysis of all the potential federal income tax effects relating to the purchase, ownership and disposition of the New Notes, and, without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of purchasers (including dealers in securities, insurance companies, financial institutions, tax-exempt entities, and persons who hold New Notes as part of a straddle, hedge, or conversion transaction). In addition, this discussion is limited to holders who are the initial purchasers of the New Notes and hold the New Notes as capital assets within the meaning of
Section 1221 of the Code. This discussion does not address the effect of any state, local, or foreign tax laws.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. PERSONS

     The term "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Foreign Person" means a person other than a U.S. Person.


  Exchange Offer



     The issuance of the New Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus should not constitute an exchange for federal income tax purposes. Consequently, no gain or loss should be recognized by Holders of the Notes upon receipt of the New Notes, and ownership of the New Notes should be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, a Holder's basis in the New Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the New Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, and other tax characteristics of the New Notes should be identical to the issue price, and other tax characteristics of the Notes exchanged therefor.


  Taxation of Interest and Liquidated Damages

     Any interest or Liquidated Damages earned on a New Note held by a U.S. Person is generally required to be included in the holder's gross income for federal income tax purposes at the time that the interest or Liquidated Damages is paid or accrued, in accordance with the holder's method of accounting for federal income tax purposes.

     For purposes of determining whether the New Notes are issued with original issue discount, the Company has made a determination (which is binding on the holders of the New Notes unless a holder explicitly discloses on its timely filed federal income tax return that its determination in this regard is different from the Company's determination) that the possibility that any Liquidated Damages will be paid on the New Notes is remote. Accordingly, the Company will treat the New Notes as being issued without any original issue discount.

  Sale or Exchange of Notes

     In the case of a sale or exchange (including a redemption) of a New Note, the holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid stated interest) and the holder's adjusted tax basis in the New Note. Any such gain or loss will be treated as a capital gain or loss. Any capital gain or loss on a sale or exchange of a New Note will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the New Note has been held by the holder for more than one year; otherwise, the capital gain or loss will be short-term. An individual's long-term capital gain is subject to federal income tax at a maximum stated rate of either 20%, if the individual has held the New Notes for more than 18 months prior to the sale or exchange, or 28%, if the individual has held the New Notes for not more than 18 months prior to the sale or exchange. An individual's short-term capital gain is taxed at ordinary income tax rates. An individual's capital loss is first deductible against other capital gains and then the amount of any remaining capital loss, up to $3,000 (or $1,500 for married persons filing separately), is deductible against other income. Capital losses in excess of these amounts will carry over as a capital loss to succeeding years.

     In addition, the recognition of capital gain on the New Notes could cause an individual to exceed certain income thresholds which, in turn, could cause items of income otherwise not taxable to the individual to become taxable and/or could affect the individual's ability to utilize all or a portion of his or her personal exemptions, certain itemized deductions and certain other deductions.

     For corporations, a capital gain is subject to federal income tax at a stated maximum rate of 35%, while any capital loss can be offset only against capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in those years.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO FOREIGN PERSONS

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of New Notes by a Foreign Person. This discussion is limited to Foreign Persons other than former United States citizens described in Section 877(a) of the Code or former residents of the United States described in Sections 877(e) or 7701(b)(10) of the Code. Holders of New Notes who are Foreign Persons are urged to consult their own tax advisers regarding the specific tax consequences to them of owning and disposing of New Notes.

     Any interest or Liquidated Damages earned on a New Note by a holder who is a Foreign Person will be considered "portfolio interest" and will not be subject to United States federal income tax or withholding if:

          (1) such Foreign Person is neither (i) a "controlled foreign corporation" that is related to the Issuer as described in Section 881(c)(3)(C) of the Code, (ii) a bank that has purchased New Notes pursuant to an extension of credit made in the ordinary course of its trade or business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the voting power in the Company;

          (2) the person who would otherwise be required to withhold tax from payments of such interest or Liquidated Damages (the "withholding agent") is furnished an IRS Form W-9 (or equivalent), signed under penalties of perjury, identifying the beneficial owner of the Note and stating that the beneficial owner of the New Note is a Foreign Person; and

          (3) the interest or Liquidated Damages is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     The United States Treasury Department recently promulgated final regulations regarding withholding and information reporting, which regulations are generally effective for payments made after December 31,

1998. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. In the case of interest paid to a foreign partnership (other than a partnership that has entered into a withholding agreement with the IRS), the final regulations specify that the "portfolio interest" exemption will not apply unless the withholding agent receives appropriate certifications from the partners in addition to receiving certain certifications from the partnership. A look-through rule applies in the case of tiered partnerships.

     Any interest or Liquidated Damages (other than "portfolio interest") earned on a New Note by a Foreign Person will be subject to United States federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable tax treaty) if this interest or Liquidated Damages is not effectively connected with the conduct of a trade or business within the United States by this Foreign Person.

     Any interest or Liquidated Damages earned on a New Note, and any gain realized on a sale or exchange (including a redemption) of a New Note, that is effectively connected with the conduct of a trade or business within the United States by a Foreign Person will be subject to United States federal income tax at regular graduated rates (and, if the Foreign Person is a corporation, may also be subject to a United States branch profits tax). Such income will not be subject to United States income tax withholding, however, if the Foreign Person furnishes the proper certificate to the withholding agent.

     Any gain realized by a Foreign Person on a sale or exchange (including a redemption) of a New Note will not be subject to United States federal income tax or withholding if (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person; and (ii) in the case of a Foreign Person who is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or exchange, or the individual does not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business maintained in the United States by the individual.

     Any New Notes owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the date of death will be included in such individual's estate for United States federal estate tax purposes, unless all of the interest on such New Notes constitutes "portfolio interest" (without regard to whether the "portfolio interest" certification requirements are met), or unless an applicable tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A U.S. Person who holds New Notes will generally be subject to information reporting and to backup withholding at a 31% rate with respect to interest on the New Notes, and with respect to proceeds received on the sale or exchange of New Notes through a broker. Information reporting and backup withholding will generally not apply, however, with respect to payments made to certain exempt recipients, such as corporations. In addition, backup withholding will generally not apply to a U.S. Person who provides a taxpayer identification number and who certifies, under penalties of perjury, that such number is correct and that the holder has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Generally, such certification is made on Form W-9.

     Information reporting on IRS Form 1099 and backup withholding will not apply to payments made by the Company or any agent thereof to a holder of a New
Note if the holder has furnished a certification under penalties of perjury that it is a Foreign Person, or has otherwise demonstrated that it qualifies for an applicable exemption, provided that neither the Company nor such agent has actual knowledge to the contrary. The interest and any Liquidated Damages earned by a Foreign Person with respect to a New Note will generally be reported, however, by the Company on IRS Form 1042S.

     If a Foreign Person sells a New Note through a United States office of a broker, the broker is required to file an information report and is required to withhold 31% of the sale proceeds unless the Foreign Person certifies under penalties of perjury its non-United States status (and the broker does not have actual knowledge to the contrary) or otherwise establishes an exemption. If a Foreign Person sells a New Note through a foreign office of a broker, backup withholding is not required; but information reporting is required if the broker does not have documentary evidence that the holder is a Foreign Person and if (i) the broker is a U.S. Person, (ii) the broker is a "controlled foreign corporation" (as defined in Section 957 of the Code), (iii) the broker derives 50% or more of its gross income for a specified three year period from the conduct of a trade or business in the United States, or (iv) in the case of payments made after December 31, 1998, the broker is a foreign partnership with certain connections to the United States.

     Any amount withheld from payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder's United States federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account (a "Participating Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with the initial sales of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the sales of New Notes received in exchange for Notes where such Notes were acquired as the result of market-making activities or other trading activities. The Company will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this Prospectus for the period specified in the Registration Rights Agreement.

     The Company will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and may profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Initial Purchaser and certain of its affiliates have, from time to time, performed certain banking, financial advisory and investment banking services for the Company and certain of its affiliates, for which they have received customary fees and expenses. A portion of the net proceeds from the Note Offering was used to repay outstanding indebtedness under the Existing Bank Credit Agreement of which Bank of America, an affiliate of BancAmerica Robertson Stephens, is a lender. Bank of America is the lead agent and a lender under the Senior Credit Facility, for which it receives customary fees and expenses. BALCAP, an affiliate of BancAmerica Robertson Stephens, is a partner with the Leasing Partner under the Lease Financing Facility.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon on behalf of the Company by Foley & Lardner, Milwaukee, Wisconsin, legal advisors to the Company. Michael W. Grebe, a partner in the firm of Foley & Lardner, is a director of the Company.

                                    EXPERTS

     The consolidated financial statements of Oshkosh at September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 appearing in this Prospectus and Registration Statement and the financial statement schedule incorporated by reference from Oshkosh's Annual Report (Form 10-K) for the year ended September 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and incorporated by reference therein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of McNeilus as of February 28, 1997 and February 29, 1996 and for each of the three years in the period ended February 28, 1997 included in this Prospectus and Registration Statement have been audited by Larson, Allen, Weishair and Co., LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Commission by Oshkosh are hereby incorporated by reference into this Prospectus except as superseded or modified herein: (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by the Company's Form 10-K/A dated February 11, 1998; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997; (3) the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders dated December 29, 1997; and (4) the Company's Current Reports on Form 8-K dated February 6, 1998 and February 26, 1998. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and through the period specified in the Registration Rights Agreement during which Participating Broker-Dealers are authorized to deliver this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Statements in this Prospectus with respect to the subject matter presented in the Incorporated Documents are intended to supersede such statements in the Incorporated Documents. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Oshkosh Truck Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, telephone number (920) 235-9151. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.


                             AVAILABLE INFORMATION

     Oshkosh Truck Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional Offices: Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company's shares of Common Stock are quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, 9513 Key West Avenue, Rockville, Maryland 20850. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
OSHKOSH TRUCK CORPORATION
Report of Ernst & Young LLP, Independent Auditors...........   F-2
Consolidated Balance Sheets as of September 30, 1997 and
  1996, and as of December 31, 1997 (unaudited).............   F-3
Consolidated Statements of Income (Loss) for each of the
  three fiscal years in the period ended September 30, 1997, and for the three month periods ended December 31, 1997
  and 1996 (unaudited)......................................   F-4
Consolidated Statements of Shareholders' Equity for each of
  the three fiscal years in the period ended September 30,
  1997, and for the three month period ended December 31,
  1997 (unaudited)..........................................   F-5
Consolidated Statements of Cash Flows for each of the three
  fiscal years in the period ended September 30, 1997, and
  for the three month periods ended December 31, 1997 and
  1996 (unaudited)..........................................   F-6
Notes to Consolidated Financial Statements..................   F-7
MCNEILUS COMPANIES, INC.
Report of Larson, Allen, Weishair and Co., LLP, Independent
  Auditors..................................................  F-22
Consolidated Balance Sheets as of February 28, 1997 and
  February 29, 1996, and as of November 30, 1997
  (unaudited)...............................................  F-23
Consolidated Statements of Income for each of the three
  fiscal years in the period ended February 28, 1997, and
  for the nine month periods ended November 30, 1997 and
  1996 (unaudited)..........................................  F-24
Consolidated Statements of Stockholders' Equity for each of
  the three fiscal years in the period ended February 28,
  1997, and for the nine month period ended November 30,
  1997
  (unaudited)...............................................  F-25
Consolidated Statements of Cash Flows for each of the three
  fiscal years in the period ended February 28, 1997, and
  for the nine month periods ended November 30, 1997 and
  1996 (unaudited)..........................................  F-26
Notes to Consolidated Financial Statements..................  F-27

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Oshkosh Truck Corporation

We have audited the accompanying consolidated balance sheets of Oshkosh Truck Corporation (the Company) as of September 30, 1997 and 1996, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
October 31, 1997, except for
  Notes 4 and 13, as to which
  the date is December 8, 1997

                           OSHKOSH TRUCK CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                      SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,
                                                          1997            1996            1997
                                                      -------------   -------------   ------------
                                                                                      (UNAUDITED)
                                                                     (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.........................    $ 23,219        $    127        $    198
  Receivables, net..................................      81,235          76,624          54,215
  Inventories.......................................      76,497         106,289          86,744
  Prepaid expenses..................................       3,405           3,619           3,487
  Refundable income taxes...........................          --           6,483             418
  Deferred income taxes.............................       9,479           7,055           9,169
                                                        --------        --------        --------
     Total current assets...........................     193,835         200,197         154,231
Deferred charges....................................       1,067           2,645             793
Other long-term assets..............................       6,660           7,834           7,455
Property, plant and equipment:
  Land..............................................       7,172           7,131           7,172
  Buildings.........................................      42,220          40,421          42,392
  Machinery and equipment...........................      78,270          77,485          79,566
                                                        --------        --------        --------
                                                         127,662         125,037         129,130
  Less accumulated depreciation.....................     (72,174)        (67,002)        (73,790)
                                                        --------        --------        --------
     Net property, plant and equipment..............      55,488          58,035          55,340
Goodwill and other intangible assets, net...........     163,344         166,450         163,639
                                                        --------        --------        --------
Total assets........................................    $420,394        $435,161        $381,458
                                                        ========        ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................    $ 48,220        $ 49,178        $ 40,556
  Customer advances.................................      30,124          27,793          35,261
  Payroll-related obligations.......................      15,157          12,843          12,897
  Accrued warranty..................................      12,320           8,942          11,103
  Other current liabilities.........................      21,365          16,997          15,966
  Net current liabilities of discontinued
     operations.....................................       1,536           1,975           1,376
  Current maturities of long-term debt and revolving
     credit facility................................      15,000          15,000           7,820
                                                        --------        --------        --------
     Total current liabilities......................     143,722         132,728         124,979
Long-term debt......................................     120,000         142,882          95,000
Postretirement benefit obligations..................      10,147           9,517          10,244
Other long-term liabilities.........................       1,811           1,843           3,756
Net long-term liabilities of discontinued
  operations........................................       1,362           2,581           1,031
Deferred income taxes...............................      22,452          24,008          22,701
Shareholders' equity:
  Class A Common Stock..............................           4               4               4
  Common Stock......................................          89              89              89
  Paid-in capital...................................      13,591          16,059          13,989
  Retained earnings.................................     120,085         114,246         122,112
  Cost of Common Stock in treasury..................     (12,869)         (8,796)        (12,447)
                                                        --------        --------        --------
     Total shareholders' equity.....................     120,900         121,602         123,747
                                                        --------        --------        --------
Total liabilities and shareholders' equity..........    $420,394        $435,161        $381,458
                                                        ========        ========        ========

                            See accompanying notes.

                           OSHKOSH TRUCK CORPORATION

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                                                                   THREE MONTHS ENDED
                                              FISCAL YEAR ENDED SEPTEMBER 30,         DECEMBER 31,
                                              --------------------------------    --------------------
                                                1997        1996        1995        1997        1996
                                                ----        ----        ----        ----        ----
                                                                                      (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Continuing operations:
  Net sales...............................    $683,234    $413,455    $438,557    $151,801    $150,320
  Cost of sales...........................     594,390     378,376     384,579     129,494     130,737
                                              --------    --------    --------    --------    --------
       Gross income.......................      88,844      35,079      53,978      22,307      19,583
Operating expenses:
  Selling, general and administrative.....      47,742      32,205      29,242      11,676      10,025
  Engineering, research and development...       7,847       6,304       5,443       2,143       1,993
  Amortization of goodwill and other
     intangibles..........................       4,470         171          --       1,126       1,132
                                              --------    --------    --------    --------    --------
       Total operating expenses...........      60,059      38,680      34,685      14,945      13,150
                                              --------    --------    --------    --------    --------
Income (loss) from operations.............      28,785      (3,601)     19,293       7,362       6,433
Other income (expense):
  Interest expense........................     (12,722)       (929)       (679)     (2,504)     (3,558)
  Interest income.........................         717       1,040         774         165         206
  Miscellaneous, net......................        (278)      1,508        (466)         72          (9)
                                              --------    --------    --------    --------    --------
                                               (12,283)      1,619        (371)     (2,267)     (3,361)
                                              --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before income taxes.....................      16,502      (1,982)     18,922       5,095       3,072
Provision (credit) for income taxes.......       6,496      (1,741)      7,285       1,955       1,448
                                              --------    --------    --------    --------    --------
Income (loss) from continuing
  operations..............................      10,006        (241)     11,637       3,140       1,624
Discontinued operations:
  Loss from discontinued operations, net
     of income tax benefit of $1,623......          --          --      (3,137)         --          --
  Gain (loss) on disposal of operations,
     net of income tax benefit of $1,827
     in 1996 and $357 in 1995.............          --      (2,859)        716          --          --
                                              --------    --------    --------    --------    --------
                                                    --      (2,859)     (2,421)         --          --
                                              --------    --------    --------    --------    --------
Net income (loss).........................    $ 10,006    $ (3,100)   $  9,216    $  3,140    $  1,624
                                              ========    ========    ========    ========    ========
Earnings (loss) per share:
  Continuing operations...................    $   1.18    $   (.03)   $   1.32    $    .38    $    .19
  Discontinued operations.................          --        (.32)       (.28)         --          --
                                              --------    --------    --------    --------    --------
  Net income (loss).......................    $   1.18    $   (.35)   $   1.04    $    .38    $    .19
                                              ========    ========    ========    ========    ========
Earnings (loss) per share assuming
  dilution:
  Continuing operations...................    $   1.17    $   (.03)   $   1.31    $    .37    $    .19
  Discontinued operations.................          --        (.32)       (.27)         --          --
                                              --------    --------    --------    --------    --------
  Net income (loss).......................    $   1.17    $   (.35)   $   1.04    $    .37    $    .19
                                              ========    ========    ========    ========    ========

                            See accompanying notes.

                           OSHKOSH TRUCK CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                           PENSION
                                             COMMON    PAID-IN    RETAINED    TREASURY    LIABILITY
                                             STOCK     CAPITAL    EARNINGS     STOCK      ADJUSTMENT     TOTAL
                                             ------    -------    --------    --------    ----------     -----
                                                     (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Balance at September 30, 1994............     $90      $ 7,623    $116,890    $ (2,591)    $  (454)     $121,558
Net income...............................      --           --       9,216          --          --         9,216
Cash dividends:
  Class A Common Stock
    ($.435 per share)....................      --           --        (191)         --          --          (191)
  Common Stock ($.500 per share).........      --           --      (4,218)         --          --        (4,218)
Sale of 350,000 shares of Common Stock...       3        5,247          --          --          --         5,250
Sale of 1,250,000 stock warrants.........      --        4,187          --          --          --         4,187
Common Stock issuance costs and cost of
  stock restriction agreement............      --         (863)         --          --          --          (863)
Purchase of Common Stock for treasury....      --           --          --        (933)         --          (933)
Exercise of stock options................      --           12          --         121          --           133
Incentive compensation awards............      --          327          --          --          --           327
Pension liability adjustment.............      --           --          --          --      (1,053)       (1,053)
                                              ---      -------    --------    --------     -------      --------
Balance at September 30, 1995............      93       16,533     121,697      (3,403)     (1,507)      133,413
Net loss.................................      --           --      (3,100)         --          --        (3,100)
Cash dividends:
  Class A Common Stock
    ($.435 per share)....................      --           --        (177)         --          --          (177)
  Common Stock ($.500 per share).........      --           --      (4,174)         --          --        (4,174)
Purchase of Common Stock for treasury....      --           --          --      (5,618)         --        (5,618)
Exercise of stock options................      --           43          --         225          --           268
Termination of incentive compensation
  awards.................................      --         (517)         --          --          --          (517)
Pension liability adjustment.............      --           --          --          --       1,507         1,507
                                              ---      -------    --------    --------     -------      --------
Balance at September 30, 1996............      93       16,059     114,246      (8,796)         --       121,602
Net income...............................      --           --      10,006          --          --        10,006
Cash dividends:
  Class A Common Stock
    ($.435 per share)....................      --           --        (177)         --          --          (177)
  Common Stock ($.500 per share).........      --           --      (3,990)         --          --        (3,990)
Purchase of Common Stock for treasury....      --           --          --      (4,246)         --        (4,246)
Purchase of 1,250,000 stock warrants.....      --       (2,504)         --          --          --        (2,504)
Exercise of stock options................      --           36          --         173          --           209
                                              ---      -------    --------    --------     -------      --------
Balance at September 30, 1997............      93       13,591     120,085     (12,869)         --       120,900
Net income...............................      --           --       3,140          --          --         3,140
Cash dividends:
  Class A Common Stock ($.10875 per
    share)...............................      --           --         (45)         --          --           (45)
  Common Stock ($.12500 per share).......      --           --      (1,068)         --          --        (1,068)
Issuance of stock under incentive
  compensation plan......................      --          398          --         422          --           820
                                              ---      -------    --------    --------     -------      --------
Balance at December 31, 1997
  (Unaudited)............................     $93      $13,989    $122,112    $(12,447)    $    --      $123,747
                                              ===      =======    ========    ========     =======      ========

                            See accompanying notes.

                           OSHKOSH TRUCK CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         THREE MONTHS ENDED
                                                      FISCAL YEAR ENDED SEPTEMBER 30,       DECEMBER 31,
                                                     ---------------------------------   -------------------
                                                       1997         1996        1995       1997       1996
                                                       ----         ----        ----       ----       ----
                                                                                             (UNAUDITED)
                                                                         (IN THOUSANDS)
OPERATING ACTIVITIES:
Net income (loss) from continuing operations.......  $ 10,006    $    (241)   $11,637    $  3,140   $  1,624
Depreciation and amortization......................    14,070        8,798      8,409       3,283      3,556
Write-off of investments...........................       200        4,125         --          --         --
Deferred income taxes..............................    (3,980)      (1,381)     2,577         559       (177)
(Gain) loss on disposal of property, plant and
  equipment........................................       (43)          77        (21)        (18)         6
Changes in operating assets and liabilities:
  Receivables......................................    (4,611)     (10,648)    (4,349)     27,020     20,972
  Inventories......................................    29,792      (25,071)      (809)     (8,357)    11,492
  Prepaid expenses.................................       214          469       (540)        (82)       405
  Deferred charges.................................     1,578          333        (94)        274       (308)
  Accounts payable.................................      (958)      13,314     (4,314)     (7,664)   (11,494)
  Customer advances................................     2,331          930     (1,887)      5,137       (758)
  Income taxes.....................................     7,446       (5,268)       636      (1,381)     2,739
  Payroll-related obligations......................     2,314          213        313      (1,440)    (3,121)
  Accrued warranty.................................     3,378        2,094       (639)     (1,217)       578
  Other current liabilities........................     3,447       (4,646)        11      (4,517)      (497)
  Other long-term liabilities......................       598          665     (4,764)      2,042        125
                                                     --------    ---------    -------    --------   --------
      Net cash provided from (used for) operating
         activities................................    65,782      (16,237)     6,166      16,779     25,142
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired...        --     (160,838)        --      (3,461)        --
Additions to property, plant and equipment.........    (6,263)      (5,355)    (5,347)     (1,697)    (1,342)
Proceeds from sale of property, plant and
  equipment........................................       395        2,086        114          66        289
Increase in other long-term assets.................    (1,532)      (2,124)      (937)     (1,005)      (174)
                                                     --------    ---------    -------    --------   --------
      Net cash used for investing activities.......    (7,400)    (166,231)    (6,170)     (6,097)    (1,227)
NET CASH PROVIDED FROM (USED FOR) DISCONTINUED
  OPERATIONS.......................................    (1,658)       4,743     10,482        (491)      (326)
FINANCING ACTIVITIES:
Net borrowings (repayments) of long-term debt and
  revolving credit facility........................   (22,882)     157,882         --     (32,180)   (17,882)
Sale of Common Stock and Common Stock warrants, net
  of issuance costs................................        --           --      8,574          --         --
Purchase of Common Stock, Common Stock warrants and
  proceeds from exercise of stock options, net.....    (6,541)      (5,350)      (800)         --         85
Dividends paid.....................................    (4,209)      (4,396)    (4,372)     (1,032)    (1,074)
                                                     --------    ---------    -------    --------   --------
      Net cash provided from (used for) financing
         activities................................   (33,632)     148,136      3,402     (33,212)   (18,871)
                                                     --------    ---------    -------    --------   --------
Increase (decrease) in cash and cash equivalents...    23,092      (29,589)    13,880     (23,021)     4,718
Cash and cash equivalents at beginning of period...       127       29,716     15,836      23,219        127
                                                     --------    ---------    -------    --------   --------
Cash and cash equivalents at end of period.........  $ 23,219    $     127    $29,716    $    198   $  4,845
                                                     ========    =========    =======    ========   ========
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest:
    Continuing operations..........................  $ 12,974    $     538    $   759    $  2,498   $  3,451
    Discontinued operations........................        --           --        709          --         --
  Cash paid (received) for income taxes............     2,998        3,116      2,114       2,777     (1,115)

                            See accompanying notes.

                           OSHKOSH TRUCK CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              SEPTEMBER 30, 1997 AND DECEMBER 31, 1997 (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS -- Oshkosh Truck Corporation and its wholly-owned subsidiaries (the company) is a leading manufacturer of a wide variety of heavy duty specialized trucks. The company sells its products into three principal markets -- fire and emergency support, defense, and other commercial truck markets. The company's fire and emergency support business is principally conducted through its wholly-owned subsidiary, Pierce Manufacturing Inc. (Pierce).

     PRINCIPLES OF CONSOLIDATION AND PRESENTATION -- The consolidated financial statements include the accounts of Oshkosh Truck Corporation and all its wholly-owned subsidiaries and are prepared in conformity with U.S. generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS -- The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents, consisting principally of commercial paper, totaled $23,022 at September 30, 1997. The cost of these securities, which are considered "available for sale" for financial reporting purposes, approximates fair value at September 30, 1997, and December 31, 1997.

     INVENTORIES -- The company values its inventories at the lower of cost, computed principally on the last-in, first-out (LIFO) method, or market.

     PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets principally on accelerated methods.

     DEFERRED CHARGES -- Deferred charges include certain engineering and technical support costs incurred in connection with multi-year government contracts. These costs are charged to cost of sales when the related project is billable to the government, or are amortized to cost of sales as base units are delivered under the related contracts.

     OTHER LONG-TERM ASSETS -- Other long-term assets include capitalized software and related costs which are amortized on a straight-line method over a three to five year period, deferred financing costs which are amortized to interest expense over the term of the debt, prepaid funding of pension costs and certain investments. During fiscal 1996, the company wrote off its $3,025 equity investment in a Mexican bus manufacturer due to prolonged weakness in the Mexican economy and continuing high losses and high leverage reported by the Mexican affiliate. Also, in fiscal 1996, the company wrote off a $200 equity investment in Steeltech Manufacturing, Inc. (Steeltech) and a $900 investment in a joint venture which leases equipment to Steeltech (see Note 11).

     GOODWILL AND OTHER INTANGIBLE ASSETS -- The cost of goodwill and other intangible assets is amortized on a straight-line basis over the estimated periods benefitted ranging from 13 to 40 years.

     IMPAIRMENT OF LONG-LIVED ASSETS -- Property, plant and equipment, other long-term assets and goodwill and other intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment.

                           OSHKOSH TRUCK CORPORATION

     CUSTOMER ADVANCES -- Customer advances principally represent amounts received in advance of the completion of a fire apparatus vehicle. Certain of these advances bear interest at variable rates approximating the prime rate.

     REVENUE RECOGNITION -- Sales under fixed-price defense contracts are recorded as units are accepted by the government. Change orders are not invoiced until agreed upon by the government. Recognition of profit on change orders and on contracts which do not involve fixed prices is based upon estimates which may be revised during the terms of the contracts. Sales to commercial customers are recorded when the goods or services are billable at time of shipment or delivery of the trucks.

     RESEARCH AND DEVELOPMENT -- Research and development costs are charged to expense as incurred and amounted to approximately $7,847, $6,304, and $5,443 for continuing operations during fiscal 1997, 1996, and 1995, respectively.

     WARRANTY -- Provisions for estimated warranty and other related costs are recorded at the time of sale and are periodically adjusted to reflect actual experience. Amounts expensed with respect to continuing operations in fiscal 1997, 1996, and 1995 were $9,658, $7,741, and $4,518, respectively.

     INCOME TAXES -- Deferred income taxes are provided to recognize temporary differences between the financial reporting basis and the income tax basis of the company's assets and liabilities using currently enacted tax rates and laws.

     FAIR VALUES -- The carrying amounts of receivables, accounts payable and long-term debt approximated fair value as of September 30, 1997 and 1996.

     ENVIRONMENTAL REMEDIATION COSTS -- Statement of Position 96-1 "Environmental Remediation Liabilities" (SOP 96-1) became effective for the company in fiscal 1997. In accordance with SOP 96-1, the company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The accruals are adjusted as further information develops or circumstances change.

     EARNINGS (LOSS) PER SHARE -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to SFAS No. 128 requirements.

     The following table sets forth the computation of basis and diluted weighted average shares used in the per share calculations:

                                                                               THREE MONTHS ENDED
                                           FISCAL YEAR ENDED SEPTEMBER 30,        DECEMBER 31,
                                          ---------------------------------   ---------------------
                                            1997        1996        1995        1997        1996
                                            ----        ----        ----        ----        ----
Denominator for basic earnings per
  share.................................  8,502,166   8,828,224   8,823,766   8,340,854   8,645,106
Effect of dilutive options, warrants and
  incentive compensation awards.........     43,916          --      47,643      96,621      25,741
                                          ---------   ---------   ---------   ---------   ---------
Denominator for dilutive earnings per
  share.................................  8,546,082   8,828,224   8,871,409   8,437,475   8,670,847
                                          =========   =========   =========   =========   =========

     NEW ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a

                           OSHKOSH TRUCK CORPORATION
financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this statement applies only to the presentation of comprehensive income, it will not have any impact on the company's results of operations, financial position or cash flows.

     In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes the standards for the manner in which public enterprises are required to report financial and descriptive information about their operating segments. The statement defines operating segments as components of an enterprise for which separate financial information is available and evaluated regularly as a means for assessing segment performance and allocating resources to segments. A measure of profit or loss, total assets and other related information are required to be disclosed for each operating segment. In addition, this statement requires the annual disclosure of information concerning revenues derived from the enterprise's products or services, countries in which it earns revenue or holds assets, and major customers. The statement is also effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 will not affect the company's results of operations or financial position, but will affect the disclosure of segment information.

2. BALANCE SHEET INFORMATION

                                                   SEPTEMBER 30,
                                                 ------------------   DECEMBER 31,
                  RECEIVABLES                     1997       1996         1997
                  -----------                     ----       ----     ------------
                                                                      (UNAUDITED)
U.S. Government:
  Amounts billed...............................  $34,399   $ 27,353     $24,417
  Amounts unbilled.............................    1,782      4,918       1,635
                                                 -------   --------     -------
                                                  36,181     32,271      26,052
Commercial customers...........................   45,603     41,510      30,175
Other..........................................    1,421      3,909          --
                                                 -------   --------     -------
                                                  83,205     77,690      56,227
Less allowance for doubtful accounts...........   (1,970)    (1,066)     (2,012)
                                                 -------   --------     -------
                                                 $81,235   $ 76,624     $54,215
                                                 =======   ========     =======

     The unbilled amounts represent estimated claims for government-ordered changes which will be invoiced upon completion of negotiations and price adjustment provisions which will be invoiced when they are agreed upon by the government.

                                                   SEPTEMBER 30,
                                                 ------------------   DECEMBER 31,
                  INVENTORIES                     1997       1996         1997
                  -----------                     ----       ----     ------------
                                                                      (UNAUDITED)
Finished products..............................  $ 6,430   $ 15,208     $ 6,798
Partially finished products....................   36,661     51,533      43,437
Raw materials..................................   44,455     47,580      47,696
                                                 -------   --------     -------
Inventories at FIFO cost.......................   87,546    114,321      97,931
Less: Progress payments on U.S. government
           contracts...........................   (2,988)        --      (2,988)
      Excess of FIFO cost over LIFO cost.......   (8,061)    (8,032)     (8,199)
                                                 -------   --------     -------
                                                 $76,497   $106,289     $86,744
                                                 =======   ========     =======

     Title to all inventories related to government contracts which provide for progress payments vests in the government to the extent of unliquidated progress payments.

                           OSHKOSH TRUCK CORPORATION

                                                     SEPTEMBER 30,
                                                  -------------------   DECEMBER 31,
      GOODWILL AND OTHER INTANGIBLE ASSETS          1997       1996         1997
      ------------------------------------          ----       ----     ------------
                             USEFUL LIVES                               (UNAUDITED)
                             ------------
Goodwill              40 Years..................  $103,887   $102,523     $103,887
Distribution network  40 Years..................    53,000     53,000       53,000
Other                 13-40 Years...............    11,098     11,098       12,519
                                                  --------   --------     --------
                                                   167,985    166,621      169,406
Less accumulated amortization...................    (4,641)      (171)      (5,767)
                                                  --------   --------     --------
                                                  $163,344   $166,450     $163,639
                                                  ========   ========     ========

     The increase in goodwill from fiscal 1996 to fiscal 1997 is due to finalization of purchase accounting related to the Pierce acquisition.

     The company engaged third party business valuation appraisers to determine the fair value of the distribution network in connection with its acquisition of Pierce (see Note 3). The company believes Pierce maintains the largest North American fire apparatus distribution network and has exclusive contracts with each distributor related to the fire apparatus product offerings manufactured by Pierce. To establish the useful life of the distribution network, a historical turnover analysis was performed.

3. ACQUISITIONS

     On September 18, 1996, the company acquired for cash all of the issued and outstanding stock of Pierce, a leading manufacturer and marketer of fire trucks and other fire apparatus in the U.S. The acquisition price of $156,926, including acquisition costs and net of cash acquired, was financed from borrowings under a bank credit facility (see Note 4).

     The acquisition was accounted for using the purchase method of accounting and, accordingly, the operating results of Pierce are included in the company's consolidated statements of income (loss) since the date of acquisition. The purchase price, including acquisition costs, was allocated based on the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition and was subsequently adjusted during fiscal 1997. Approximately $62,000 of the purchase price was allocated to the distribution network and other intangible assets. The excess of the purchase price over the estimated fair value of net assets acquired amounted to $103,887 which has been accounted for as goodwill.

     Pro forma unaudited consolidated operating results of the company, assuming Pierce had been acquired as of October 1, 1995 and 1994, are summarized below:

                                                              FISCAL YEAR ENDED
                                                                SEPTEMBER 30,
                                                             --------------------
                                                               1996        1995
                                                               ----        ----
Net sales................................................    $605,439    $618,555
Income (loss) from continuing operations.................      (1,262)      7,699
Net income (loss)........................................      (4,121)      4,901
Earnings (loss) per share:
     Continuing operations...............................    $  (0.14)   $   0.87
     Net income (loss)...................................       (0.47)       0.56

     These pro forma results have been prepared for informational purposes only and include certain adjustments to depreciation expense related to acquired plant and equipment, amortization expense arising from goodwill and other intangible assets, interest expense on acquisition debt, elimination of certain non-recurring expenses incurred by Pierce prior to the acquisition, and the estimated related income tax effects of

                           OSHKOSH TRUCK CORPORATION
all such adjustments. Anticipated efficiencies from the consolidation of Pierce's manufacturing facilities and from the synergies related to the consolidation of certain functions among Pierce and the company were not fully determinable and therefore have been excluded from the amounts included in the pro forma operating results. These pro forma results do not purport to be indicative of the results of operations which would have resulted had the combination been in effect as of October 1, 1995 and 1994 or of the future results of operations of the consolidated entities.

     On November 9, 1995, the company through its wholly-owned subsidiary, Summit Performance Systems, Inc. (Summit), acquired the land, buildings, machinery and equipment, and technology of Friesz Manufacturing Company (Friesz) from available cash for $3,912. Friesz was engaged in the manufacture and sale of concrete mixer systems and related aftermarket replacements parts. Approximately $2,150 of the purchase price has been allocated to intangible assets, principally designs and related technology. The acquisition was accounted for using the purchase method of accounting and, accordingly, the operating results of Friesz are included in the company's consolidated statements of income (loss) since the date of acquisition. Had the acquisition occurred as of October 1, 1995 or 1994, there would have been no material pro forma effects on the net sales, net income (loss) or earnings (loss) per share of the company in fiscal 1996 or 1995.

4. LONG-TERM DEBT

     On September 18, 1996, the company entered into a bank credit agreement (the Bank Credit Agreement) to finance the acquisition of Pierce (see Note 3) and to refinance a previous revolving credit facility. The Bank Credit Agreement consists of a $150,000 term loan which requires annual principal payments of $15,000 through fiscal 2002 and a final payment of $60,000 on September 30, 2003, and a $50,000 revolving credit facility for working capital purposes which expires on September 30, 1999. The total of all term loan and revolving credit facility borrowings, excluding letters of credit, must be reduced to or below $145,000, and $130,000 for 60 consecutive days in fiscal 1998 and 1999, respectively.

     Interest on the term loan and the revolving credit facility is payable at prime or at the applicable Eurodollar rate plus 2.25% and 1.875%, respectively, subject to adjustment if certain financial criteria are met (weighted-average rate of 7.98% and zero, respectively, at September 30, 1997, 8.25% and 8.25%, respectively, at September 30, 1996, and 7.72% and 8.5%, respectively, at December 31, 1997).

     The company is charged a 0.25% fee with respect to any unused balance under its revolving credit facility, and a 1.875% fee with respect to any letters of credit issued under the revolving credit facility. These fees are subject to adjustment if certain financial criteria are met. At September 30, 1997, $2,962 of standby letters of credit reduced available capacity under the revolving credit facility to $47,038.

     At September 30, 1997, substantially all the tangible and intangible assets of the company are pledged as collateral under the Bank Credit Agreement. Among other restrictions, the Bank Credit Agreement: (1) limits payments of dividends, purchases of the company's stock, and capital expenditures; (2) requires that certain financial ratios be maintained at prescribed levels; (3) restricts the ability of the company to make additional borrowings, or to consolidate, merge or otherwise fundamentally change the ownership of the company; and (4) limits investments, dispositions of assets and guarantees of indebtedness. The company believes that such limitations should not impair its future operating activities.

     The aggregate annual maturities of long-term debt for the five years succeeding September 30, 1997, are as follows: 1998 -- $15,000; 1999 -- $15,000;
2,000 -- $15,000; 2001 -- $15,000; and 2002 -- $15,000.

     From October 1, 1997 through December 8, 1997, the company paid from available cash the $15,000 mandatory principal payment due September 30, 1998 and paid an additional $25,000 on the term loan which will be applied on a pro rata basis to the principal payments due in the fiscal years 1999 to 2003.

                           OSHKOSH TRUCK CORPORATION

5. INCOME TAXES

                                                        FISCAL YEAR ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                          1997        1996       1995
                                                          ----        ----       ----
INCOME TAX PROVISION (CREDIT)
Current:
  Federal...........................................    $ 8,236     $ 2,988     $5,572
  State.............................................      1,866         368        873
                                                        -------     -------     ------
       Total current................................     10,102       3,356      6,445
Deferred:
  Federal...........................................     (3,271)     (4,630)       763
  State.............................................       (335)       (467)        77
                                                        -------     -------     ------
       Total deferred...............................     (3,606)     (5,097)       840
                                                        -------     -------     ------
                                                        $ 6,496     $(1,741)    $7,285
                                                        =======     =======     ======

                                                         FISCAL YEAR ENDED SEPTEMBER 30,
                                                         -------------------------------
                                                         1997         1996          1995
                                                         ----         ----          ----
EFFECTIVE RATE RECONCILIATION
U.S. federal tax rate..............................      35.0%        (34.0)%       35.0%
State income taxes, net............................       6.0          (5.0)         3.5
Reduction of prior years' excess tax provisions....      (5.5)        (50.5)          --
Foreign sales corporation..........................      (1.5)         (5.2)        (0.6)
Goodwill amortization..............................       5.4            --           --
Other, net.........................................        --           6.9          0.6
                                                         ----         -----         ----
                                                         39.4%        (87.8)%       38.5%
                                                         ====         =====         ====

                                                                SEPTEMBER 30,
                                                           -----------------------
                                                             1997           1996
                                                             ----           ----
DEFERRED TAX ASSETS AND LIABILITIES
Deferred tax assets:
  Other current liabilities............................    $  5,277       $  6,625
  Accrued warranty.....................................       4,439          3,194
  Postretirement benefit obligations...................       3,916          3,674
  Investments..........................................       1,887          1,801
  Payroll-related obligations..........................       1,846            818
  Other................................................         729            419
                                                           --------       --------
       Total deferred tax assets.......................      18,094         16,531
Deferred tax liabilities:
  Intangible assets....................................      23,402         24,150
  Property, plant and equipment........................       4,175          5,972
  Inventories..........................................       2,341          1,922
  Deferred charges.....................................       1,091          1,091
  Other................................................          58            349
                                                           --------       --------
       Total deferred tax liabilities..................      31,067         33,484
                                                           --------       --------
       Net deferred tax liability......................    $(12,973)      $(16,953)
                                                           ========       ========

     The company has not recorded a valuation allowance with respect to any deferred tax assets.

                           OSHKOSH TRUCK CORPORATION

6. EMPLOYEE BENEFIT PLANS

     The company has defined benefit pension plans covering substantially all employees. The plans provide benefits based on compensation, years of service and date of birth. The company's policy is to fund the plans in amounts which comply with contribution limits imposed by law.

     Components of net periodic pension cost for these plans for fiscal 1997, 1996, and 1995, including costs of discontinued operations which are not significant in any year presented but excluding Pierce pension costs for 1996 due to the proximity of its acquisition to the company's fiscal year end, are as follows:

                                                       FISCAL YEAR ENDED SEPTEMBER 30,
                                                       --------------------------------
                                                         1997        1996        1995
                                                         ----        ----        ----
Service cost -- benefits earned during year........    $ 1,387     $ 1,149     $ 1,140
Interest cost on projected benefit obligations.....      2,439       1,979       1,862
Actual return on plan assets.......................     (8,789)     (3,347)     (2,505)
Net amortization and deferral......................      6,123       1,232         438
                                                       -------     -------     -------
Net periodic pension cost..........................    $ 1,160     $ 1,013     $   935
                                                       =======     =======     =======

     The following table summarizes the funded status of the pension plans and the amounts recognized in the company's consolidated balance sheets at September 30, 1997 and 1996:

                                                                 SEPTEMBER 30,
                                                               ------------------
                                                                1997       1996
                                                                ----       ----
Actuarial present value of benefit obligations:
  Vested...................................................    $29,334    $26,009
  Nonvested................................................        694        602
                                                               -------    -------
Accumulated benefit obligations............................     30,028     26,611
Adjustment for projected benefit obligations...............      4,759      4,731
                                                               -------    -------
Projected benefit obligations..............................     34,787     31,342
Plan assets at fair value..................................     39,556     31,089
                                                               -------    -------
Plan assets in excess of (less than) projected benefit
  obligations..............................................      4,769       (253)
Unrecognized net transition asset..........................       (594)      (661)
Unrecognized net (gain) loss...............................     (1,538)     4,811
Unrecognized prior service cost............................      1,229        345
                                                               -------    -------
Prepaid pension asset......................................    $ 3,866    $ 4,242
                                                               =======    =======

     The plans' assets are comprised of investments in commingled equity and fixed income funds and individually managed equity portfolios.

     Actuarial assumptions are as follows:

                                                                  SEPTEMBER 30,
                                                             ------------------------
                                                             1997      1996      1995
                                                             ----      ----      ----
Discount rate............................................    7.75%     7.75%     7.50%
Rate of increase in compensation.........................    4.50      4.50      4.50
Expected long-term rate of return on plan assets.........    9.25      9.25      9.25

     In addition to providing pension benefits for the majority of its employees, the company provides health benefits to certain of its retirees and their eligible spouses. Approximately 50% of the company's employees become eligible for these benefits if they reach normal retirement age while working for the company.

                           OSHKOSH TRUCK CORPORATION

     The following table summarizes the status of the postretirement benefit plan and the amounts recognized in the company's consolidated balance sheets for the periods indicated:

                                                                  SEPTEMBER 30,
                                                                -----------------
                                                                 1997       1996
                                                                 ----       ----
Postretirement benefit obligations:
  Retirees..................................................    $ 2,828    $2,929
  Fully eligible active participants........................        522       397
  Other active participants.................................      5,647     4,865
                                                                -------    ------
                                                                  8,997     8,191
Unrecognized net gain.......................................      1,150     1,326
                                                                -------    ------
Postretirement benefit obligations..........................    $10,147    $9,517
                                                                =======    ======

     Net periodic postretirement benefit cost for fiscal 1997, 1996, and 1995, including discontinued operations which is not significant in any year presented, includes the following components:

                                                               FISCAL YEAR ENDED
                                                                 SEPTEMBER 30,
                                                               ------------------
                                                               1997   1996   1995
                                                               ----   ----   ----
Service cost................................................   $366   $353   $372
Interest cost on the accumulated postretirement benefit
  obligation................................................    613    580    610
Amortization of unrecognized net gain.......................    (32)    --     --
                                                               ----   ----   ----
Net periodic postretirement benefit cost....................   $947   $933   $982
                                                               ====   ====   ====

     Net change in postretirement benefit obligations includes the following:

                                                                FISCAL YEAR ENDED
                                                                  SEPTEMBER 30,
                                                                -----------------
                                                                 1997       1996
                                                                 ----       ----
Balance at beginning of year................................    $ 9,517    $8,839
Benefits paid...............................................       (317)     (255)
Net periodic postretirement benefit cost....................        947       933
                                                                -------    ------
Balance at end of year......................................    $10,147    $9,517
                                                                =======    ======

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10.2% in fiscal 1997, declining to 6.5% in fiscal 2006. The weighted average discount rate used in determining the postretirement benefit obligation was 7.75% in fiscal 1997 and 1996. If the health care cost trend rate was increased by 1%, the postretirement benefit obligation at September 30, 1997 would increase by $799 and net periodic postretirement benefit cost for fiscal 1997 would increase by $107.

     The company has defined contribution 401(k) plans covering substantially all employees. The plans allow employees to defer 2% to 19% of their income on a pre-tax basis. Each employee who elects to participate is eligible to receive company matching contributions. Amounts expensed for company matching contributions for continuing operations were $825, $401, and $407 in fiscal 1997, 1996, and 1995, respectively.

7. SHAREHOLDER'S EQUITY

     The company is authorized to issue 1,000,000 shares of $.01 par value Class A Common Stock of which 406,878 shares and 409,258 shares were issued and outstanding at September 30, 1997 and 1996, respectively. The company is authorized to issue 18,000,000 shares of $.01 par value Common Stock. At September 30,

                           OSHKOSH TRUCK CORPORATION

1997, 8,951,287 and 7,900,481 shares of Common Stock were issued and outstanding, respectively. At September 30, 1996, 8,948,907 and 8,227,770 shares of Common Stock were issued and outstanding, respectively. The company is also authorized to issue up to 2,000,000 shares of $.01 par value Preferred Stock, none of which were issued or outstanding at September 30, 1997 or 1996.

     On May 2, 1997, the company and Freightliner Corporation (Freightliner) formally terminated a strategic alliance formed on June 2, 1995. The company repurchased from Freightliner 350,000 shares of its Common Stock and 1,250,000 warrants for the purchase of additional shares of Common Stock for a total of $6,750. The company and Freightliner will continue to supply each other with parts and components.

     The company has a stock restriction agreement with two shareholders owning the majority of the company's Class A Common Stock. The agreement is intended to allow for an orderly transition of Class A Common Stock into Common Stock. The agreement provides that at the time of death or incapacity of the survivor of them, the two shareholders will exchange all of their Class A Common Stock for Common Stock, and at that time, if not earlier, will support an amendment to the Articles of Incorporation which will provide for a mandatory conversion of all Class A Common Stock into Common Stock.

     Each share of Class A Common Stock is convertible into Common Stock on a one-for-one basis. As of September 30, 1997, 406,878 shares of Common Stock are reserved for the conversion of Class A Common Stock. In July 1995, the company authorized the buyback of up to one million shares of the company's Common Stock. As of September 30, 1997 and 1996, the company had purchased 461,535 shares of its Common Stock at an aggregate cost of $6,551.

     Dividends are required to be paid on both the Class A Common Stock and Common Stock at any time that dividends are paid on either. Each share of Common Stock is entitled to receive 115% of any dividend paid on each share of Class A Common Stock, rounded up or down to the nearest $0.0025 per share.

     Holders of the Common Stock have the right to elect or remove as a class 25% of the entire Board of Directors of the company rounded to the nearest whole number of directors, but not less than one. Holders of Common Stock are not entitled to vote on any other company matters, except as may be required by law in connection with certain significant actions such as certain mergers and amendments to the company's Articles of Incorporation, and are entitled to one vote per share on all matters upon which they are entitled to vote. Holders of Class A Common Stock are entitled to elect the remaining directors (subject to any rights granted to any series of Preferred Stock) and are entitled to one vote per share for the election of directors and on all matters presented to the shareholders for vote.

     The Common Stock shareholders are entitled to receive a liquidation preference of $7.50 per share before any payment or distribution to holders of the Class A Common Stock. Thereafter, holders of the Class A Common Stock are entitled to receive $7.50 per share before any further payment or distribution to holders of the Common Stock. Thereafter, holders of the Class A Common Stock and Common Stock share on a pro rata basis in all payments or distributions upon liquidation, dissolution or winding up of the company.

8. STOCK OPTION AND PERFORMANCE SHARE AWARD PLANS

     The company has reserved 756,071 shares of Common Stock at September 30, 1997 to provide for the exercise of outstanding stock options and warrants, and the issuance of Common Stock under incentive compensation awards. Under the 1990 Incentive Stock Plan for the Key Employees (the Plan), officers, other key employees and directors may be granted options to purchase up to an aggregate of 825,000 shares of the company's Common Stock at not less than the fair market value of such shares on the date of grant. Participants may also be awarded grants of restricted stock under the Plan. The Plan expires on April 9, 2000. Options become exercisable ratably on the first, second, third anniversary of the date of grant. Options to purchase shares expire not later than ten years and one month after the grant of option.

                           OSHKOSH TRUCK CORPORATION

     The following table summarizes the transactions of the Plan for the three year period ended September 30, 1997.

                                                         NUMBER OF    WEIGHTED-AVERAGE
                                                          OPTIONS      EXERCISE PRICE
                                                         ---------    ----------------
Unexercised options outstanding --
  September 30, 1994.................................     400,649          $10.22
     Options granted.................................     100,500           13.84
     Options exercised...............................     (14,250)           9.31
     Options forfeited or expired....................      (9,831)          12.24
                                                          -------          ------
Unexercised options outstanding --
  September 30, 1995.................................     477,068           10.96
     Options granted.................................      14,500           14.68
     Options exercised...............................     (24,515)           9.72
     Options forfeited or expired....................      (6,251)          12.58
                                                          -------          ------
Unexercised options outstanding --
  September 30, 1996.................................     460,802           11.12
     Options granted.................................       5,000           12.00
     Options exercised...............................     (20,331)          10.34
     Options forfeited or expired....................      (7,570)          12.97
                                                          -------          ------
Unexercised options outstanding --
  September 30, 1997.................................     437,901          $11.14
                                                          =======          ======
Price range $7.88 -- $11.25 (weighted-average
  contractual life of 5.6 years and weighted-average
  exercise price of $9.78)...........................     303,151
Price range $12.00 -- $15.25 (weighted-average
  contractual life of 7.3 years and weighted-average
  exercise price of $14.19)..........................     134,750
                                                          -------
                                                          437,901
                                                          =======
Exercisable options at September 30, 1997............     391,403
Shares available for grant at September 30, 1997.....     318,170

     SFAS No. 123, "Accounting for Stock-Based Compensation", became effective for the company in fiscal 1997. As allowed by SFAS 123, the company has elected to continue to follow Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" in accounting for the Plan. Under APB No. 25, the company does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date.

     As required by SFAS 123, the company has determined the pro forma information as if the company had accounted for stock options granted since September 30, 1995 under the fair value method of SFAS 123. The Black-Scholes option pricing model was used with the following weighted-average assumptions: risk-free interest rates of 6.27% in 1997 and 5.39% and 6.38% in 1996; dividend yield of 4.17% in 1997 and 3.60% and 3.28% in 1996; expected common stock market price volatility factor of .305; and a weighted-average expected life of the options of six years. The weighted-average fair value of options granted in 1997 and 1996 was $3.07 and $4.08 per share, respectively. The pro forma effect of these options on net earnings and earnings per share was not material. These pro forma calculations only include the effects of 1996 and 1997 grants. As such, the impacts are not necessarily indicative of the effects on reported net income of future years.

                           OSHKOSH TRUCK CORPORATION

9. OPERATING LEASES

     Total rental expense for plant and equipment charged to continuing operations under noncancelable operating leases was $886, $797, and $1,004 in fiscal 1997, 1996, and 1995, respectively. Minimum rental payments due under operating leases for subsequent fiscal years are: 1998 -- $937; 1999 -- $545; 2000 -- $212; 2001 -- $123; and 2002 -- $71.

     Included in rental expense are charges of $128, $128, and $215 in fiscal 1997, 1996, and 1995, respectively, relating to leases between the company and certain shareholders.

10. DISCONTINUED OPERATIONS

     On June 2, 1995, Freightliner acquired certain assets of the company's motor home, bus and van chassis business. The consideration included cash of $23,815 and the assumption by Freightliner of certain liabilities. The assets sold to Freightliner consisted of inventories, property, plant and equipment and the company's ownership interest in a Mexican chassis manufacturer. The liabilities assumed by Freightliner included certain warranty obligations related to previously produced chassis in excess of certain specified amounts for which the company retained liability and industrial revenue bonds that were secured by the underlying real estate. The disposition of chassis business has been accounted for as a discontinued operation. Revenues of the chassis business for fiscal 1995 (through the date of sale) were $55,804. The net liabilities of the discontinued operations have been segregated in the consolidated balance sheets. Details of such amounts are as follows:

                                                       SEPTEMBER 30,
                                                      ----------------    DECEMBER 31,
                                                       1997      1996         1997
                                                       ----      ----     ------------
                                                                          (UNAUDITED)
Accrued warranty..................................    $1,352    $1,862       $1,161
Other, net........................................       184       113          215
                                                      ------    ------       ------
Net current liabilities of discontinued
  operations......................................    $1,536    $1,975       $1,376
                                                      ======    ======       ======
Accrued warranty..................................    $1,235    $2,181       $  968
Other, net........................................       127       400           63
                                                      ------    ------       ------
Net long-term liabilities of discontinued
  operations......................................    $1,362    $2,581       $1,031
                                                      ======    ======       ======

     In fiscal 1996, the company incurred charges totaling $2,623 arising from the write-off of receivables and other obligations related to the company's former joint venture in Mexico. In addition, in fiscal 1996, the company recognized additional warranty and other related costs totaling $2,063 with respect to the company's former U.S. chassis business.

     The company has allocated interest on the debt which was assumed by Freightliner to discontinued operations. Interest expense included in discontinued operations totaled $685 in fiscal 1995.

11. CONTINGENCIES, SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     The company is engaged in litigation against Super Steel Products Corporation (SSPC), the company's former supplier of mixer systems for front discharge concrete mixer trucks under a long-term supply contract. SSPC sued the company in state court claiming that the company breached the contract. The company counterclaimed for repudiation of contract. On July 26, 1996, a jury returned a verdict for SSPC awarding damages totaling $4,485. On October 10, 1996, the state court judge overturned the verdict against the company, granted judgment for the company on its counterclaim, and ordered a new trial for damages on the company's counterclaim. Both SSPC and the company have appealed the state court judge's decision. The Wisconsin Court of Appeals has agreed to hear the case and both the company and SSPC have filed briefs in this matter.

                           OSHKOSH TRUCK CORPORATION

     The company currently is engaged in the arbitration of certain disputes between the Oshkosh Florida Division and O.V. Containers, Inc., which arose out of the performance of a contract to deliver 690 skeletal container chassis. The arbitration is being conducted before a three-member panel under the commercial dispute rules of the American Arbitration Association, and is not expected to conclude before April 1998. The company is vigorously contesting warranty and other claims made against it, and has asserted substantial claims against O.V. Containers, Inc. The outcome of these matters cannot be predicted at the present time.

     As part of its routine business operations, the company disposes of and recycles or reclaims certain industrial waste materials, chemicals and solvents at third party disposal and recycling facilities which are licensed by appropriate governmental agencies. In some instances, these facilities have been and may be designated by the United States Environmental Protection Agency (EPA) or a state environmental agency for remediation. Under the Comprehensive Environmental Response, Compensation, and Liability Act (the Superfund law) and similar state laws, each potentially responsible party (PRP) that contributed hazardous substances may be jointly and severally liable for the costs associated with cleaning up the site. Typically, PRPs negotiate a resolution with the EPA and/or the state environmental agencies. PRPs also negotiate with each other regarding allocation of the cleanup cost.

     As to one such Superfund site, Pierce is one of 414 PRPs participating in the costs of addressing the site and has been assigned an allocation share of approximately 0.04%. Currently a remedial investigation/ feasibility study is being completed, and as such, an estimate for the total cost of the remediation of this site has not been made to date. However, based on estimates and the assigned allocations, the company believes its liability at the site will not be material and its share is adequately covered through reserves established by the company at September 30, 1997. Actual liability could vary based on results of the study, the resources of other PRPs, and the company's final share of liability.

     The company is addressing a regional trichloroethylene (TCE) groundwater plume on the south side of Oshkosh, Wisconsin. The company believes there may be multiple sources in the area. TCE was detected at the company's North Plant facility with recent testing showing the highest concentrations in a monitoring well located on the upgradient property line. Because the investigation process is still ongoing, it is not possible for the company to estimate its long-term total liability associated with this issue at this time. Also, as part of the regional TCE groundwater investigation, the company conducted a groundwater investigation of a former landfill located on company property. The landfill, acquired by the company in 1972, is approximately 2.0 acres in size and is believed to have been used for the disposal of household waste. Based on the investigation, the company does not believe the landfill is one of the sources of the TCE contamination. Based upon current knowledge, the company believes its liability associated with the TCE issue will not be material and is adequately covered through reserves established by the company at September 30, 1997. However, this may change as investigations proceed by the company, other unrelated property owners, and government.

     The company is subject to other environmental matters and legal proceedings and claims which arise in the ordinary course of business. Although the final results of all such matters and claims cannot be predicted with certainty, management believes that the ultimate resolution of all such matters and claims, after taking into account the liabilities accrued with respect to such matters and claims, will not have a material adverse effect on the company's financial condition or results of operations. Actual results could vary, among other things, due to the uncertainties involved in litigation.

     The company has guaranteed certain customers' obligations under deferred payment contracts and lease purchase agreements totaling approximately $4,178 at September 30, 1997. The company is also contingently liable under bid, performance and specialty bonds totaling approximately $94,101 at September 30, 1997.

     Provisions for estimated warranty and other related costs are recorded at the time of sale and are periodically adjusted to reflect actual experience. As of September 30, 1997 and 1996, the company has accrued $12,320 and $8,942 for warranty claims. Certain warranty and other related claims involve matters of

                           OSHKOSH TRUCK CORPORATION
dispute that ultimately are resolved by negotiation, arbitration or litigation. Infrequently, a material warranty issue can arise which is beyond the scope of the company's historical experience. During fiscal 1997 and 1996, the company recorded warranty and other related costs for matters beyond the company's historical experience totaling $3,770 and $5,602, respectively, with respect to continuing operations and $2,063 with respect to discontinued operations in fiscal 1996 (see Note 10). The additional charges in fiscal 1997 and 1996 with regard to continuing operations principally related to the dispute with O.V. Containers Inc., and secondarily to repair certain matters related to refuse and front-discharge chassis. The additional warranty charges with respect to discontinued operations in fiscal 1996 resulted from the underestimation of the warranty liabilities retained by the company upon the sale of the company's former chassis business. It is reasonably possible that additional warranty and other related claims could arise from disputes or other matters beyond the scope of the company's historical experience.

     The company subcontracted production under an $85,000 ISO-Compatible Palletized Flatracks (IPF) contract for the U.S. Army to Steeltech, a minority-owned firm, pursuant to Department of Defense regulations under the IPF contract. Due to financial difficulties encountered by Steeltech, the company advanced working capital requirements to Steeltech in fiscal 1995 and 1996. As a result of delays in the start-up of full-scale production under the IPF contract, the company wrote off certain of its advances and an investment in Steeltech totaling $3,300 in fiscal 1996. Such charges were determined based on the amount of advances that were deemed to be unrealizable based on a projection of Steeltech's cash flows through completion of the IPF contract. Steeltech's IPF production passed first article testing in July 1996 and production is expected to be completed in fiscal 1998. As of September 30, 1997 and 1996, the company had outstanding advances due from Steeltech of $162 and $2,855, respectively. In fiscal 1996, the company also wrote off an investment of $900 in a joint venture which leases equipment to Steeltech and accrued $1,084 for the potential satisfaction of a guarantee of 50% of the outstanding indebtedness of the joint venture. Such charges were based on a projection of Steeltech's cash flows which indicated that Steeltech could not sustain its lease payments to the joint venture, and because the company believed that there was not a market for the sale of the leased equipment. The company is further contingently liable for Department of Defense progress payments that have been advanced to Steeltech totaling $3,352 at September 30, 1997 ($5,380 at September 30, 1996) in the event of incomplete performance under the IPF contract. While management currently expects the company to realize its remaining advances to Steeltech as of September 30, 1997 and to avoid liability for progress payments advanced to Steeltech, it is reasonably possible that the company could become liable for a portion of such progress payments.

     The company derives a significant portion of its revenue from the U.S. Department of Defense, as follows:

                                                    FISCAL YEAR ENDED SEPTEMBER 30,
                                                    --------------------------------
                                                      1997        1996        1995
                                                      ----        ----        ----
Defense:
     U.S. Department of Defense.................    $272,042    $249,413    $260,112
     Export.....................................      16,584       2,059       1,623
                                                    --------    --------    --------
                                                     288,626     251,472     261,735
Commercial:
     Domestic...................................     373,946     141,540     159,326
     Export.....................................      20,662      20,443      17,496
                                                    --------    --------    --------
                                                     394,608     161,983     176,822
                                                    --------    --------    --------
Net sales.......................................    $683,234    $413,455    $438,557
                                                    ========    ========    ========

     U.S. Department of Defense sales include $17,723 and $58,855 in fiscal 1997 and 1996, respectively, for products sold internationally under the Foreign Military Sales (FMS) Program. There were no sales under the FMS Program in 1995.

                           OSHKOSH TRUCK CORPORATION

     Inherent in doing business with the U.S. Department of Defense are certain risks, including technological changes and changes in levels of defense spending. All U.S. Department of Defense contracts contain a provision that they may be terminated at any time at the convenience of the government. In such an event, the company is entitled to recover allowable costs plus a reasonable profit earned to the date of termination.

     Various actions or claims have been asserted or may be asserted in the future by the government against the company. A potential action by the government against the company in connection with a grand jury investigation was commenced in 1989. In 1996, the government discontinued this investigation without any action against the company or its employees, although a civil investigation is possible.

12. UNAUDITED QUARTERLY RESULTS

                                                       FISCAL 1997                               FISCAL 1996
                                  -----------------------------------------------------   -------------------------
                                  4TH QUARTER   3RD QUARTER   2ND QUARTER   1ST QUARTER   4TH QUARTER   3RD QUARTER
                                  -----------   -----------   -----------   -----------   -----------   -----------
Net Sales.......................  $ 185,853     $ 176,596     $ 170,465     $ 150,320     $ 117,983     $ 111,950
Gross Income....................     24,496        21,897        22,868        19,583         4,256         7,647
Income (Loss) From Continuing
  Operations....................      3,116         2,792         2,474         1,624        (1,645)       (2,398)
Discontinued Operations.........         --            --            --            --          (648)       (2,211)
Net Income (Loss)...............      3,116         2,792         2,474         1,624        (2,293)       (4,609)
Earnings (Loss) Per Share
  Continuing Operations.........        $.38         $.33           $.28          $.19         $(.19)        $(.27)
  Discontinued Operations.......         --            --            --            --          (.07)         (.25)
  Net Income (Loss).............        .38           .33           .28           .19          (.26)         (.52)
Dividends Per Share:
  Class A Common Stock..........  $ 0.10875     $ 0.10875     $ 0.10875     $ 0.10875     $ 0.10875     $ 0.10875
  Common Stock..................    0.12500       0.12500       0.12500       0.12500       0.12500       0.12500

                                         FISCAL 1996
                                  -------------------------
                                  2ND QUARTER   1ST QUARTER
                                  -----------   -----------
Net Sales.......................  $ 103,139     $  80,383
Gross Income....................     12,725        10,451
Income (Loss) From Continuing
  Operations....................      2,230         1,572
Discontinued Operations.........         --            --
Net Income (Loss)...............      2,230         1,572
Earnings (Loss) Per Share
  Continuing Operations.........       $.25          $.18
  Discontinued Operations.......         --            --
  Net Income (Loss).............        .25           .18
Dividends Per Share:
  Class A Common Stock..........  $ 0.10875     $ 0.10875
  Common Stock..................    0.12500       0.12500

     For the fourth quarter of 1996, continuing operations includes, on an after-tax basis, approximately $2.4 million related to the IPF subcontract and additional warranty provisions partially offset by reversal of $2.0 million of income tax provisions and related accrued interest. Discontinued operations for the fourth quarter of 1996 includes $0.6 million of after-tax charges related to adjustments of estimated warranty expenses.

13. SUBSEQUENT EVENT

     On December 8, 1997, the company agreed to acquire McNeilus Companies, Inc. (McNeilus), a $300.0 million manufacturer and marketer of refuse and recycling truck bodies, rear-discharge concrete mixers, and ready-mix batch plants. The total purchase cost for all McNeilus stock and related non-compete and ancillary agreements is $250.0 million in cash and will be financed through the issuance of $100.0 million Senior Subordinated Notes and a $325.0 million senior debt facility inclusive of a $100.0 million revolver and term loans of $100.0 million, $62.5 million and $62.5 million with terms of six, seven and eight years, respectively.

     The transaction is expected to close in the first quarter of calendar 1998. Under certain conditions, if the acquisition is not consummated, the company may be required to pay McNeilus a fee of $10.0 million, and conversely, McNeilus may be required to pay a $10.0 million fee to the company.

     Pierce and Summit, wholly owned subsidiaries of the company, will fully, unconditionally, jointly and severally guarantee the company's obligations under the Senior Subordinated Notes. The following is

                           OSHKOSH TRUCK CORPORATION
summarized combined financial information of Pierce and Summit, both of which were acquired by the company during fiscal 1996.

                                                           AS OF SEPTEMBER 30,
                                                           -------------------
                                                             1997       1996
                                                             ----       ----
Current assets...........................................  $ 47,910   $ 49,917
Goodwill and other intangibles, net......................   163,344    166,450
Other non-current assets.................................    26,063     24,660
Current liabilities......................................    73,039     52,982
Non-current liabilities..................................    25,633     26,948

                                                            FISCAL YEAR ENDED
                                                              SEPTEMBER 30,
                                                           -------------------
                                                             1997       1996
                                                             ----       ----
Net sales................................................  $242,458   $  9,417
Gross income.............................................    39,523        401
Income (loss) from operations............................    21,466     (1,435)

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
McNeilus Companies, Inc.

     We have audited the accompanying consolidated balance sheets of McNeilus Companies, Inc. and Subsidiaries, as of February 28, 1997 and February 29, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended February 28, 1997. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of McNeilus Companies, Inc. and Subsidiaries as of February 28, 1997 and February 29, 1996, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles.

                                            LARSON, ALLEN, WEISHAIR & CO., LLP

Austin, Minnesota
April 23, 1997, except for Notes 2 and 13, as to which the date is December 8, 1997.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      FEBRUARY 28, 1997, FEBRUARY 29, 1996
                             AND NOVEMBER 30, 1997

                                                              FEBRUARY 28,   FEBRUARY 29,   NOVEMBER 30,
                                                                  1997           1996           1997
                                                              ------------   ------------   ------------
                                                                                            (UNAUDITED)
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents.................................    $ 24,743       $ 16,005       $ 20,159
  Accounts Receivable, Net..................................       9,432         11,203         12,259
  Net Investment in Sales-Type Leases -- Current............      32,009         25,710         35,108
  Prepaids and Miscellaneous Receivables....................       1,134          2,258          6,099
  Short-Term Investments....................................       2,425          2,350          1,436
  Inventories...............................................      87,194         99,006         59,189
  Deferred Income Taxes.....................................       4,334          2,452          4,213
                                                                --------       --------       --------
       Total Current Assets.................................     161,271        158,984        138,463
                                                                --------       --------       --------
NET ASSETS OF DISCONTINUED OPERATIONS.......................       6,856          6,583          6,988
                                                                --------       --------       --------
NET INVESTMENT IN SALES-TYPE LEASES.........................     101,870         95,237         86,536
                                                                --------       --------       --------
LONG-TERM RECEIVABLES AND INVESTMENTS.......................       5,695          2,908         14,513
                                                                --------       --------       --------
PROPERTY AND EQUIPMENT
  Property and Equipment....................................      58,955         56,490         59,219
  Less Accumulated Depreciation.............................      30,524         26,807         31,323
                                                                --------       --------       --------
       Net Property and Equipment...........................      28,431         29,683         27,896
                                                                --------       --------       --------
INTANGIBLE ASSETS...........................................          97             --            324
                                                                --------       --------       --------
       Total Assets.........................................    $304,220       $293,395       $274,720
                                                                ========       ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable -- Trade.................................    $  9,470       $ 10,097       $ 10,324
  Accrued Expenses and Other Liabilities....................      20,871         14,758         17,042
  Dividends Payable.........................................         119             92             --
  Revolving Line-Of-Credit..................................       5,200         10,100             --
  Floor Plan Notes Payable..................................      39,515         56,981         17,194
  Current Maturities of Leasing Long-Term Debt..............      32,703         26,126         35,787
  Current Maturities of Other Long-Term Debt................       1,341          2,044            286
                                                                --------       --------       --------
       Total Current Liabilities............................     109,219        120,198         80,633
                                                                --------       --------       --------
LONG-TERM DEBT -- LEASING...................................      88,867         81,538         77,852
                                                                --------       --------       --------
OTHER LONG-TERM DEBT........................................       6,400         11,425          2,598
                                                                --------       --------       --------
DEFERRED INCOME TAXES.......................................      22,632         18,575         23,079
                                                                --------       --------       --------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value
     Class A, Voting, Authorized 100,000 Shares
       76,061 Shares Issued and Outstanding.................         234         23,596            234
     Class B, Nonvoting, Authorized 9,900,000 Shares
       7,380,264, -0-, 7,380,264 Shares Issued and
       Outstanding, Respectively............................      22,668             --         22,668
  Retained Earnings.........................................      54,200         38,063         67,656
                                                                --------       --------       --------
       Total Stockholders' Equity...........................      77,102         61,659         90,558
                                                                --------       --------       --------
Total Liabilities and Stockholders' Equity..................    $304,220       $293,395       $274,720
                                                                ========       ========       ========

          See accompanying Notes to Consolidated Financial Statements.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     FOR THE YEARS ENDED FEBRUARY 28, 1997
                    FEBRUARY 29, 1996, AND FEBRUARY 28, 1995
              AND THE NINE MONTHS ENDED NOVEMBER 30, 1997 AND 1996


                                      FEBRUARY 28,    FEBRUARY 29,    FEBRUARY 28,    NOVEMBER 30,    NOVEMBER 30,
                                          1997            1996            1995            1997            1996
                                      ------------    ------------    ------------    ------------    ------------
                                                                                              (UNAUDITED)
                                                                     (IN THOUSANDS)
NET SALES AND REVENUES
  Net Sales -- Manufactured
     Products.......................    $312,999        $331,359        $305,730        $246,774        $233,221
  Interest Income -- Leasing........      12,474          10,492           7,594           9,229           9,321
                                        --------        --------        --------        --------        --------
       Total Net Sales and
          Revenues..................     325,473         341,851         313,324         256,003         242,542
                                        --------        --------        --------        --------        --------
COSTS AND EXPENSES
  Cost of Sales -- Manufactured
     Products.......................     257,163         281,790         259,437         203,690         191,930
  Interest Expense -- Leasing.......       9,903           8,241           5,528           7,356           7,413
  Selling...........................      12,286          10,823           9,339           9,868           9,804
  General and Administrative........      16,806          16,634          19,980          15,976          15,049
                                        --------        --------        --------        --------        --------
       Total Costs and Expenses.....     296,158         317,488         294,284         236,890         224,196
                                        --------        --------        --------        --------        --------
INCOME FROM OPERATIONS..............      29,315          24,363          19,040          19,113          18,346
                                        --------        --------        --------        --------        --------
OTHER INCOME (EXPENSE)
  Interest Expense..................      (2,752)         (1,944)         (1,801)         (1,054)         (2,090)
  Miscellaneous Income..............       2,305           2,642           1,734           2,218           1,942
                                        --------        --------        --------        --------        --------
       Total Other Income
          (Expense).................        (447)            698             (67)          1,164            (148)
                                        --------        --------        --------        --------        --------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES...............      28,868          25,061          18,973          20,277          18,198
INCOME TAX PROVISION................      10,920           9,503           8,923           7,423           7,013
                                        --------        --------        --------        --------        --------
INCOME FROM CONTINUING OPERATIONS...      17,948          15,558          10,050          12,854          11,185
INCOME FROM DISCONTINUED OPERATIONS
  (NET OF INCOME TAXES).............         117             271             849             602             421
                                        --------        --------        --------        --------        --------
NET INCOME..........................    $ 18,065        $ 15,829        $ 10,899        $ 13,456        $ 11,606
                                        ========        ========        ========        ========        ========


          See accompanying Notes to Consolidated Financial Statements.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     FOR THE YEARS ENDED FEBRUARY 28, 1997
                    FEBRUARY 29, 1996, AND FEBRUARY 28, 1995
                  AND THE NINE MONTHS ENDED NOVEMBER 30, 1997

                                                        COMMON STOCK
                                          -----------------------------------------
                                               CLASS A               CLASS B
                                          -----------------    --------------------               RETAINED
                                          SHARES    AMOUNT      SHARES      AMOUNT      TOTAL     EARNINGS
                                          ------    ------      ------      ------      -----     --------
                                                         (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE, FEBRUARY 28, 1994............    86,572    $26,856           --    $    --    $26,856    $18,332
  Retirement of 1,761 Shares of
     Common Stock.....................    (1,761)      (546)          --         --       (546)      (853)
  Net Income..........................        --         --           --         --         --     10,899
  Dividends...........................        --         --           --         --         --       (106)
                                          ------    -------    ---------    -------    -------    -------
BALANCE, FEBRUARY 28, 1995............    84,811     26,310           --         --     26,310     28,272
  Retirement of 8,750 Shares of
     Common Stock.....................    (8,750)    (2,714)          --         --     (2,714)    (5,946)
  Net Income..........................        --         --           --         --         --     15,829
  Dividends...........................        --         --           --         --         --        (92)
                                          ------    -------    ---------    -------    -------    -------
BALANCE, FEBRUARY 29, 1996............    76,061     23,596           --         --     23,596     38,063
  Stock Dividend Issued...............        --    (23,362)   7,606,100     23,362         --         --
  Retirement of 225,836 Shares of
     Common Stock.....................        --         --     (225,836)      (694)      (694)    (1,806)
  Net Income..........................        --         --           --         --         --     18,065
  Dividends...........................        --         --           --         --         --       (122)
                                          ------    -------    ---------    -------    -------    -------
BALANCE, FEBRUARY 28, 1997............    76,061        234    7,380,264     22,668     22,902     54,200
  Net Income..........................        --         --           --         --         --     13,456
                                          ------    -------    ---------    -------    -------    -------
BALANCE, NOVEMBER 30, 1997
  (UNAUDITED).........................    76,061    $   234    7,380,264    $22,668    $22,902    $67,656
                                          ======    =======    =========    =======    =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED FEBRUARY 28, 1997
                    FEBRUARY 29, 1996, AND FEBRUARY 28, 1995
              AND THE NINE MONTHS ENDED NOVEMBER 30, 1997 AND 1996

                                                     FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   NOVEMBER 30,   NOVEMBER 30,
                                                         1997           1996           1995           1997           1996
                                                     ------------   ------------   ------------   ------------   ------------
                                                                                                          (UNAUDITED)
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income.......................................    $ 18,065       $ 15,829       $ 10,899       $ 13,456       $ 11,606
                                                       --------       --------       --------       --------       --------
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
  Gain on Sale of Leased Equipment, Property and
    Equipment......................................        (568)          (317)          (160)          (330)          (365)
  Loss on Sale of Investment.......................          48             29             28             28             28
  Depreciation.....................................       4,074          4,129          3,393          2,786          3,005
  Amortization.....................................           3            157              6             26             --
  Deferred Income Taxes............................       2,174          3,951          3,589            568          1,824
  Earnings of Discontinued Operations..............        (117)          (271)          (849)          (602)          (421)
  Change in Assets and Liabilities:
    (Increase) Decrease In:
      Accounts Receivable..........................       1,771         (1,064)          (425)        (2,829)         4,087
      Prepaids and Miscellaneous Receivables.......         700            395           (831)        (4,964)             7
      Inventories..................................      11,811        (20,232)       (24,120)        28,005         12,223
    Increase (Decrease) In:
      Accounts Payable -- Trade....................        (626)        (3,507)         2,268            852         (2,121)
      Accrued Expenses and Other Liabilities.......       6,112          1,593          4,355         (3,829)         2,269
      Floor Plan Notes Payable.....................     (17,466)        16,631         11,649        (22,321)       (16,951)
                                                       --------       --------       --------       --------       --------
        Total Adjustments..........................       7,916          1,494         (1,097)        (2,610)         3,585
                                                       --------       --------       --------       --------       --------
        Net Cash Provided by Operating
          Activities...............................      25,981         17,323          9,802         10,846         15,191
                                                       --------       --------       --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Property and Equipment............      (2,922)        (5,427)        (9,977)        (2,621)        (2,495)
  Proceeds from Sale of Property and Equipment.....          18            589             94            344             18
  Purchase of Investments..........................      (2,425)        (2,350)        (1,200)        (1,436)        (1,705)
  Proceeds From Sale of Investments................       2,350          1,200          1,000          2,425          2,350
  Issuance of Long-Term Receivables and Other
    Assets.........................................     (12,435)        (8,316)        (5,325)        (9,509)       (12,278)
  Proceeds from Long-Term Receivables and Other
    Assets.........................................       9,895          8,074          6,273            903            794
  Proceeds from Early Retirement and Disposals of
    Leased Equipment...............................      11,185          5,700          5,115          7,897          7,834
  Issuance of Leases Receivable....................     (52,406)       (61,074)       (47,169)       (22,376)       (38,493)
  Proceeds from Receipt on Leases Receivable.......      28,941         23,251         18,485         27,070         23,610
                                                       --------       --------       --------       --------       --------
        Net Cash Provided (Used) by Investing
          Activities...............................     (17,799)       (38,353)       (32,704)         2,697        (20,365)
                                                       --------       --------       --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Long-Term Debt.....................      63,613         59,336         39,112         25,286         43,358
  Payments on Long-Term Debt.......................     (55,562)       (34,129)       (23,884)       (38,094)       (32,717)
  Payments for Retirement of Common Stock..........      (2,500)          (700)        (1,400)            --             --
  Payment of Dividends.............................         (95)          (106)           (87)          (119)           (55)
  Increase (Decrease) in Revolving Line of
    Credit.........................................      (4,900)         1,600          8,500         (5,200)       (10,100)
                                                       --------       --------       --------       --------       --------
        Net Cash Provided (Used) By Financing
          Activities...............................         556         26,001         22,241        (18,127)           486
                                                       --------       --------       --------       --------       --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................       8,738          4,971           (661)        (4,584)        (4,688)
Cash and Cash Equivalents -- Beginning.............      16,005         11,034         11,695         24,743         16,005
                                                       --------       --------       --------       --------       --------
CASH AND CASH EQUIVALENTS -- ENDING................    $ 24,743       $ 16,005       $ 11,034       $ 20,159       $ 11,317
                                                       ========       ========       ========       ========       ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash Payment For:
    Interest Expense -- Leasing....................    $  9,904       $  8,241       $  5,415       $  7,413       $  7,356
    Interest Expense -- Other......................       2,935          1,842          2,014          1,048          2,290
    Taxes..........................................       4,258          5,380          4,509         11,038          3,771

          See accompanying Notes to Consolidated Financial Statements.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE YEARS ENDED FEBRUARY 28, 1997 (IN THOUSANDS)
      (INFORMATION PERTAINING TO NOVEMBER 30, 1997 AND 1996 IS UNAUDITED)

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of McNeilus Companies, Inc. and its wholly-owned subsidiaries (the Companies).

     All significant intercompany transactions and accounts of the companies included in these consolidated financial statements have been eliminated.

Lines of Business

     McNeilus Truck and Manufacturing, Inc., a wholly-owned subsidiary of McNeilus Companies, Inc. manufactures products used primarily by the ready-mix and refuse industries in the United States and abroad. McNeilus Truck and Manufacturing, Inc. has entered into a marketing agreement with its wholly-owned subsidiary, McNeilus Financial, Inc., to sell and market its products. Under this agreement, McNeilus Financial, Inc. makes all final destination sales and provides branch facility services.

     Leases of manufactured equipment are made through McNeilus Financial Services, Inc., a wholly-owned subsidiary of McNeilus Companies, Inc. Substantially all leases have an initial term of five years, and are accounted for as sales-type leases. Unearned finance income is recognized over the life of the leases in decreasing amounts which produce a constant rate of return on the unrecovered investment in the leases.

     McIntire Fabricators, Inc., Iowa Contract Fabricators, Inc. and Kensett Fabricators, Inc., all wholly-owned subsidiaries of McNeilus Companies, Inc., provide component fabrication services to McNeilus Truck and Manufacturing, Inc.

     The Companies insure for automobile, workers' compensation and employer's liability, and general liability risks through Nation's Casualty Insurance, Inc., a wholly-owned subsidiary. Nation's Casualty Insurance, Inc. insures only for members of the McNeilus group of companies. Aggregate and excess losses are subject to outside insurance coverages. For the fiscal years ended 1997, 1996, 1995 and the nine months ended November 30, 1997 and 1996 expenses incurred, before income taxes, included in the consolidated statements of income was approximately $2,484, $1,695, $1,815, $1,668 and $1,754, respectively.

Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. Actual results may vary from those estimates. Areas impacted through this process include the allowance for doubtful accounts and leases receivable, residual values of leased equipment, current and long-term classification of notes receivable and payable, useful lives of property and equipment, accrued warranty and insurance reserves, and income taxes.

Cash and Cash Equivalents

     Cash and cash equivalents include cash in checking and savings accounts.

Accounts and Leases Receivable

     Accounts receivable are reflected net of an allowance for doubtful accounts of $177, $341 and $172 as of February 28, 1997, February 29, 1996 and November 30, 1997, respectively. The Companies also use the reserve method in accounting for doubtful leases. Net investment in sales-type leases are reflected net of an

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES allowance for doubtful leases of $0, $0 and $20 as of February 28, 1997, February 29, 1996 and November 30, 1997, respectively.

Lease Accounting Policies

     Leasing activities consist of the leasing of ready mix equipment and plants and refuse equipment. For financial reporting, these leases are accounted for as sales-type leases, with profit on the sale recognized at lease inception. Cost consists of the equipment's book value, less the present value of its residual. The present value of both the future minimum lease payments and the residual value are recorded as assets.

     Residual values, representing the estimated net present value of the equipment at the termination of the lease, are recorded at the inception of the lease based on amounts estimated by management based upon its experience and judgment.

     Unearned income is the amount by which total rentals and estimated residual value of equipment exceeds the cost of the equipment. Unearned income is amortized over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.

Short-Term Investments

     Short-term investments consist of deposits which are restricted through statutory or trust agreements for the insurance operations of Nations Casualty Insurance, Inc. These deposits consist primarily of certificates of deposit, stated at cost, which mature within one year, as well as deposits in a non-interest bearing account.

Inventories

     The Companies utilize the LIFO (last-in, first-out) method of pricing inventories for truck chassis, manufactured mixers, ready-mix plants, replacement drums, and replacement parts. All other inventory is stated at FIFO (first-in, first-out) cost.

Revenue Recognition

     Sales are recorded when the goods or services are billable at time of shipment or delivery.

Depreciation

     Depreciation is provided for financial reporting by annual charges to income calculated by use of the straight-line, 150% declining balance and 200% declining balance methods to amortize the cost of depreciable assets over their estimated useful lives. Depreciation is provided based upon the following useful lives:

Buildings...................................................    10-35 years
Shop and Office Equipment...................................     3-10 years
Transportation Equipment....................................      3-7 years

     Depreciation deducted in tax returns differs from depreciation for financial reporting purposes due to the use of accelerated methods for tax versus straight-line for financial reporting on certain assets.

Product Warranty

     The Companies use the reserve method in accounting for warranty costs. A warranty reserve of approximately $1,400 is recorded as of February 28, 1997 and February 29, 1996 and November 30, 1997, respectively. For the fiscal years ended 1997, 1996 and 1995 and the nine months ended November 30, 1997 and 1996 amounts expensed included in the consolidated statements of income were approximately $1,189, $2,427, $2,209, $170 and $1,157, respectively.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

Deferred Income Taxes

     Deferred income taxes are provided on temporary differences between financial reporting and income tax reporting of certain income and expense items, as well as the accounting for the leasing activities of McNeilus Financial Services, Inc. as sales-type leases for financial reporting and operating leases for income tax reporting.

Advertising Costs

     Advertising costs are expensed when incurred. For the fiscal years ended 1997, 1996 and 1995 and the nine months ended November 30, 1997 and 1996 advertising expense was approximately $1,458, $822, $694, $701 and $1,165, respectively.

Pension and Profit Sharing Plans

     The Companies offer to its employees a qualified salary reduction retirement plan under Sec. 401(k)of the Internal Revenue Code. The members of the consolidated group provide a limited matching of contributions as an incentive for employees to participate in the plan. For the fiscal years ended 1997, 1996 and 1995 and the nine months ended November 30, 1997 and 1996 contribution expense included in the consolidated statements of income was approximately $278, $303, $289, $248 and $171, respectively.

Research and Development Costs

     Research and development costs are expensed when incurred. For the fiscal years ended 1997, 1996 and 1995 and the nine months ended November 30, 1997 and 1996 research and development costs charged to expense were approximately $667, $985, $607, $313 and $338, respectively.

New Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which is required to be adopted effective for both interim and annual financial statements for periods ending after December 15, 1997. Among other provisions, the dilutive effect of stock options must be excluded under the new requirements for calculating basic earnings per share, which will replace primary earnings per share. This change will not impact the Companies' earnings per share calculations.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this statement applies only to the presentation of comprehensive income, it will not have any impact on the Companies' results of operations, financial position or cash flows.

     In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," SFAS No. 131 establishes the standards for the manner in which public enterprises are required to report financial and descriptive information about their operating segments. The statement defines operating segments as components of an enterprise for which separate financial information is available and evaluated regularly as a means for assessing segment performance and allocating resources to segments. A measure of profit or loss, total assets, and other related information are required to be disclosed for each operating segment. In addition, this statement requires the annual disclosure of information concerning revenues derived from the enterprise's products or services, countries in which it earns revenue or holds assets, and major customers. The statement is also effective for fiscal years beginning

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES after December 15, 1997. The adoption of SFAS No. 131 will not affect the Companies' results of operations or financial position, but will affect the disclosure of segment information.

Reclassification of Financial Statement Data

     Investments in Unconsolidated Subsidiaries, and the earnings from those subsidiaries, presented as a separate line in the 1996 and 1995 balance sheets and income statements have been reclassified to discontinued operation lines within those statements to conform with their presentation in the 1997 financial statements.

NOTE 2  DISCONTINUED OPERATIONS

     In December, 1997 the Company entered into an agreement with a minority stockholder to sell its 92% interest in ready mix operations, Ready Mix Holding, Inc. and Subsidiaries. The sale price, which will be determined by independent appraisal, has yet to be determined.

     In December, 1997 the Company entered into an agreement with a minority stockholder to sell its wholly-owned credit life insurance subsidiary, McNeilus Fidelity Life Insurance Company. The sale price, which will be determined by independent appraisal, has yet to be determined.

     In December, 1997 the Company entered into an agreement with an unrelated party to sell its wholly-owned subsidiary, Sterling Travel of Austin, Inc., for $300.

     The disposals of these companies are being accounted for as discontinued operations. Net assets of these companies at February 28, 1997, February 29, 1996 and November 30, 1997 are summarized as follows:

                                                                               (UNAUDITED)
                                               FEBRUARY 28,    FEBRUARY 29,    NOVEMBER 30,
                                                   1997            1996            1997
                                               ------------    ------------    ------------
Cash and Short-Term Investments............       $1,869          $1,776         $ 2,009
Accounts Receivable, Net...................          534             474           1,392
Inventories................................          608             662             788
Long-Term Receivables......................        1,924           2,220           1,927
Property and Equipment, Net................        2,324           2,631           2,011
Other Assets...............................        1,321           1,279             819
Accounts Payable and Accrued Expenses......         (425)           (254)         (1,118)
Other Current Liabilities..................         (498)           (877)           (485)
Long-Term Debt, Less Current Portion.......         (801)         (1,328)           (355)
                                                  ------          ------         -------
                                                  $6,856          $6,583         $ 6,988
                                                  ======          ======         =======

     These entities had the following revenues for the fiscal years ended 1997, 1996 and 1995:

                                                FEBRUARY 28,    FEBRUARY 29,    FEBRUARY 28,
                                                    1997            1996            1995
                                                ------------    ------------    ------------
Ready Mix Holding, Inc. and Subsidiaries....       $9,154          $8,604         $10,053
McNeilus Fidelity Life Insurance Company....           95              88              64
Sterling Travel of Austin, Inc..............          910             990           1,086

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

NOTE 3  MINIMUM LEASE PAYMENTS RECEIVABLE AND NET INVESTMENT IN LEASES

     The components of the net investment in sales-type leases are as follows at February 28, 1997, February 29, 1996 and November 30, 1997:

                                               FEBRUARY 28,    FEBRUARY 29,    NOVEMBER 30,
                                                   1997            1996            1997
                                               ------------    ------------    ------------
                                                                               (UNAUDITED)
Minimum Lease Payments Receivable..........      $122,619        $115,699        $105,327
Less: Allowance for Credit Losses..........             0               0              20
Add: Residual Value........................        38,768          32,932          39,345
Less: Unearned Income......................        27,508          27,684          23,008
                                                 --------        --------        --------
     Net Investment in Leases..............       133,879         120,947         121,644
Less: Current Portion......................        32,009          25,710          35,108
                                                 --------        --------        --------
     Non-Current Portion...................      $101,870        $ 95,237        $ 86,536
                                                 ========        ========        ========

     The approximate maturities of minimum lease payments receivable are estimated to be as follows for the respective years ending February 28: 1998 -- $40,926; 1999 -- $35,177; 2000 -- $26,810; 2001 -- $15,181; 2002 -- $4,156; 2003
-- $369.

NOTE 4  INVENTORIES

     Inventories at February 28, 1997, February 29, 1996 and November 30, 1997 consist of the following:

                                               FEBRUARY 28,    FEBRUARY 29,    NOVEMBER 30,
                                                   1997            1996            1997
                                               ------------    ------------    ------------
                                                                               (UNAUDITED)
Trucks.....................................      $49,780         $60,650         $25,354
Mixers.....................................        9,863           9,367           6,607
Refuse Bodies..............................        5,942           7,548           5,130
Ready-Mix Plants...........................        1,391             768             325
Drums......................................          818             597             672
Parts Held for Sale........................       12,750          13,016          11,111
Manufacturing Raw Material and Parts.......       14,300          14,338          17,858
Collateral Held for Sale...................            0              78               0
                                                 -------         -------         -------
     Inventories at FIFO Cost..............       94,844         106,362          67,057
Excess of FIFO Cost Over LIFO Cost.........       (7,650)         (7,356)         (7,868)
                                                 -------         -------         -------
                                                 $87,194         $99,006         $59,189
                                                 =======         =======         =======

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

NOTE 5  LONG-TERM RECEIVABLES AND INVESTMENTS

     Long-term receivables and investments consist of the following at February 28, 1997, February 29, 1996 and November 30, 1997:

                                               FEBRUARY 28,    FEBRUARY 29     NOVEMBER 30
                                                   1997            1996            1997
                                               ------------    -----------     -----------
                                                                               (UNAUDITED)
Miscellaneous Notes Receivable.............       $2,485          $  653         $ 5,245
Related Party Notes Receivable.............          899             944           6,814
Conditional Sales Contracts................          619           1,043           3,068
Marketable Equity Securities at Cost, Which
  Approximates Market......................          940             940             940
Other Investments at Cost..................        1,298             323           1,406
                                                  ------          ------         -------
     Totals................................        6,241           3,903          17,473
Less Current Portion (Included in Prepaids
  and Miscellaneous Receivables)...........          546             995           2,960
                                                  ------          ------         -------
                                                  $5,695          $2,908         $14,513
                                                  ======          ======         =======

     Maturities for the next five years on all long-term notes receivable are estimated to be as follows for the respective years ending February 28:

1998........................................................    $  546
1999........................................................     2,654
2000........................................................       122
2001........................................................       110
2002........................................................       104


     The aggregate carrying value of the long-term notes receivable and investments approximates the fair market value at February 28, 1997. The fair value of notes receivable and conditional sales contracts is the present value of estimated future principal and interest payments discounted at the current interest rate. When quotations are not readily available, the fair value of marketable equity securities and other investments is determined by management based principally on expected cash flows.


NOTE 6  PROPERTY AND EQUIPMENT

     Property and equipment, stated at cost, is composed as follows at February 28, 1997, February 29, 1996 and November 30, 1997:

                                               FEBRUARY 28,    FEBRUARY 29     NOVEMBER 30
                                                   1997            1996            1997
                                               ------------    -----------     -----------
                                                                               (UNAUDITED)
Land and Improvements......................      $ 1,684         $ 1,737         $ 1,975
Buildings..................................       27,860          26,310          28,313
Shop and Office Equipment..................       24,563          23,211          24,373
Transportation Equipment...................        4,575           4,289           4,536
Construction in Progress...................          273             943              22
                                                 -------         -------         -------
     Total.................................       58,955          56,490          59,219
Less Accumulated Depreciation..............       30,524          26,807          31,323
                                                 -------         -------         -------
     Net Property and Equipment............      $28,431         $29,683         $27,896
                                                 =======         =======         =======

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

NOTE 7  ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities are composed as follows at February 28, 1997, February 29, 1996 and November 30, 1997:

                                                            FEBRUARY 28,   FEBRUARY 29,   NOVEMBER 30,
                                                                1997           1996           1997
                                                            ------------   ------------   ------------
                                                                                          (UNAUDITED)
Insurance Reserves........................................    $  3,940       $  2,779       $  4,983
Miscellaneous.............................................      16,931         11,979         12,059
                                                              --------       --------       --------
                                                              $ 20,871       $ 14,758       $ 17,042
                                                              ========       ========       ========

NOTE 8  DEBT

Line of Credit

     McNeilus Truck and Manufacturing, Inc., has a bank line-of-credit which contains several interest rate options, which approximate or are below the prime rate. The following is a summary of the availability and transactions as of and for the periods ending February 28, 1997, February 29, 1996 and November 30, 1997:

                                                            FEBRUARY 28,   FEBRUARY 29,   NOVEMBER 30,
                                                                1997           1996           1997
                                                            ------------   ------------   ------------
                                                                                          (UNAUDITED)
Dollar Amount Available...................................    $ 12,000       $ 12,000       $ 12,000
Outstanding at Respective Date............................       5,200         10,100              0
Highest Dollar Amount Outstanding During the Period.......      11,800         10,100          5,200
Average Month-End Balance for Those Month-Ends With
  Outstanding Balances....................................       4,400          5,980              0

Floor Plan Notes

     Floor plan notes are secured by truck chassis inventory of McNeilus Truck and Manufacturing, Inc. Interest rates on the floor plan notes approximate the prime rate after free days of floor plan ranging up to 120 days as negotiated with each financial institution.

Long-Term Debt -- Leasing

     The leasing retail installment contracts have various fixed interest rates and are due on varying dates. The leased assets are security for the installment contracts. The fixed interest rates originated from these commitments are generally below the prime rate existing at the time the funds were advanced. Leasing long-term debt is comprised as follows:

                                                            FEBRUARY 28,   FEBRUARY 29,   NOVEMBER 30,
                                                                1997           1996           1997
                                                            ------------   ------------   ------------
                                                                                          (UNAUDITED)
Total Leasing Long-Term Debt..............................    $121,570       $107,664       $113,639
  Less Current Maturities.................................      32,703         26,126         35,787
                                                              --------       --------       --------
Total Leasing Long-Term Debt Less Current Maturities......    $ 88,867       $ 81,538       $ 77,852
                                                              ========       ========       ========

     The estimated fair value of retail installment contracts as of February 28, 1997 is $122,541. The estimated fair value is the present value of estimated future principal and interest payments discounted at the current interest rate.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

Other Long-Term Debt

     Other Long-term debt obligations of the Companies consist of the following at February 28, 1997, February 29, 1996 and November 30, 1997:

                                                                                              (UNAUDITED)
                                                              FEBRUARY 28,    FEBRUARY 29,    NOVEMBER 30,
                                                                  1997            1996            1997
                                                              ------------    ------------    ------------
Note payable to bank. Tiered interest rate varying from
  6.18% to 7.55%. Monthly principal payments of $82, plus
  interest through February, 1999. All bank debt is
  guaranteed by majority stockholder. (Note was paid off
  in September, 1997.)....................................       $4,537         $ 5,525          $    0
Notes payable to prior stockholders. Interest rates
  ranging from 5.7% to 8% with annual principal and
  interest payments ranging from $3 to $250 with
  maturities through February, 2033. Unsecured............        2,861           7,591           2,590
Other notes payable to corporations and individuals. Notes
  are unsecured or secured by property....................          343             353             294
                                                                 ------         -------          ------
     Total Long-Term Debt.................................        7,741          13,469           2,884
Less Current Maturities...................................        1,341           2,044             286
                                                                 ------         -------          ------
     Total Other Long-Term Debt...........................       $6,400         $11,425          $2,598
                                                                 ======         =======          ======

     The aggregate carrying value of floor plan notes and other long-term debt approximates the fair market value at February 28, 1997.

     Approximate aggregate maturities of all long-term debt are as follows for the respective years ending February 28: 1998 -- $34,044; 1999 -- $36,164; 2000
-- $27,286; 2001 -- $20,545; 2002 -- $9,748.

NOTE 9  OPERATING LEASES

     The Companies lease computer and manufacturing equipment under long-term operating lease arrangements. In addition, the Companies throughout the year rent various equipment as needed under short-term arrangements. For the fiscal years ended 1997, 1996 and 1995 and the nine months ended November 30, 1997 and 1996 rent expense included in the consolidated statements of income was approximately $434, $641, $250, $104 and $114, respectively.

     Future minimum rentals payable on significant operating leases are estimated to be as follows for the respective years ending February 28: 1998, $355; 1999, $210.

NOTE 10  INCOME TAX MATTERS

     McNeilus Companies, Inc. and its subsidiaries file a consolidated federal income tax return. The consolidated federal tax liability is initially allocated to the members of the consolidated group based on the "taxable income method." If a member's separate incurred tax liability exceed the amount so allocated, an additional allocation is made equal to 100 percent of the excess. The corresponding reduction in tax liability is allocated proportionately to the members whose losses or credits were used to decrease the tax liability of the group.

     State tax expense is based on estimated state liabilities from filings made under separate, combined, consolidated, or unitary filings as required by the various taxing jurisdictions. McNeilus Truck and Manufacturing, Inc. reimburses all other subsidiaries of McNeilus Companies, Inc. for excessive state tax liabilities (in excess of 10% of taxable income) resulting from combined or unitary filings.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

     Prepaids and miscellaneous receivables include income tax refunds receivable of approximately $-0-, $715 and $1,631 as of February 28, 1997, February 29, 1996 and November 30, 1997, respectively.

     The provision for income tax consists of the following at February 28, 1997, February 29, 1996 and February 28, 1995:

                                             FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,
                                                 1997           1996           1995
                                             ------------   ------------   ------------
Current
  Federal..................................    $ 7,426         $5,043         $4,252
  State....................................      1,320            508          1,082
Deferred
  Federal..................................      1,611          3,295         $3,183
  State....................................        563            657            406
                                               -------         ------         ------
                                               $10,920         $9,503         $8,923
                                               =======         ======         ======

     Net current deferred tax assets arise primarily from accrued liabilities which are not currently deductible for income tax purposes, as well as allowances for doubtful accounts receivable and inventory reserves. The net current deferred tax assets at February 28, 1997 and February 29, 1996 are comprised as follows:

                                                         FEBRUARY 28,   FEBRUARY 29,
                                                             1997           1996
                                                         ------------   ------------
Treatment of Lease
  Origination Costs....................................    $    310       $    278
Insurance Reserves.....................................       1,379            973
Investment Loss Reserve................................         350              0
Inventory Valuation Reserves...........................       1,466            455
Warranty Reserves......................................         490            490
Accounts Receivable Allowance..........................          62            120
Contribution and State Loss Carryovers.................       1,430          1,616
Valuation Allowances -- Carryover......................      (1,430)        (1,616)
Other..................................................         277            136
                                                           --------       --------
                                                           $  4,334       $  2,452
                                                           ========       ========

     Contribution carryovers available to the extent of ten percent of taxable income over the next five years approximate $2,800 as of February 28, 1997. State loss carryovers available to the extent of future taxable income as provided by the respective taxing jurisdictions are estimated to be approximately $7,500 as of February 28, 1997. A valuation allowance is provided for both of these carryovers as there is no guarantee that they will be utilized to decrease future taxable income.

     Net noncurrent deferred income tax liabilities arise primarily from the recording of McNeilus Financial Services, Inc.'s leasing activities as sales-type leases for financial reporting and as operating leases for income tax reporting. State deferred income taxes are provided on this difference at a 6% rate.

     Deferred tax liabilities are also provided on the difference between depreciation for financial reporting and income tax reporting, and the deferral of the intercompany gain on the sale of equipment to McNeilus

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

Financial Services, Inc. for leasing purposes. The net deferred tax liabilities at February 28, 1997 and February 29, 1996 are comprised as follows:

                                                         FEBRUARY 28,   FEBRUARY 29,
                                                             1997           1996
                                                         ------------   ------------
Treatment of Leases....................................    $18,096        $14,359
Intercompany Profit on Sales to McNeilus Financial
  Services, Inc., Net of Amortization..................      4,245          3,925
Depreciation...........................................        291            291
                                                           -------        -------
       Total...........................................    $22,632        $18,575
                                                           =======        =======

     The provision for income taxes varies from the amount of income tax determined by applying the U.S. statutory income tax rate to pre-tax income as a result of the following differences at February 28, 1997, February 29, 1996 and February 28, 1995:

                                                             1997    1996    1995
                                                             ----    ----    ----
U.S. Statutory Rate........................................  35.0%   35.0%   35.0%
State Tax Deduction........................................  (2.3)   (1.6)   (2.7)
Non-deductible contributions...............................   0.0     0.0     8.1
Other, Net.................................................  (1.4)   (0.2)   (1.3)
                                                             ----    ----    ----
Effective Federal Tax Rate.................................  31.3    33.2    39.1
Effective State Tax Rates..................................   6.5     4.7     7.8
                                                             ----    ----    ----
Combined Effective Tax Rate................................  37.8%   37.9%   46.9%
                                                             ====    ====    ====

NOTE 11  COMMITMENTS AND CONTINGENCIES

Purchase Commitments

     McNeilus Truck and Manufacturing, Inc. orders truck chassis for future delivery based on anticipated sales and production volume. Deliveries to be received in the fiscal year ending February 28, 1998 are expected to approximate demand.

LITIGATION

     McNeilus Truck and Manufacturing, Inc. is currently a defendant in several product liability and other lawsuits. Management does not believe that the final outcome of these cases will have a significant adverse effect upon the financial position or results of operations of the Companies.

NOTE 12  CASH FLOW INFORMATION

     Kensett Fabricators, Inc. was formed during the year ending February 29, 1996, The company is wholly owned by McNeilus Companies, Inc. The primary investment was in the form of property, net of a long-term note assumed, for a net investment of $100.

     McNeilus Companies, Inc. repurchased 8,750 shares of outstanding common stock for $8,660 during the year ending February 29, 1996. Of this, $700 was paid in cash and a long-term note was issued for $7,960.

     McIntire Fabricators, Inc. and Iowa Contract Fabricators, Inc. were formed during the year ending February 28, 1995. The companies are wholly owned by McNeilus Companies, Inc. The primary investment was in the form of property with a book value of approximately $1,305.

                   MCNEILUS COMPANIES, INC. AND SUBSIDIARIES

NOTE 13  SUBSEQUENT EVENT

     On December 8, 1997, the stockholders entered into an agreement to sell all the outstanding common stock of the Companies to Oshkosh Truck Corporation. The acquisition price, including amounts for non-compete agreements, is $250,000.

     Under certain conditions, if the acquisition is not consummated, the Companies may be required to pay Oshkosh a fee of $10 million, and conversely Oshkosh may be required to pay a $10 million fee to the Companies.

                          INDEX TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

             OSHKOSH TRUCK CORPORATION AND MCNEILUS COMPANIES, INC.

                                                                PAGE
                                                                ----
Unaudited Pro Forma Condensed Consolidated Balance Sheet as
  of December 31, 1997......................................    P-3
Unaudited Pro Forma Condensed Consolidated Statement of
  Income for the twelve months ended December 31, 1997......    P-4
Unaudited Pro Forma Condensed Consolidated Statement of
  Income for the fiscal year ended September 30, 1997.......    P-5
Unaudited Pro Forma Condensed Consolidated Statement of
  Income for the three months ended December 31, 1997.......    P-6
Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements......................................    P-7

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated statements of income and condensed consolidated balance sheet (collectively, the "Pro Forma Statements") have been derived by the application of pro forma adjustments, which give effect to the acquisition by Oshkosh Truck Corporation ("Oshkosh") of all of the issued and outstanding common stock of McNeilus Companies, Inc. ("McNeilus") (the "Acquisition"), the issuance by Oshkosh of $100 million Senior Subordinated Notes (the "Offering"), the consummation of a $325 million Senior Credit Facility ("Senior Credit Facility"), the prepayment of outstanding term loans and borrowings under the revolving credit facility (the "Debt Repayment") and the establishment of a lease financing partnership (the "Lease Financing") (collectively referred to as the "Transactions") to the historical financial statements of Oshkosh and McNeilus included elsewhere in this Prospectus as if the Transactions had been consummated for balance sheet purposes as of December 31, 1997, and for statement of income purposes as of the beginning of the periods presented. For purposes of the Pro Forma Statements, the Transactions are assumed to have occurred simultaneously.

     THE PRO FORMA STATEMENTS DO NOT PURPORT TO REPRESENT WHAT OSHKOSH'S FINANCIAL POSITION OR RESULTS OF OPERATIONS WOULD ACTUALLY HAVE BEEN HAD THE TRANSACTIONS IN FACT OCCURRED ON THE ASSUMED DATES OR TO PROJECT OSHKOSH'S FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE DATE OR FUTURE PERIOD. THE PRO FORMA STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS AND RELATED NOTES OF OSHKOSH AND MCNEILUS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

     The pro forma adjustments, as described in the accompanying notes to the Pro Forma Statements, are based on available information and certain assumptions that management believes are reasonable.


     The Acquisition has been accounted for under the purchase method of accounting. The purchase price for McNeilus has been allocated to the tangible and intangible assets and liabilities of McNeilus based on preliminary estimates of their fair values. The allocation of the purchase price is subject to revision when additional information concerning certain asset and liability valuations is obtained. However, in management's opinion, no material adjustments from the preliminary estimates to final amounts are expected.


     Oshkosh and McNeilus have different fiscal year ends -- September 30 for Oshkosh and the last day of February for McNeilus -- and as a result, amounts for McNeilus as of November 30, 1997 have been combined with amounts of Oshkosh as of December 31, 1997 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The Unaudited Condensed Consolidated Statement of Income for Oshkosh for the twelve month period ended September 30, 1997 and for the twelve month period ended December 31, 1997 have been combined with the Unaudited Condensed Consolidated Statement of Income for McNeilus for the twelve month period ended November 30, 1997. The Unaudited Condensed Consolidated Statement of Income of Oshkosh for the three months ended December 31, 1997 have been combined with the Unaudited Condensed Consolidated Statement of Income for McNeilus for the three months ended November 30, 1997. Statement of income information of McNeilus for the three month period ended November 30, 1997 is therefore included in both the interim and the annual Pro Forma Statements.

     The application of the pro forma adjustments to the historical results of operations of Oshkosh for the twelve months ended December 31, 1997 and September 30, 1997, results in the pro forma income from continuing operations being greater than the historical income from continuing operations of Oshkosh. Net sales of Oshkosh for the first quarter of each fiscal year (the three months ended December 31) and net sales of McNeilus for the third quarter of each fiscal year (the three months ended November 30) represent the lowest quarter of shipments for each company during their respective fiscal years. Accordingly, the application of the pro forma adjustments to the historical results of operations of Oshkosh for the three months ended December 31, 1997, results in the pro forma income from continuing operations being less than the historical income from continuing operations of Oshkosh.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                PRO FORMA
                                                                               ADJUSTMENTS
                                                                       ---------------------------
                                                                       OFFERING, DEBT
                                            AS REPORTED                  REPAYMENT,
                               -------------------------------------     ACQUISITION
                                    OSHKOSH            MCNEILUS           AND LEASE                   PRO FORMA
                               DECEMBER 31, 1997   NOVEMBER 30, 1997      FINANCING      VALUATION   CONSOLIDATED
                               -----------------   -----------------   --------------    ---------   ------------
                                                                             (A)            (B)
ASSETS
Current assets:
  Cash and cash
    equivalents..............      $    198            $ 20,159           $(17,659)      $      --     $  2,698
  Receivables, net...........        54,215              12,259                 --              --       66,474
  Net investment in
    sales-type leases........            --              35,108            (35,108)             --           --
  Inventories................        86,744              59,189                 --           7,868      153,801
  Prepaid expenses and
    other....................         3,905               7,535                 --              --       11,440
  Deferred income taxes......         9,169               4,213                 --              --       13,382
                                   --------            --------           --------       ---------     --------
       Total current
         assets..............       154,231             138,463            (52,767)          7,868      247,795
Net assets of discontinued
  operations.................            --               6,988             (2,840)         (4,148)          --
Investment in unconsolidated
  partnership................            --                  --              8,005              --        8,005
Net investment in sales-type
  leases.....................            --              86,536            (86,536)             --           --
Other long-term assets.......         8,248              14,513             (4,699)         (1,000)      17,062
Property, plant and
  equipment, net.............        55,340              27,896               (400)          7,500       90,336
Purchase cost................            --                  --            256,000        (256,000)          --
Goodwill and other
  intangibles, net...........       163,639                 324                 --         169,829      333,792
                                   --------            --------           --------       ---------     --------
Total assets.................      $381,458            $274,720           $116,763       $ (75,951)    $696,990
                                   ========            ========           ========       =========     ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable...........      $ 40,556            $ 10,324           $     --       $      --     $ 50,880
  Floor plan notes payable...            --              17,194                 --              --       17,194
  Customer advances..........        35,261                  --                 --              --       35,261
  Other current
    liabilities..............        41,342              17,042               (483)             --       57,901
  Current maturities of
    senior term loans,
    revolving credit facility
    and other long-term
    debt.....................         7,820              36,073            (35,169)             --        8,724
                                   --------            --------           --------       ---------     --------
       Total current
         liabilities.........       124,979              80,633            (35,652)             --      169,960
Senior revolving credit
  facility...................            --                  --             13,048              --       13,048
Senior term loans............            --                  --            216,562              --      216,562
Senior subordinated notes....            --                  --            100,000              --      100,000
Other long-term debt.........        95,000              80,450           (172,852)             --        2,598
Other long-term
  liabilities................        15,031                  --                 --              --       15,031
Deferred income taxes........        22,701              23,079             (3,588)         14,607       56,799
Total shareholders' equity...       123,747              90,558               (755)        (90,558)     122,992
                                   --------            --------           --------       ---------     --------
Total liabilities and
  shareholders' equity.......      $381,458            $274,720           $116,763       $ (75,951)    $696,990
                                   ========            ========           ========       =========     ========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               AS REPORTED                                     PRO FORMA
                                  -------------------------------------                    -----------------
                                       OSHKOSH            MCNEILUS                           TWELVE MONTHS
                                    TWELVE MONTHS       TWELVE MONTHS                            ENDED
                                        ENDED               ENDED          PRO FORMA       DECEMBER 31, 1997
                                  DECEMBER 31, 1997   NOVEMBER 30, 1997   ADJUSTMENTS        CONSOLIDATED
                                  -----------------   -----------------   -----------      -----------------
Net sales.......................      $684,715            $326,552         $     --           $1,011,267
                                            --                  --             (699)(h)               --
                                            --                  --           (1,048)(g)               --
Cost of sales...................       593,147             268,923            1,764(c)           862,087
                                      --------            --------         --------           ----------
  Gross income --
     manufacturing..............        91,568              57,629              (17)             149,180
Interest income -- leasing......            --              12,382          (12,382)(e)               --
Interest expense -- leasing.....            --               9,846           (9,846)(e)               --
                                      --------            --------         --------           ----------
  Gross income -- leasing.......            --               2,536           (2,536)                  --
                                      --------            --------         --------           ----------
  Gross income..................        91,568              60,165           (2,553)             149,180
Operating expenses:
  Selling, general and
     administrative.............        49,393              30,083           (1,461)(c)           76,172
                                            --                  --           (1,843)(g)               --
  Engineering, research and
     development................         7,997                  --              699(h)             8,696
  Amortization of goodwill and
     intangibles................         4,464                  --            6,642(d)            11,106
                                      --------            --------         --------           ----------
       Total operating
          expenses..............        61,854              30,083(k)         4,037               95,974(k)
                                      --------            --------         --------           ----------
Income from operations..........        29,714              30,082           (6,590)              53,206
Other income (expense):
  Interest expense..............       (11,668)             (1,716)         (17,309)(f)          (30,693)
  Interest income...............           676                  --               --                  676
                                            --                  --             (609)(e)               --
  Other -- net..................          (197)              2,581           (1,765)(i)               10
                                      --------            --------         --------           ----------
                                       (11,189)                865          (19,683)             (30,007)
                                      --------            --------         --------           ----------
Income from continuing
  operations before income taxes
  and equity in income of
  unconsolidated partnership....        18,525              30,947          (26,273)              23,199
Provision (credit) for income
  taxes.........................         7,003              11,330           (9,186)(j)            9,147
                                      --------            --------         --------           ----------
                                        11,522              19,617          (17,087)              14,052
Equity in income of
  unconsolidated partnership
  (net of income taxes of
  $1,227).......................            --                  --            1,918(e)             1,918
                                      --------            --------         --------           ----------
Income from continuing
  operations....................      $ 11,522            $ 19,617         $(15,169)          $   15,970
                                      ========            ========         ========           ==========
Earnings per common share from
  continuing operations:
  Basic.........................      $   1.37                                                $     1.90
                                      ========                                                ==========
  Diluted.......................      $   1.36                                                $     1.88
                                      ========                                                ==========
Shares used in calculation:
  Basic.........................         8,425                                                     8,425
                                      ========                                                ==========
  Diluted.......................         8,485                                                     8,485
                                      ========                                                ==========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               AS REPORTED                                     PRO FORMA
                                  -------------------------------------                    -----------------
                                       OSHKOSH                                               TWELVE MONTHS
                                     FISCAL YEAR          MCNEILUS                               ENDED
                                        ENDED           TWELVE MONTHS                        SEPTEMBER 30,
                                    SEPTEMBER 30,           ENDED          PRO FORMA             1997
                                        1997          NOVEMBER 30, 1997   ADJUSTMENTS        CONSOLIDATED
                                    -------------     -----------------   -----------        -------------
Net sales.......................      $683,234            $326,552         $     --           $1,009,786
                                            --                  --             (699)(h)               --
                                            --                  --           (1,048)(g)               --
Cost of sales...................       594,390             268,923            1,764(c)           863,330
                                      --------            --------         --------           ----------
  Gross income --
     manufacturing..............        88,844              57,629              (17)             146,456
Interest income -- leasing......            --              12,382          (12,382)(e)               --
Interest expense -- leasing.....            --               9,846           (9,846)(e)               --
                                      --------            --------         --------           ----------
  Gross income -- leasing.......            --               2,536           (2,536)                  --
                                      --------            --------         --------           ----------
  Gross income..................        88,844              60,165           (2,553)             146,456
Operating expenses:
  Selling, general and
     administrative.............        47,742              30,083           (1,461)(c)           74,521
                                            --                  --           (1,843)(g)               --
  Engineering, research and
     development................         7,847                  --              699(h)             8,546
  Amortization of goodwill and
     intangibles................         4,470                  --            6,642(d)            11,112
                                      --------            --------         --------           ----------
       Total operating
          expenses..............        60,059              30,083(k)         4,037               94,179(k)
                                      --------            --------         --------           ----------
Income from operations..........        28,785              30,082           (6,590)              52,277
Other income (expense):
  Interest expense..............       (12,722)             (1,716)         (16,259)(f)          (30,697)
  Interest income...............           717                  --               --                  717
                                            --                  --             (609)(e)               --
  Other -- net..................          (278)              2,581           (1,765)(i)              (71)
                                      --------            --------         --------           ----------
                                       (12,283)                865          (18,633)             (30,051)
                                      --------            --------         --------           ----------
Income from continuing
  operations before income taxes
  and equity in income of
  unconsolidated partnership....        16,502              30,947          (25,223)              22,226
Provision for income taxes......         6,496              11,330           (8,777)(j)            9,049
                                      --------            --------         --------           ----------
                                        10,006              19,617          (16,446)              13,177
Equity in income of
  unconsolidated partnership
  (net of income taxes of
  $1,227).......................            --                  --            1,918(e)             1,918
                                      --------            --------         --------           ----------
Income from continuing
  operations....................      $ 10,006            $ 19,617         $(14,528)          $   15,095
                                      ========            ========         ========           ==========
Earnings per common share from
  continuing operations:
  Basic.........................      $   1.18                                                $     1.78
                                      ========                                                ==========
  Diluted.......................      $   1.17                                                $     1.77
                                      ========                                                ==========
Shares used in calculation:
  Basic.........................         8,502                                                     8,502
                                      ========                                                ==========
  Diluted.......................         8,546                                                     8,546
                                      ========                                                ==========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             AS REPORTED
                                     ---------------------------
                                       OSHKOSH        MCNEILUS                            PRO FORMA
                                     ------------   ------------                      ------------------
                                         THREE MONTHS ENDED                              THREE MONTHS
                                     ---------------------------                            ENDED
                                     DECEMBER 31,   NOVEMBER 30,    PRO FORMA         DECEMBER 31, 1997
                                         1997           1997       ADJUSTMENTS           CONSOLIDATED
                                     ------------   ------------   ------------       ------------------
Net sales..........................    $151,801       $67,295        $    --               $219,096
                                             --            --           (114)(h)                 --
                                             --            --           (166)(g)                 --
Cost of sales......................     129,494        55,419            472(c)             185,105
                                       --------       -------        -------               --------
     Gross income --
       manufacturing...............      22,307        11,876           (192)                33,991
Interest income -- leasing.........          --         2,955         (2,955)(e)                 --
Interest expense -- leasing........          --         2,364         (2,364)(e)                 --
                                       --------       -------        -------               --------
     Gross income -- leasing.......          --           591           (591)                    --
                                       --------       -------        -------               --------
     Gross income..................      22,307        12,467           (783)                33,991
Operating expenses:
  Selling, general and
     administrative................      11,676         7,847           (380)(c)             18,883
                                             --            --           (260)(g)                 --
  Engineering, research and
     development...................       2,143            --            114(h)               2,257
  Amortization of goodwill and
     intangibles...................       1,126            --          1,660(d)               2,786
                                       --------       -------        -------               --------
       Total operating expenses....      14,945         7,847(k)       1,134                 23,926(k)
                                       --------       -------        -------               --------
Income from operations.............       7,362         4,620         (1,917)                10,065
  Other income (expense):
     Interest expense..............      (2,504)         (136)        (4,915)(f)             (7,555)
     Interest income...............         165            --             --                    165
                                             --            --           (149)(e)                 --
     Other -- net..................          72           682           (356)(i)                249
                                       --------       -------        -------               --------
                                         (2,267)          546         (5,420)                (7,141)
                                       --------       -------        -------               --------
  Income from continuing operations
     before income taxes and equity
     in income of unconsolidated
     partnership...................       5,095         5,166         (7,337)                 2,924
  Provision for income taxes.......       1,955         1,891         (2,596)(h)              1,250
                                       --------       -------        -------               --------
                                          3,140         3,275         (4,741)                 1,674
  Equity in income of
     unconsolidated partnership
     (net of income taxes of
     $289).........................          --            --            451(e)                 451
                                       --------       -------        -------               --------
  Income from continuing
     operations....................    $  3,140       $ 3,275        $(4,290)              $  2,125
                                       ========       =======        =======               ========
Earnings per common share from
  continuing operations:
     Basic.........................       $0.38                                               $0.25
                                       ========                                            ========
     Diluted.......................       $0.37                                               $0.25
                                       ========                                            ========
Shares used in calculation:
     Basic.........................       8,341                                               8,341
                                       ========                                            ========
     Diluted.......................       8,437                                               8,437
                                       ========                                            ========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


     (a) Pro forma adjustments related to the Offering, the Debt Repayment, the Acquisition (including the sale of net assets of discontinued operations which were sold prior to the closing of the Acquisition) and the Lease Financing are summarized in the following table:


                                                      OFFERING AND                    LEASE
                                            FEES     DEBT REPAYMENT   ACQUISITION   FINANCING    TOTALS
                                            ----     --------------   -----------   ---------    ------
                                            (1)           (2)             (3)          (4)
Cash and cash equivalents..............   $(15,424)    $ 235,228       $(233,875)   $ (3,588)   $ (17,659)
Net investment in sales-type leases....         --            --              --     (35,108)     (35,108)
Net assets of discontinued
  operations...........................         --            --          (2,840)         --       (2,840)
Investment in unconsolidated
  partnership..........................         --            --              --       8,005        8,005
Net investment in sales-type leases --
  long-term............................         --            --              --     (86,536)     (86,536)
Other long-term assets.................      9,424        (1,238)        (12,885)         --       (4,699)
Property, plant and equipment, net.....         --            --            (400)         --         (400)
Purchase cost..........................      6,000            --         250,000          --      256,000
Other current liabilities..............         --          (483)             --          --         (483)
Current maturities of long-term debt...         --           618              --     (35,787)     (35,169)
Senior revolving credit facility.......         --        13,048              --          --       13,048
Senior term loans -- less current
  portion..............................         --       216,562              --          --      216,562
Senior subordinated notes payable......         --       100,000              --          --      100,000
Long-term debt.........................         --       (95,000)             --     (77,852)    (172,852)
Deferred income taxes -- long-term.....         --                            --      (3,588)      (3,588)
Shareholders' equity...................         --          (755)             --          --         (755)

-------------------------
(1) Fees and expenses totaling $16,000 for legal, financial and other professional fees due at closing associated with the Senior Credit Facility and the Offering ($8,500), the Acquisition ($6,000) and the Lease Financing ($1,500), less $576 prepaid at December 31, 1997.

(2) Issuance of aggregate debt of $338,048, repayment of existing long-term debt of $95,000 and borrowings under the revolving credit facility of $7,820 and write-off of deferred debt issuance costs of $1,238, less tax benefit of $483, or $755.

(3) Aggregate cash purchase price of $250,000 due at closing less transactions prior to or concurrent with closing, including $16,025 in cash to be received from McNeilus shareholders (repayment of notes of $10,592, sale of certain assets of $4,094 and intercompany payments of $1,339), and $100 received from third parties from the sale of a discontinued operation.

(4) To reflect contribution of the net investment in sales-type leases to the unconsolidated lease financing partnership and recognition of gain for income tax purposes on these sales-type leases which was previously deferred for income tax purposes. Oshkosh/McNeilus Financial Services, Inc. and BALCAP, an affiliate of Bank of America National Trust and Savings Association, will both be general partners in the lease financing partnership. Each general partner will participate equally in the principal operating and financial decision making activities of the lease financing partnership.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     (b) The Acquisition has been accounted for by Oshkosh using the purchase method of accounting. The total purchase cost has been allocated first to the assets and liabilities of McNeilus based upon their respective fair values with the remainder allocated to costs in excess of net assets acquired. The historical shareholders' equity of McNeilus has been eliminated. The aggregate purchase cost and the preliminary allocation of the purchase cost to the assets and liabilities of McNeilus are as follows:


Purchase cost, including related fees:
  Acquisition of 100% of the issued and outstanding common
     stock of McNeilus......................................    $250,000
  Fees and expenses incurred in connection with the
     Acquisition............................................       6,000
                                                                --------
          Total acquisition cost............................    $256,000
                                                                ========
Preliminary allocation of acquisition cost(1):
  Net assets acquired at historical cost....................    $ 90,558
  Add (deduct):
  Permitted pre-close dividend to shareholders of certain
     discontinued operations(2).............................      (4,148)
  Revaluation of McNeilus property, plant and equipment,
     inventories and investment in foreign subsidiaries to
     estimated fair values..................................      14,368
  Valuation of identified intangible assets:
     Non-compete agreements.................................      38,000
     Other..................................................      23,085
  Deferred income tax provision associated with the
     revaluation of McNeilus assets and liabilities.........     (14,607)
  Cost in excess of net assets acquired.....................     108,744
                                                                --------
          Total purchase cost...............................    $256,000
                                                                ========


-------------------------
(1) The allocation of the purchase cost reflects the revaluation of McNeilus' assets and liabilities to their estimated fair values based on preliminary estimates. The preliminary allocation may differ from the final allocation.


(2) In accordance with the Stock Purchase Agreement among Oshkosh, McNeilus and the shareholders of McNeilus, Ready Mix Holding, Inc. and Subsidiaries (a majority-owned subsidiary of McNeilus included in the historical financial statements of McNeilus as a discontinued operation) were sold in February 1998 to a shareholder of McNeilus in exchange for a note receivable. In February 1998, the note receivable was distributed to the shareholders of McNeilus as a dividend.


     (c) Adjustment to reflect depreciation expense based on the new basis and remaining economic useful lives of McNeilus property, plant and equipment. New basis depreciation is computed using the straight line method over the remaining useful lives.

                                                          TWELVE MONTHS ENDED          THREE MONTHS ENDED
                                                           NOVEMBER 30, 1997            NOVEMBER 30, 1997
                                                       -------------------------    -------------------------
                                                                     SELLING,                     SELLING,
                                                       COST OF     GENERAL AND      COST OF     GENERAL AND
                                                        SALES     ADMINISTRATIVE     SALES     ADMINISTRATIVE
                                                       -------    --------------    -------    --------------
Eliminate historical depreciation..................    $(1,020)      $(2,835)        $(224)        $(723)
New basis depreciation.............................      2,784         1,374           696           343
                                                       -------       -------         -----         -----
                                                       $ 1,764       $(1,461)        $ 472         $(380)
                                                       =======       =======         =====         =====

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)


     New basis depreciation on McNeilus property, plant and equipment is computed using depreciation periods consistent with those used by Oshkosh and its subsidiaries for assets of similar age and condition. The following is a comparison of depreciation periods:



                                                              DEPRECIATION PERIODS
                                                              --------------------
                                                                OLD          NEW
                                                                ---          ---
                                                                    (YEARS)
Land improvements...........................................    15         10-40
Buildings and improvements..................................  31-35        10-40
Machinery and equipment.....................................    7           5-25
Furniture and fixtures......................................    5           5-15
Transportation equipment....................................   3-5           3
Information technology......................................    5           2-5



     (d) Adjustment to record the amortization of goodwill and other intangible assets over the indicated periods.


                                               TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                                NOVEMBER 30, 1997     NOVEMBER 30, 1997
                                               -------------------    ------------------
  Non-compete agreements(1).....  10-15 yrs          $2,633                 $  658
  Other(2)......................  5-30 yrs            1,290                    322
  Goodwill(2)...................  40 yrs              2,719                    680
                                                     ------                 ------
                                                     $6,642                 $1,660
                                                     ======                 ======

-------------------------
(1) Amortized over the terms of the respective agreements on the straight-line method.

(2) Amortized over the estimated useful lives on a straight-line method.

     (e) Reclassify interest income, interest expense and gain on sale of leased equipment of the leasing operation to "Equity in Income of Unconsolidated Partnership" to reflect the contribution of sales-type leases from McNeilus to the lease financing partnership and to record amortization of costs to establish the lease financing partnership.

                                              TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                               NOVEMBER 30, 1997     NOVEMBER 30, 1997
                                              -------------------    ------------------
Interest income-leasing...................          $12,382               $ 2,955
Interest expense-leasing..................           (9,846)               (2,364)
Gains on sales of leased equipment........              609                   149
                                                    -------               -------
                                                      3,145                   740
Income taxes at 39%.......................           (1,227)                 (289)
                                                    -------               -------
                                                    $ 1,918               $   451
                                                    =======               =======

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     (f) Adjustment to record interest expense and amortization of deferred debt issuance cost on the debt incurred to finance the Acquisition and repayment of certain existing indebtedness of Oshkosh, based upon pro forma consolidated debt of Oshkosh following consummation of the Transactions using the interest rates as shown (as if the Transactions had been consummated as of the beginning of the periods presented):

                                                           TWELVE MONTHS   TWELVE MONTHS   THREE MONTHS
                                                               ENDED           ENDED          ENDED
                                                INTEREST   DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
                                                  RATE         1997            1997            1997
                                                --------   -------------   -------------   ------------
Eliminate historical expense:
  Interest on debt repaid.....................               $(11,243)       $(12,293)       $(2,227)
  Amortization of debt issuance costs.........                   (216)           (218)           (54)
  Financing fees and other expenses...........                   (207)           (205)           (48)
                                                             --------        --------        -------
  Total historical expense....................                (11,666)        (12,716)        (2,329)
Interest on new debt:(1)(3)
  Revolving Credit Facility...................   7.625%           995             995            249
  $100,000 Senior Subordinated Notes..........   8.750%         8,750           8,750          2,187
  $100,000 Term A.............................   7.625%         7,625           7,625          1,906
  $62,500 Term B..............................   7.875%         4,922           4,922          1,230
  $62,500 Term C..............................   8.125%         5,078           5,078          1,270
                                                             --------        --------        -------
                                                               27,370          27,370          6,842
  Amortization of debt issuance costs(2)......                  1,226           1,226            307
  Financing fees and other expenses...........                    379             379             95
                                                             --------        --------        -------
          Total interest on new debt..........                 28,975          28,975          7,244
                                                             --------        --------        -------
          Net adjustment......................               $ 17,309        $ 16,259        $ 4,915
                                                             ========        ========        =======

-------------------------
(1) Borrowings under the Revolving Credit Facility at closing ($13,048) are assumed to be outstanding for the entire period.

(2) Debt issuance costs are amortized over the life of the related debt, ranging from 6 to 10 years using the interest method. The Unaudited Pro Forma Condensed Consolidated Statements of Income do not include an extraordinary charge of approximately $755 which represents the write-off of unamortized debt issuance costs, net of income taxes associated with the Debt Repayment.

(3) An increase in the interest rate of 1/8% would change interest expense and income from continuing operations by:

                           TWELVE MONTHS ENDED   TWELVE MONTHS ENDED   THREE MONTHS ENDED
                            DECEMBER 31, 1997    SEPTEMBER 30, 1997    DECEMBER 31, 1997
                           -------------------   -------------------   ------------------
Interest expense.........         $423                  $423                  $106
                                  ====                  ====                  ====
Income from continuing
  operations.............         $258                  $258                  $ 64
                                  ====                  ====                  ====

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     (g) Adjust amount of historical salaries paid to management in excess of amounts per employment agreements included as part of the Transactions.

                                                      TWELVE MONTHS ENDED                THREE MONTHS ENDED
                                                       NOVEMBER 30, 1997                  NOVEMBER 30, 1997
                                                -------------------------------    -------------------------------
                                                                    SELLING,                           SELLING,
                                                                  GENERAL AND                        GENERAL AND
                                                COST OF SALES    ADMINISTRATIVE    COST OF SALES    ADMINISTRATIVE
                                                -------------    --------------    -------------    --------------
Salaries and wages:
  Historical................................       $(1,348)         $(2,343)           $(241)           $(385)
  Per employment agreements.................           300              500               75              125
                                                   -------          -------            -----            -----
                                                   $(1,048)         $(1,843)           $(166)           $(260)
                                                   =======          =======            =====            =====

     (h) Reclassify engineering, research and development expenses of McNeilus to conform with the Oshkosh presentation.

                                              TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                               NOVEMBER 30, 1997     NOVEMBER 30, 1997
                                              -------------------    ------------------
Cost of goods sold........................           $(699)                $(114)
                                                     =====                 =====
Engineering, research and development
  expense.................................           $ 699                 $ 114
                                                     =====                 =====

     (i) Remove non-leasing interest income from McNeilus historical operating results due to net borrowing position after consummation of the Transactions and as a result of repayment of notes receivable from shareholders.

                                              TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                               NOVEMBER 30, 1997     NOVEMBER 30, 1997
                                              -------------------    ------------------
Miscellaneous income......................          $(1,765)               $(356)
                                                    =======                =====

     (j) Adjustment to record the tax effect on the above adjustments using Oshkosh's marginal effective income tax rate of 39%. All adjustments were tax-effected except for goodwill amortization.

     (k) Included in historical and pro forma operating expense for McNeilus are charitable contributions (including charitable contributions to national organizations) of $1,109 and $284 for the twelve month and three month periods ended November 30, 1997, respectively. While no pro forma reductions of these expenses have been reflected in the pro forma statements of income, Oshkosh's policy is to focus charitable contributions on needs of the communities in which it operates. Management expects that annual charitable contribution levels for the McNeilus entity would approximate $100.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     (l) Historical and pro forma depreciation and amortization.

             AS REPORTED                                   PRO FORMA
--------------------------------------                 ------------------
     OSHKOSH             MCNEILUS                        TWELVE MONTHS
  TWELVE MONTHS        TWELVE MONTHS                         ENDED
      ENDED                ENDED          PRO FORMA    DECEMBER 31, 1997
DECEMBER 31, 1997    NOVEMBER 30, 1997   ADJUSTMENTS      CONSOLIDATED
-----------------    -----------------   -----------   -----------------
     $13,797              $3,884           $  303(c)        $25,636
                                            6,642(d)
                                            1,226(f)
                                             (216)(f)

             AS REPORTED                                   PRO FORMA
--------------------------------------                 ------------------
     OSHKOSH             MCNEILUS                        TWELVE MONTHS
   FISCAL YEAR         TWELVE MONTHS                         ENDED
      ENDED                ENDED          PRO FORMA    SEPTEMBER 30, 1997
SEPTEMBER 30, 1997   NOVEMBER 30, 1997   ADJUSTMENTS      CONSOLIDATED
------------------   -----------------   -----------   ------------------
     $14,070              $3,884           $  303(c)        $25,907
                                            6,642(d)
                                            1,226(f)
                                             (218)(f)

             AS REPORTED                                  PRO FORMA
-------------------------------------                 ------------------
     OSHKOSH            MCNEILUS
-----------------   -----------------                    THREE MONTHS
         THREE MONTHS ENDED                                 ENDED
-------------------------------------    PRO FORMA    DECEMBER 31, 1997
DECEMBER 31, 1997   NOVEMBER 30, 1997   ADJUSTMENTS      CONSOLIDATED
-----------------   -----------------   -----------   -----------------
     $3,283               $952            $   92(c)         $6,240
                                           1,660(d)
                                             307(f)
                                             (54)(f)

======================================================

  No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Initial Purchaser. This Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                         ------------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary.....................    3
Risk Factors...........................   16
The Exchange Offer.....................   24
The Transactions.......................   31
Use of Proceeds........................   33
Capitalization.........................   33
Selected Historical Consolidated
  Financial Data for Oshkosh...........   34
Selected Historical Consolidated
  Financial Data for McNeilus..........   36
Management's Discussion and Analysis of
  Consolidated Financial Condition and
  Results of Operations................   38
Business...............................   46
Management.............................   60
Principal Shareholders.................   62
Certain Transactions...................   63
Description of Indebtedness............   64
Description of the New Notes...........   67
Certain Federal Income Tax
  Considerations.......................   99
Plan of Distribution...................  103
Legal Matters..........................  103
Experts................................  103
Incorporation of Certain Documents by
  Reference............................  104
Available Information..................  104
Index to Historical Financial
  Statements...........................  F-1
Index to Unaudited Pro Forma Condensed
  Consolidated Financial Statements....  P-1


======================================================
======================================================
                           OSHKOSH TRUCK CORPORATION
                                  $100,000,000

                      NEW 8 3/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                         ------------------------------

                                   PROSPECTUS

                                            , 1998

                         ------------------------------
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Wisconsin Business Corporation Law and the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director of officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

     The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

          (b) Financial Statement Schedules. Schedule II -- Valuation and Qualifying Accounts is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997 (File No. 0-13886). All other schedules are omitted because they are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes;

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (e) (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph
     (e)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          OSHKOSH TRUCK CORPORATION


                                          By:    /s/ TIMOTHY M. DEMPSEY

                                            ------------------------------------

                                                     Timothy M. Dempsey


                                            Vice President, General Counsel and
                                                          Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                          DATE
                  ---------                                        -----                          ----

               ROBERT G. BOHN*                      President, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President and Chief       April 21, 1998
                                                    Financial Officer (Principal
                                                    Financial and Accounting Officer)

            J. WILLIAM ANDERSEN*                    Director                                 April 21, 1998

             DANIEL T. CARROLL*                     Director                                 April 21, 1998

            FREDERICK M. FRANKS*                    Director                                 April 21, 1998

              MICHAEL W. GREBE*                     Director                                 April 21, 1998

             KATHLEEN J. HEMPEL*                    Director                                 April 21, 1998

           J. PETER MOSLING, JR.*                   Director                                 April 21, 1998

             STEPHEN P. MOSLING*                    Director                                 April 21, 1998

               RICHARD G. SIM*                      Director                                 April 21, 1998

         *By: /s/ TIMOTHY M. DEMPSEY
   ---------------------------------------
             Timothy M. Dempsey
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          PIERCE MANUFACTURING INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                       TITLE                          DATE
                    ---------                                       -----                          ----
                 ROBERT G. BOHN*                      President and Director (Principal       April 21, 1998
                                                      Executive Officer)

                CHARLES L. SZEWS*                     Vice President, Chief Financial         April 21, 1998
                                                      Officer and Director (Principal
                                                      Financial and Accounting Officer)

               PAUL C. HOLLOWELL*                     Director                                April 21, 1998

              MATTHEW J. ZOLNOWSKI*                   Director                                April 21, 1998

             /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
  ---------------------------------------------
               Timothy M. Dempsey

           *By: /s/ TIMOTHY M. DEMPSEY
     ---------------------------------------
               Timothy M. Dempsey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          SUMMIT PERFORMANCE SYSTEMS, INC.

                                          By:    /s/ TIMOTHY M. DEMPSEY

                                            ------------------------------------
                                                     Timothy M. Dempsey
                                                  President and Secretary


     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                        DATE
                  ---------                                        -----                        ----

           /s/ TIMOTHY M. DEMPSEY                   President, Secretary and Director      April 21, 1998
---------------------------------------------       (Principal Executive Officer)
             Timothy M. Dempsey

              Charles L. Szews*                     Vice President and Chief Financial     April 21, 1998
                                                    Officer (Principal Financial and
                                                    Accounting Officer)

               James E. Diehl                       Director                               April 21, 1998

         *By: /s/ TIMOTHY M. DEMPSEY
 -------------------------------------------
             Timothy M. Dempsey
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          IOWA CONTRACT FABRICATORS, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                         DATE
                  ---------                                        -----                         ----

               ROBERT G. BOHN*                      Chairman, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President, Chief         April 21, 1998
                                                    Financial Officer and Director
                                                    (Principal Financial and Accounting
                                                    Officer)

              DENZIL MCNEILUS*                      Director                                April 21, 1998

              GARWIN MCNEILUS*                      Director                                April 21, 1998

              DAN J. LANZDORF*                      Director                                April 21, 1998

           /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
---------------------------------------------
             Timothy M. Dempsey



*By:  /s/ TIMOTHY M. DEMPSEY


     ---------------------------

         Timothy M. Dempsey


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          MCNEILUS TRUCK & MANUFACTURING, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                         DATE
                  ---------                                        -----                         ----

               ROBERT G. BOHN*                      Chairman, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President, Chief         April 21, 1998
                                                    Financial Officer and Director
                                                    (Principal Financial and Accounting
                                                    Officer)

              DENZIL MCNEILUS*                      Director                                April 21, 1998

              GARWIN MCNEILUS*                      Director                                April 21, 1998

              DAN J. LANZDORF*                      Director                                April 21, 1998

           /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
---------------------------------------------
             Timothy M. Dempsey



*By:  /s/ TIMOTHY M. DEMPSEY


     ---------------------------

         Timothy M. Dempsey


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          MCNEILUS COMPANIES, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                         DATE
                  ---------                                        -----                         ----

               ROBERT G. BOHN*                      Chairman, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President, Chief         April 21, 1998
                                                    Financial Officer and Director
                                                    (Principal Financial and Accounting
                                                    Officer)

              DENZIL MCNEILUS*                      Director                                April 21, 1998

              GARWIN MCNEILUS*                      Director                                April 21, 1998

              DAN J. LANZDORF*                      Director                                April 21, 1998

           /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
---------------------------------------------
             Timothy M. Dempsey



*By:  /s/ TIMOTHY M. DEMPSEY


     ---------------------------

         Timothy M. Dempsey


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          KENSETT FABRICATORS, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                         DATE
                  ---------                                        -----                         ----

               ROBERT G. BOHN*                      Chairman, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President, Chief         April 21, 1998
                                                    Financial Officer and Director
                                                    (Principal Financial and Accounting
                                                    Officer)

              DENZIL MCNEILUS*                      Director                                April 21, 1998

              GARWIN MCNEILUS*                      Director                                April 21, 1998

              DAN J. LANZDORF*                      Director                                April 21, 1998

           /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
---------------------------------------------
             Timothy M. Dempsey



*By:  /s/ TIMOTHY M. DEMPSEY


     ---------------------------

         Timothy M. Dempsey


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          MCINTIRE FABRICATORS, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY


                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        TITLE                         DATE
                  ---------                                        -----                         ----

               ROBERT G. BOHN*                      Chairman, Chief Executive Officer       April 21, 1998
                                                    and Director (Principal Executive
                                                    Officer)

              CHARLES L. SZEWS*                     Executive Vice President, Chief         April 21, 1998
                                                    Financial Officer and Director
                                                    (Principal Financial and Accounting
                                                    Officer)

              DENZIL MCNEILUS*                      Director                                April 21, 1998

              GARWIN MCNEILUS*                      Director                                April 21, 1998

              DAN J. LANZDORF*                      Director                                April 21, 1998

           /s/ TIMOTHY M. DEMPSEY                   Director                                April 21, 1998
---------------------------------------------
             Timothy M. Dempsey



*By:  /s/ TIMOTHY M. DEMPSEY


     ---------------------------

         Timothy M. Dempsey


          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, and State of Wisconsin, on this 21st day of April, 1998.


                                          MCNEILUS FINANCIAL, INC.


                                          By:    /s/ TIMOTHY M. DEMPSEY

                                            ------------------------------------

                                                     Timothy M. Dempsey


                                                         Secretary



     Pursuant to the requirements of the Securities Act of 1993, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                       TITLE                           DATE
                ---------                                       -----                           ----

             ROBERT G. BOHN*                    President, Chairman and Director           April 21, 1998
                                                (Principal Executive Officer)

            CHARLES L. SZEWS*                   Executive Vice President, Chief            April 21, 1998
                                                Financial Officer and Director
                                                (Principal Financial and Accounting
                                                Officer)

          /s/ TIMOTHY M. DEMPSEY                Director                                   April 21, 1998
------------------------------------------
            Timothy M. Dempsey

       *By: /s/ TIMOTHY M. DEMPSEY
  -------------------------------------
            Timothy M. Dempsey
             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
 (2.1)    Stock Purchase Agreement dated December 8, 1997, by and
          among McNeilus Companies, Inc., the shareholders of McNeilus
          Companies, Inc. and the Company (incorporated by reference to Exhibit 2.1 to the Company's Annual Report on Form 10-K
          for the year ended September 30, 1997 (File No. 0-13886)).
 (2.2)    First Amendment to Stock Purchase Agreement dated February
          26, 1998, by and among McNeilus Companies, Inc., the
          shareholders of McNeilus Companies, Inc. and the Company
          (incorporated by reference to Exhibit 2.2 to the Company's
          Current Report on Form 8-K dated February 26, 1998 (File No.
          0-13886)).
 (3.1)    Restated Articles of Incorporation of Oshkosh Truck
          Corporation (incorporated by reference to Exhibit 3.1 to the
          Company's Annual Report on Form 10-K for the year ended
          September 30, 1997 (File No. 0-13886)).
 (3.2)    By-Laws of Oshkosh Truck Corporation, as amended.*
 (3.3)    Restated Articles of Incorporation of Pierce Manufacturing
          Inc.*
 (3.4)    Restated By-Laws of Pierce Manufacturing Inc.*
 (3.5)    Articles of Incorporation of Summit Performance Systems,
          Inc.*
 (3.6)    By-Laws of Summit Performance Systems, Inc.*
 (3.7)    Articles of Incorporation of McNeilus Companies, Inc.*
 (3.8)    By-Laws of McNeilus Companies, Inc., as amended.*
 (3.9)    Restated and Amended Articles of Incorporation of McNeilus
          Truck and Manufacturing, Inc.*
 (3.10)   By-Laws of McNeilus Truck and Manufacturing, Inc., as
          amended.*
 (3.11)   Articles of Incorporation of Iowa Contract Fabricators,
          Inc.*
 (3.12)   By-Laws of Iowa Contract Fabricators, Inc., as amended.*
 (3.13)   Articles of Incorporation of McIntire Fabricators, Inc.*
 (3.14)   By-Laws of McIntire Fabricators, Inc., as amended.*
 (3.15)   Articles of Incorporation of Kensett Fabricators, Inc.*
 (3.16)   By-Laws of Kensett Fabricators, Inc., as amended.*
 (3.17)   Articles of Incorporation of McNeilus Financial, Inc., as
          amended.*
 (3.18)   By-Laws of McNeilus Financial, Inc., as amended.*
 (4.1)    Credit Agreement dated February 26, 1998, among the Company,
          Bank of America National Trust and Savings Association, as
          Agent and as Swing Line Lender, and certain other financial institutions (incorporated by reference to Exhibit 4.1 to
          the Company's Current Report on Form 8-K dated February 26,
          1998 (File No. 0-13886)).
 (4.2)    Indenture dated February 26, 1998, among the Company, the
          Subsidiary Guarantors and Firstar Trust Company
          (incorporated by reference to Exhibit 4.2 to the Company's
          Current Report on Form 8-K dated February 26, 1998 (File No.
          0-13886)).
 (4.3)    Form of New 8 3/4% Senior Subordinated Note due 2008.*
 (4.4)    Form of New Note Guarantee.*
 (4.5)    Purchase Agreement dated February 20, 1998, by and among the
          Company, the Subsidiary Guarantors and BancAmerica Robertson
          Stephens.*
 (5.1)    Opinion of Foley & Lardner.
(10.1)    Registration Rights Agreement dated February 26, 1998, by
          and among the Company, the Subsidiary Guarantors and
          BancAmerica Robertson Stephens.*

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
(12.1)    Statements regarding computation of ratios.*
(21.1)    Subsidiaries of the Company.*
(23.1)    Consent of Ernst & Young LLP.
(23.2)    Consent of Larson, Allen, Weishair and Co., LLP
(23.3)    Consent of Foley & Lardner (contained in Exhibit 5.1).
(24)      Power of Attorney relating to subsequent amendments
          (included on the signature page of this Registration
          Statement).*
(25.1)    Statement of Eligibility and Qualification of Trustee on
          Form T-1 of Firstar Trust Company under the Trust Indenture
          Act of 1939.*
(27.1)    Restated Financial Data Schedule for the fiscal year ended
          September 30, 1997.
(27.2)    Restated Financial Data Schedule for the three months ended
          December 31, 1996.
(27.3)    Restated Financial Data Schedule for the fiscal year ended
          September 30, 1996.
(27.4)    Restated Financial Data Schedule for the nine months ended
          June 29, 1996.
(27.5)    Restated Financial Data Schedule for the six months ended
          March 30, 1996.
(27.6)    Restated Financial Data Schedule for the three months ended
          December 30, 1995.
(27.7)    Restated Financial Data Schedule for the fiscal year ended
          September 30, 1995.
(99.1)    Form of Letter of Transmittal for the New 8 3/4% Senior
          Subordinated Notes due 2008.*
(99.2)    Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9.*
(99.3)    Form of Notice of Guaranteed Delivery.*


-------------------------

* Previously filed.


                                       E-2